UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No.             )

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

                                                                         ITC^DeltaCom, Inc.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

ITC^DELTACOM, INC.

1791 O.G. Skinner Drive

West Point, Georgia 31833

Information Statement

We Are Not Asking You for a Proxy and You Are Requested Not to Send Us a Proxy.

                ,2005

Dear ITC^DeltaCom stockholder:

ITC^DeltaCom is sending you this document to furnish you with information about the restructuring and refinancing of our principal secured indebtedness and related equity transactions that we completed on March 29, 2005 and July 26, 2005. In restructuring and refinancing our secured indebtedness, we were able to extend the maturities of the indebtedness, eliminate scheduled principal payments before maturity, and modify restrictive and financial covenants. As part of these transactions, we also obtained $50 million of additional funds for use in our business. Your board of directors believes that ITC^DeltaCom’s improved financial condition following these transactions will enhance our company’s ability to extend its position as one of the largest providers of integrated communications services in the southeastern United States.

In each of the restructuring and refinancing transactions, we issued to new lenders warrants to purchase our capital stock. In the March restructuring, we issued warrants to purchase 20,000,000 shares of our common stock. In the July refinancing, we issued warrants to purchase either shares of a new series of our preferred stock or shares of our common stock. To enable us to create the new series of preferred stock, our board of directors approved an amendment to our restated certificate of incorporation that will increase our authorized preferred stock from 10,000,000 shares to 50,000,000 shares once the amendment becomes effective.

ITC^DeltaCom was required to obtain stockholder approval of the two equity securities issuances under rules of the Nasdaq Stock Market, on which our common stock is listed, and stockholder approval of the amendment to our restated certificate of incorporation under Delaware law. In accordance with these requirements, ITC^DeltaCom obtained stockholder approval of the securities issuances and the amendment by the written consent of the holders of a majority of the voting power of its capital stock. No further vote or consent of any other stockholder of ITC^DeltaCom is necessary to approve these issuances or the amendment. On the 21st calendar day after this information statement is first mailed to our stockholders, the March restructuring warrants will become exercisable, and the July refinancing warrants may become exercisable, for our capital stock and we may first take corporate action to implement the amendment to our certificate of incorporation. This information statement also serves as notice to our stockholders under Delaware law of the approval of the securities issuances and the amendment by less than unanimous written consent of the stockholders. This information statement is first being mailed on or about                     , 2005.

You are urged to review carefully this information statement to consider how the matters discussed will affect you.

You should carefully consider the “Risk Factors” section beginning on page 4 of this information statement.

ITC^DeltaCom’s board of directors would like to express its appreciation for your continued interest in ITC^DeltaCom.

Sincerely,

Randall E. Curran

Chief Executive Officer

This information statement is dated                     , 2005.

i

ANNEX A: Recommendation of Alvarez & Marsal Securities, LLC dated March 28, 2005

ANNEX B: Opinion of BNY Capital Markets, Inc. dated May 27, 2005

ANNEX C: Opinion of BNY Capital Markets, Inc. dated July 20, 2005

ANNEX D: Written Consent of Majority Stockholders dated March 29, 2005

ANNEX E: Written Consent of Majority Stockholders dated July 25, 2005

ii

SUMMARY

The summary highlights information contained in other parts of this document. You should read the entire information statement carefully. Unless we indicate otherwise, references in this information statement to “we,” “us,” “our” and “ITC^DeltaCom” are to ITC^DeltaCom, Inc. and its subsidiaries.

ITC^DeltaCom, Inc. is furnishing this information statement in connection with the restructuring and refinancing of its senior secured indebtedness and related equity transactions. ITC^DeltaCom completed the restructuring, which we refer to as the “March Restructuring,” on March 29, 2005 and the refinancing, which we refer to as the “July Refinancing,” on July 26, 2005. In these transactions, ITC^DeltaCom was able to extend the maturities of its secured indebtedness, eliminate scheduled principal payments before maturity, and modify restrictive and financial covenants. ITC^DeltaCom also obtained $50 million of new borrowings for use in its business.

On the 21st calendar day after this information statement is first mailed to its stockholders, ITC^DeltaCom may take corporate action in accordance with the stockholder approvals described below which it obtained in connection with its issuances of equity securities in the March Restructuring and the July Refinancing.

Equity Issuances (pages 37, 53)

On March 29, 2005, in the March Restructuring, in consideration for a $20 million subordinated secured term loan provided to ITC^DeltaCom by investment funds and other persons affiliated or associated with Welsh, Carson, Anderson & Stowe, a private equity fund, ITC^DeltaCom issued 20,000,000 Series C warrants to such lenders. We refer to such investment funds and other persons, who collectively hold securities representing a majority of our voting power, as the “Welsh Carson securityholders.” Once the Series C warrants become exercisable, each Series C warrant will entitle the holder to purchase one share of common stock at an exercise price of $0.60 per share during an exercise period that will expire on March 29, 2015.

On July 26, 2005, in the July Refinancing, in consideration for the purchase of $30 million aggregate principal amount of third lien, senior secured notes due 2009 by investment funds and other institutional investors, including investment funds affiliated with Tennenbaum Capital Partners, LLC, ITC^DeltaCom issued 9,000,000 Series D warrants to such third lien note purchasers. Once they become exercisable, these warrants will entitle the holders to purchase shares of a new issue of ITC^DeltaCom’s 8% Series C convertible redeemable preferred stock and, upon the election of the warrant holders, to purchase the number of shares of common stock into which the shares of such Series C preferred stock otherwise issuable under the warrants would be convertible as of the warrant exercise date. The exercise price of the Series D warrants will be between $0.01 and $0.50 per share of Series C preferred stock, based on a designated financial performance measurement as of a specified period before the exercise date. In the absence of an event triggering earlier exercisability, the Series D warrants will first be exercisable on June 30, 2007. The Series D warrant exercise period will expire on July 1, 2009.

Stockholder Approvals (page 28)

Because its common stock is listed on the National Market System of the Nasdaq Stock Market, ITC^DeltaCom is subject to the stockholder approval requirements of the Nasdaq Marketplace Rules in connection with its issuances of equity securities. One of these rules requires ITC^DeltaCom to obtain stockholder approval before it issues securities under specified circumstances, including in connection with a transaction other than a public offering involving the sale or issuance of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power of securities outstanding before the issuance at a price, or in the case of convertible securities, a conversion price, less than the greater of the book or market value of the common stock. Pursuant to this rule, ITC^DeltaCom’s stockholders holding a majority of the voting power of ITC^DeltaCom’s capital stock, acting by written consent in lieu of a meeting:

•	on March 29, 2005, approved the issuance of the Series C warrants and the issuance of shares of common stock upon exercise of the Series C warrants; and

•	on July 25, 2005, approved the issuance of up to 16,175,000 Series D warrants, including the 9,000,000 Series D warrants issued on that date, the issuance of shares of Series C preferred stock and common stock upon exercise of the Series D warrants, and the issuance of shares of common stock upon conversion of the Series C preferred stock.

To create the Series C preferred stock issuable upon exercise of the Series D warrants, ITC^DeltaCom is required to amend its restated certificate of incorporation to increase the total number of shares of its authorized preferred stock. On July 25, 2005, as part of the July Refinancing stockholder consent, ITC^DeltaCom stockholders holding a majority of the voting power of ITC^DeltaCom’s capital stock approved an amendment to ITC^DeltaCom’s restated certificate of incorporation that will increase the total number of shares of authorized preferred stock from 10,000,000 shares to 50,000,000 shares.

No further vote or consent of any other stockholder of ITC^DeltaCom is necessary to approve the foregoing matters. Accordingly, ITC^DeltaCom is not soliciting any stockholder votes or consents by this information statement. ITC^DELTACOM IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND ITC^DELTACOM A PROXY.

Effectiveness of Corporate Action (page 30)

Under SEC rules, to the extent that the stockholder approvals were required under the Nasdaq Marketplace Rules or Delaware law, ITC^DeltaCom may first take the following actions not less than 20 calendar days after this information statement is distributed to its stockholders:

•	permit the Series C warrants to be exercisable for shares of common stock;

•	permit the Series D warrants to be exercisable for shares of Series C preferred stock and shares of common stock; and

•	implement the foregoing increase in authorized preferred stock by filing the amendment to ITC^DeltaCom’s restated certificate of incorporation with the Delaware Secretary of State as required under Delaware law.

On the 21st calendar day after the distribution of this information statement to ITC^DeltaCom’s stockholders, the outstanding Series C warrants will first become exercisable for our common stock. Further, on or about the 21st calendar day after the distribution of this information statement to its stockholders, ITC^DeltaCom will file with the Delaware Secretary of State the amendment to its restated certificate of incorporation increasing its authorized preferred stock and, promptly after such filing, create the Series C preferred stock by filing the certificate of designation of the Series C preferred stock with the Delaware Secretary of State as required under Delaware law. Upon the filing of the Series C preferred stock certificate of designation, and subject to other conditions to exercisability specified in the Series D warrant agreement, the outstanding Series D warrants will first become exercisable for our Series C preferred stock and common stock.

Notice Under Delaware Law (page 30)

This information statement also serves as notice to ITC^DeltaCom’s stockholders under Delaware law of the approval of the matters specified in the March Restructuring stockholder consent and the July Refinancing stockholder consent by less than unanimous written consent of the stockholders.

March Restructuring (page 31)

On March 29, 2005, ITC^DeltaCom completed a restructuring of its existing $259.7 million of secured indebtedness and obtained a new $20 million subordinated secured term loan. In the restructuring, ITC^DeltaCom amended its senior and junior credit agreements with its existing lenders, replaced all $22.0 million of obligations then outstanding under its principal capital leases with loans in the same amount under the senior credit agreement, and entered into a subordinated secured loan credit agreement for $20 million of new borrowings.

ITC^DeltaCom drew down the full amount of the subordinated secured loan on the restructuring date.

July Refinancing (page 42)

On July 26, 2005, Interstate FiberNet, Inc., a wholly-owned subsidiary of ITC^DeltaCom, issued $209 million aggregate principal amount of first lien, senior secured notes due 2009 and $50.8 million aggregate principal amount of third lien, senior secured notes due 2009. ITC^DeltaCom also amended its junior credit agreement with its existing lenders. ITC^DeltaCom applied the proceeds of the first lien notes to repay in full all amounts under the $204 million senior credit facility outstanding after the March Restructuring. Of the $50.8 million in third lien notes, Interstate FiberNet issued $30 million in principal amount of third lien notes to the third lien note purchasers other than the Welsh Carson securityholders for cash and $20.8 million in principal amount of third lien notes to the Welsh Carson securityholders in exchange for the cancellation of the $20 million subordinated secured term loan provided by the Welsh Carson securityholders in connection with the March Restructuring.

RISK FACTORS

You should carefully consider the following risk factors together with all of the other information contained in this information statement.

Holders of ITC^DeltaCom’s common stock will be subject to significant rights and preferences of the Series C preferred stock.

The holders of any Series C preferred stock issued upon exercise of the Series D warrants will be entitled to receive cumulative dividends at an 8% annual rate when, as and if declared by the board of directors out of funds legally available for the payment of dividends. The payment of these preferred dividends will take priority over any payment of dividends on ITC^DeltaCom’s common stock.

The holders of the Series C preferred stock will have claims against ITC^DeltaCom’s assets senior to the claims of the holders of the common stock in the event of ITC^DeltaCom’s liquidation, dissolution or winding-up. The amount of the senior claims for each outstanding share of Series C preferred stock will be equal to the $1.00 liquidation preference of such share plus the amount of any accrued and unpaid dividends. The aggregate amount of such senior claims will increase if and to the extent ITC^DeltaCom issues additional shares of Series C preferred stock as payment-in-kind dividends on outstanding Series C preferred stock.

The holders of the Series C preferred stock will have other rights described in this information statement, including the right to:

•	convert their preferred stock into an increased number of shares of common stock as a result of antidilution adjustments;

•	vote together with the holders of the common stock on all matters; and

•	consent to the creation and issuance of capital stock with dividend rights or rights upon ITC^DeltaCom’s liquidation, dissolution or winding-up equal to or superior to those of the Series C preferred stock.

The interest in ITC^DeltaCom held by its common stockholders will be subject to significant dilution as a result of the issuance of the Series C preferred stock and the two new series of warrants.

Holders of the Series C preferred stock, the Series C warrants and the Series D warrants will be entitled to acquire a substantial percentage of ITC^DeltaCom’s common stock upon the conversion or exercise of those securities. The amount of their future ownership of the common stock, and the related dilution to holders of the common stock, will depend on a number of factors, including the following:

•	The possible issuance of additional Series D warrants. ITC^DeltaCom has issued 9,000,000 Series D warrants to purchasers of the third lien notes in the July Refinancing, other than the Welsh Carson securityholders, and authorized the issuance of 703,505 Series D warrants to three of ITC^DeltaCom’s senior officers. ITC^DeltaCom may issue up to 6,000,000 additional Series D warrants to the Welsh Carson securityholders if ITC^DeltaCom’s board of directors determines to seek, and the Welsh Carson securityholders agree, to effect an exchange of some or all of the outstanding Series C warrants, which would be canceled, for Series D warrants. ITC^DeltaCom may determine not to seek, or the Welsh Carson securityholders may determine not to agree to, such an exchange. Even if an exchange occurs, we cannot provide assurance concerning the terms of the exchange. The Series C warrants held by the Welsh Carson securityholders will initially be exercisable for 20,000,000 shares of common stock. The 6,000,000 Series D warrants would initially be exercisable for a number of shares of Series C preferred stock convertible into 8,000,000 shares of common stock, although the number of shares of Series C preferred stock issuable upon exercise, and thus the number of shares of common stock issuable upon conversion, would increase according to the Series D warrant exercise formula.

•	The issuance of additional shares of Series C preferred stock. The number of shares of Series C preferred stock issuable by ITC^DeltaCom will increase in proportion to the number of issued and outstanding Series D warrants. In addition, ITC^DeltaCom has the option to pay dividends on the Series C preferred stock in additional shares of Series C preferred stock valued at $1.00 per share solely for purpose of computing the dividend amount. If ITC^DeltaCom pays dividends in additional shares of Series C preferred stock, such payment in-kind dividend shares also will be entitled to dividends, including any dividends paid in additional shares of Series C preferred stock, and will be convertible into common stock at the same conversion rate as the Series C preferred stock with respect to which they were paid.

•	The periods for which the Series D warrants and Series C preferred stock are outstanding. Under the Series D warrant exercise formula, each Series D warrant will entitle the holder to purchase one share of Series C preferred stock and a portion of an additional share of Series C preferred stock equal to the cumulative amount of payment in-kind dividends that would have accrued with respect to one share of Series C preferred stock from the warrant issue date through the warrant exercise date if such share had been outstanding during this period. Accordingly, for so long as they remain outstanding prior to the exercise expiration date of July 1, 2009, the Series D warrants will become exercisable for a greater number of shares of Series C preferred stock. In the absence of an event triggering earlier exercisability, the Series D warrants may first be exercised on June 30, 2007. Once issued upon exercise of the Series D warrants, the Series C preferred stock will accrue cumulative dividends at an 8% annual rate, which ITC^DeltaCom may pay in additional shares of Series C preferred stock. ITC^DeltaCom is not required to redeem the Series C preferred stock until October 29, 2012 and, except in limited circumstances, will not have the right to redeem any Series C preferred stock until the third anniversary of the date on which the Series C preferred stock is first issued.

•	The occurrence of antidilution adjustments to the conversion rate of the Series C preferred stock and the exercise price of the Series C warrants. Subject to limited exceptions, the conversion rate of the Series C preferred stock will increase during the first four years after creation of the Series C preferred stock, and the exercise price of the Series C warrants will be reduced during the warrant term, each time, if any, that ITC^DeltaCom issues common stock, options, warrants or other rights to acquire common stock in capital-raising transactions or other transactions at a price per share of common stock which is less than the “trigger price” of the Series C preferred stock or the exercise price of the Series C warrants then in effect. Such an adjustment to the applicable conversion rate or exercise price will increase the number of shares of common stock issuable upon conversion of the Series C preferred stock or exercise of the Series C warrants.

Sales of ITC^DeltaCom’s common stock, preferred stock and warrants in the public market could lower ITC^DeltaCom’s common stock price and impair its ability to raise funds in new securities offerings.

Future sales of a substantial number of shares of ITC^DeltaCom’s common or preferred stock or warrants in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of ITC^DeltaCom’s common stock and could make it more difficult for ITC^DeltaCom to raise funds through a public offering of its securities. Under its registration rights agreement with the Welsh Carson securityholders, which was amended in connection with the July Refinancing, ITC^DeltaCom has agreed to register for public resale, on a demand and piggy-back basis, the 20,000,000 Series C warrants and the common stock issuable upon exercise of such warrants. Under a separate registration rights agreement with the other third lien note purchasers, which ITC^DeltaCom entered into in connection with the July Refinancing, ITC^DeltaCom has agreed to register for public resale, on a shelf, demand and piggy-back basis, 9,000,000 Series D warrants, the Series C preferred stock and common stock issuable upon exercise of the Series D warrants, and the common stock issuable upon conversion of the Series C preferred stock.

BACKGROUND OF THE TRANSACTIONS

ITC^DeltaCom decided to pursue the March Restructuring and the July Refinancing, which it refers to as the “Transactions,” following an evaluation by ITC^DeltaCom’s board of directors of ITC^DeltaCom’s ability to meet its debt service requirements and other cash needs under the terms of its existing secured indebtedness in light of developments that had adversely affected ITC^DeltaCom’s liquidity position since its acquisition of BTI Telecom Corp., or BTI, in October 2003.

Chronology of Events Leading Up to the Transactions

BTI Acquisition. On October 6, 2003, approximately one year after it consummated its plan of reorganization under Chapter 11 of the U.S. bankruptcy code, ITC^DeltaCom completed its acquisition of BTI, a facilities-based integrated communications provider serving markets in the southeastern United States. Before it was acquired by ITC^DeltaCom, BTI was one of the country’s largest privately held integrated communications providers. The inclusion of BTI’s assets and operations in ITC^DeltaCom’s business contributed to a significant increase in the size of ITC^DeltaCom’s business by increasing the number of its installed access lines, voice switches and colocations with incumbent local telephone companies and by expanding the geographic reach of ITC^DeltaCom’s owned fiber network. As a result of the acquisition, ITC^DeltaCom expected to achieve significant operational efficiencies and related cost savings by increasing the utilization of its switches and network assets, eliminating duplicative network costs and transitioning each company’s voice and data traffic from previously leased long-haul facilities to ITC^DeltaCom’s combined fiber optic network.

On October 6, 2003, in connection with its acquisition of BTI, ITC^DeltaCom and its existing lenders amended and restated ITC^DeltaCom’s senior credit agreement to add BTI as a guarantor and BTI’s lenders as lenders thereunder. Outstanding BTI indebtedness of $30 million was assumed by ITC^DeltaCom under this credit agreement, resulting in an increase in the principal amount outstanding under the credit agreement to approximately $184.4 million from approximately $154.4 million before the acquisition. The July 30, 2006 maturity date and amortization schedule of the senior credit agreement remained unchanged, except that the amount of each scheduled principal payment was increased based upon the additional principal amount outstanding. Under the amended and restated credit agreement, payments, excluding interest, on the outstanding principal amount of $183.9 million as of December 31, 2003 were $400,000 quarterly through July 2005, $5.0 million in September 2005, December 2005 and March 2006, and $136.6 million on July 30, 2006. The amended senior credit agreement obligated ITC^DeltaCom for the first time to comply with a minimum unrestricted cash covenant, a total leverage ratio covenant and an interest coverage ratio covenant.

The obligations under the senior credit agreement were secured by first priority liens on, and security interests in, substantially all of the assets of Interstate FiberNet, Inc., ITC^DeltaCom’s wholly-owned subsidiary and the borrower under the agreement, ITC^DeltaCom and all of ITC^DeltaCom’s other subsidiaries after the acquisition, including BTI. In connection with the amendment of the facility on October 6, 2003, negative covenants in the senior credit agreement were modified to impose additional restrictions on the ability of Interstate FiberNet and the other loan parties to incur indebtedness, to acquire businesses and other assets, and to make investments.

On October 6, 2003, Interstate FiberNet, ITC^DeltaCom and ITC^DeltaCom’s other subsidiaries after the acquisition of BTI, including BTI, entered into a junior credit agreement with the lenders under BTI’s former senior credit facility. Approximately $55.7 million in principal amount of indebtedness under BTI’s former senior credit facility was assumed under this new agreement. The indebtedness under the junior credit agreement was subordinate to the indebtedness under the senior credit agreement in right of payment and priority of security. No principal payments could be made under the junior credit agreement until all amounts outstanding under the senior credit agreement were paid in full. Following the maturity and repayment of the senior credit facility on July 30, 2006, principal amounts outstanding under the junior credit agreement were payable in quarterly amounts of $3,979,644 from the third quarter of 2006 through the first quarter of 2007, in the amount of

$13,979,644 for the second quarter of 2007, in quarterly amounts of $646,331 from the third quarter of 2007 through the first quarter of 2008, and in a final payment of $27,857,725 on the maturity date of July 30, 2008. Borrowings outstanding under the junior credit agreement generally bore interest at an annual rate which was .25% higher than the annual interest rate under the senior credit agreement.

The obligations under the junior credit agreement were secured by second priority liens on, and security interests in, substantially all of the assets of Interstate FiberNet, ITC^DeltaCom and all of ITC^DeltaCom’s other subsidiaries. Under an intercreditor agreement with the lenders under the senior credit agreement, the lenders under the junior credit agreement were subject to standstill provisions restricting their ability to enforce their remedies upon an event of default by the loan parties or an insolvency of the loan parties until all obligations under the senior credit agreement were paid in full. The junior credit agreement provided that, following payment in full of the senior credit agreement, the obligations under the junior credit agreement would be secured by first priority liens on, and security interests in, the assets that previously had secured obligations under the senior credit agreement.

Developments in 2004. Beginning in 2004, ITC^DeltaCom was required to repay an increasing amount of its $189 million of outstanding borrowings under its senior credit facility and, after the July 30, 2006 maturity date of that facility, an increasing amount of its $55.7 million of outstanding borrowings under its junior credit facility. In the first quarter of 2004, ITC^DeltaCom sought through a private offering of senior notes to refinance its credit facilities and other secured indebtedness with the goals of obtaining more favorable pricing terms, extended maturities, and less restrictive operating and financial covenants. ITC^DeltaCom withdrew that offering in March 2004 as a result of adverse market conditions.

In September 2004, ITC^DeltaCom entered into definitive merger agreements to acquire Florida Digital Network, Inc., or FDN, a private communications services provider with operations in Florida and Georgia, and a second private communications services provider. It was a condition to the completion of the FDN merger that FDN continue to have minimal indebtedness and substantial designated working capital and cash balance levels at the merger closing date. In approving ITC^DeltaCom’s merger agreement with FDN, ITC^DeltaCom’s board of directors considered that FDN’s existing cash resources and ability to generate significant operating cash flows, together with FDN’s lack of indebtedness, would enhance ITC^DeltaCom’s liquidity and its ability to refinance its credit facility indebtedness on more favorable terms.

In mid-November 2004, ITC^DeltaCom reported that its consolidated unrestricted cash balances had decreased to $16.6 million at September 30, 2004 from $28.4 million at June 30, 2004. The decline in ITC^DeltaCom’s cash position was attributable to a number of factors, including adverse operating trends and resulting declines in ITC^DeltaCom’s total operating revenues, gross margins and EBITDA (or net loss before interest expense, income tax expense, depreciation expense and amortization expense), increases in working capital requirements and capital expenditures, increased payments on ITC^DeltaCom’s credit facility indebtedness and capital lease obligations, and payments in connection with restructuring charges related to the BTI merger.

On November 11, 2004, in response to these developments adversely affecting its liquidity position, ITC^DeltaCom exercised its right under the BTI merger agreement to require some of the Welsh Carson securityholders to purchase 150,000 additional shares of ITC^DeltaCom’s 8% Series B convertible redeemable preferred stock, or Series B preferred stock, for an aggregate purchase price of $15 million. ITC^DeltaCom completed this sale on November 12, 2004. It was a condition to the obligation of the Welsh Carson securityholders to purchase these shares that ITC^DeltaCom have unrestricted cash of less than $20 million. As provided in the BTI merger agreement, ITC^DeltaCom was permitted to apply the proceeds of the sale of this Series B preferred stock only for specified operating expenses, capital expenditures, contingencies and other purposes which could reasonably be expected to be incurred by ITC^DeltaCom in connection with its ongoing activities in the ordinary course. The shares of Series B preferred stock issued by ITC^DeltaCom pursuant to exercise of its drawdown right had the same terms as the then outstanding shares of Series B preferred stock.

The proceeds ITC^DeltaCom received from its sale of the Series B preferred stock, together with cash on hand and cash flows it anticipated from operations, were not sufficient to stabilize ITC^DeltaCom’s liquidity position. The reduced performance of ITC^DeltaCom’s businesses continued to adversely affect its financial condition and liquidity. Beginning late in the fourth quarter of 2004, ITC^DeltaCom took actions to limit its capital expenditures and to implement other measures to manage its cash resources. On December 7, 2004, ITC^DeltaCom’s board of directors authorized a plan to reduce ITC^DeltaCom’s workforce by approximately 230 employees, or approximately 11% of the workforce.

Effective on December 17, 2004, ITC^DeltaCom and FDN mutually terminated their merger agreement. In approving the termination, ITC^DeltaCom’s board of directors considered that ITC^DeltaCom would be unable to take proposed corporate actions, including a reduction of its workforce, in compliance with pre-closing operating restrictions in the merger agreement without FDN’s consent, which FDN did not grant. As a result of the termination, ITC^DeltaCom was unable to realize the financial benefits that it had anticipated would result from its merger with FDN.

Beginning in December 2004, because of underperformance of its assets relative to expected historical and projected future operating results, significant negative industry trends, a significant decline in ITC^DeltaCom’s common stock price for a sustained period and ITC^DeltaCom’s market capitalization relative to net book value, ITC^DeltaCom conducted an impairment review of its long-lived assets. Based on that review, ITC^DeltaCom determined in the first quarter of 2005 that it had incurred asset impairment losses totaling $203.9 million during 2004. The charges were primarily attributable to ITC^DeltaCom’s write-down of impaired property, plant and equipment assets and amortizable intangible customer base assets. The book value of ITC^DeltaCom’s net intangible assets, long-lived assets and goodwill decreased to $362.9 million at December 31, 2004 from $603.8 million at December 31, 2003.

Events in 2005. In January 2005, ITC^DeltaCom continued an intensive review, which it had initiated in November 2004, of its existing business, planned operations, and short-term and long-term liquidity sources and cash needs. As part of its review, ITC^DeltaCom considered strategies to address negative operating trends and to supplement its operating cash flows with selected sales of non-core assets. ITC^DeltaCom also considered the impact on its liquidity position of scheduled increases in principal amortization of its credit facility indebtedness and capital leases and potential alternatives available for restructuring its principal secured indebtedness.

In early January 2005, as part of its strategy to manage its cash resources while it considered alternatives for addressing its longer-term liquidity requirements, ITC^DeltaCom began deferring payment of some of its state and local property taxes beyond their scheduled due dates. The deferral of these payments constituted a default under affirmative operating covenants of ITC^DeltaCom’s senior and junior credit agreements that required ITC^DeltaCom to pay in a timely manner taxes and other governmental assessments, and under related negative operating covenants that restricted ITC^DeltaCom from incurring specified types of liens on its assets. The credit agreement defaults resulted in cross-defaults under ITC^DeltaCom’s principal capital leases.

On January 10, 2005, ITC^DeltaCom engaged Miller Buckfire & Co., LLC, a financial advisory and investment banking firm, to provide ITC^DeltaCom with services in connection with potential sales of non-core assets. On January 11, 2005, ITC^DeltaCom engaged the firm to provide it with services in connection with a potential restructuring of ITC^DeltaCom’s principal secured indebtedness.

On January 20, 2005, ITC^DeltaCom advised the agents under the senior and junior credit agreements and the lessors under its principal capital leases of ITC^DeltaCom’s deferral of the affected tax payments and requested a temporary waiver of the resulting covenant defaults. During the following week, ITC^DeltaCom provided its lenders with updated information about its liquidity constraints and projected cash needs. The lenders under the senior and junior credit agreements formed a steering committee to coordinate discussions with ITC^DeltaCom and engaged a financial advisor to assist the lenders with their review of information furnished by ITC^DeltaCom.

On January 28, 2005, ITC^DeltaCom entered into limited waiver agreements with the lenders under its senior and junior credit agreements and its principal capital leases. Under the waiver agreements, the required number of lenders agreed to waive temporarily, for a period ending on February 28, 2005, any defaults under the foregoing agreements resulting from ITC^DeltaCom’s deferral of payment of specified state and local property taxes and its incurrence of liens as a result of the payment deferrals, and resulting from ITC^DeltaCom’s proposed submission of required forecasts and budgets for the 2005 fiscal year after the date specified in the credit agreements. ITC^DeltaCom agreed to provide its lenders with additional financial information about ITC^DeltaCom during the waiver period. In connection with its negotiation of the waiver agreements, ITC^DeltaCom advised its lenders that, following its completion of the foregoing forecasts and budgets and its business plan for fiscal years 2005 and 2006, ITC^DeltaCom planned to present the lenders with a proposal to restructure its credit facility and principal capital lease indebtedness.

Following the execution of the waiver agreements, the financial advisor to ITC^DeltaCom’s credit facility lenders began a due diligence review of ITC^DeltaCom’s business, operations and financial performance.

During February 2005, ITC^DeltaCom developed a business plan for fiscal years 2005 and 2006, which it planned to incorporate into any restructuring proposal. Management concluded that the execution of the updated business plan would require additional funding as well as a restructuring of ITC^DeltaCom’s existing secured indebtedness. At in-person or telephonic meetings held on February 9, 16 and 24, 2005, members of ITC^DeltaCom’s senior management, including Randall E. Curran, who was appointed Chief Executive Officer on February 3, and subsequently Richard E. Fish, Jr., who was appointed Chief Administrative Officer on February 21 and Chief Financial Officer on April 15, and representatives of ITC^DeltaCom’s financial advisor provided ITC^DeltaCom’s lenders with updated information about ITC^DeltaCom’s business, operations and financial performance and engaged in exploratory discussions with ITC^DeltaCom’s lenders concerning the conditions under which the lenders might consider restructuring the existing credit facility and capital lease terms and providing new funding for ITC^DeltaCom.

Following the discussions with ITC^DeltaCom’s lenders and based on the requirements of the updated business plan, management developed a restructuring proposal in February. The key elements of the proposal included one-year extensions of the maturity dates of the senior and junior credit facilities, a deferral of all scheduled amortization payments for at least four fiscal quarters under the two facilities, and a deferral of all scheduled amortization payments for five fiscal quarters under ITC^DeltaCom’s principal capital leases. The proposal also contemplated a modification of specified financial and operating covenants under the facilities to afford ITC^DeltaCom additional operating flexibility and to permit it to use the proceeds from sales of non-core assets for general corporate purposes rather than to prepay outstanding borrowings under the senior credit facility. Management considered that, if ITC^DeltaCom’s existing lenders should prove unwilling to extend additional loans, the most practicable vehicle to attract funding from other sources would involve a subordinated term loan secured by a third priority lien on ITC^DeltaCom’s assets and common stock purchase warrants to provide the new lender with the ability to participate in any subsequent appreciation in the value of ITC^DeltaCom’s common equity. As management completed its updated business plan and the restructuring proposal, it determined that, in view of pressures on ITC^DeltaCom’s short-term liquidity position, it would recommend to the board of directors that ITC^DeltaCom seek to complete a restructuring and obtain new funding as early as practicable in March. Management believed that, in addition to the direct adverse effects on ITC^DeltaCom’s liquidity, ITC^DeltaCom’s failure to complete a restructuring and obtain new funding before the issuance in March of an audit report on its financial statements for fiscal year 2004 would result in ITC^DeltaCom’s receipt of an opinion by its independent registered public accounting firm that ITC^DeltaCom’s ability to continue as a going concern would be subject to significant uncertainties. Management considered that the publication of such a “going concern” audit opinion could trigger a demand for accelerated payment of some of ITC^DeltaCom’s significant trade payables and otherwise adversely affect ITC^DeltaCom’s relationships with its customers and vendors, which in turn would accelerate the deterioration of ITC^DeltaCom’s liquidity position and adversely affect ITC^DeltaCom’s stockholders and creditors.

Throughout the first quarter of 2005, ITC^DeltaCom’s financial advisor marketed for sale selected non-core assets of ITC^DeltaCom. Although a number of parties expressed preliminary interest in considering a purchase of the assets, potential buyers declined to enter into any purchase commitment until completion of their due diligence investigations, which continued as of the dates of the Transactions.

ITC^DeltaCom’s board of directors held special meetings on February 15 and February 22, 2005 at which the directors considered presentations from management concerning financial results of ITC^DeltaCom, the status of development of the updated business plan and potential restructuring and funding options, and from ITC^DeltaCom’s financial advisor regarding its marketing efforts related to potential asset sales.

On February 28, 2005, ITC^DeltaCom entered into new limited waiver agreements with the lenders under its senior and junior credit agreements and its principal capital leases. Under the new agreements, the required number of lenders agreed to extend until April 4, 2005 their previous temporary waiver of ITC^DeltaCom’s continuing defaults under the foregoing agreements.

In the latter half of February 2005, ITC^DeltaCom’s senior management initiated discussions with Thomas E. McInerney and Sanjay Swani, who are Welsh Carson securityholders, general partners of Welsh, Carson, Anderson & Stowe and directors of ITC^DeltaCom, concerning whether the Welsh Carson securityholders would be willing to provide a portion of any new financing ITC^DeltaCom planned to seek. Messrs. McInerney and Swani responded that the Welsh Carson securityholders would consider participating in a new financing if ITC^DeltaCom secured a commitment for a majority of the financing from other parties. Messrs. McInerney and Swani were kept apprised of the status of ITC^DeltaCom’s discussions with Tennenbaum Capital Partners, LLC, or TCP, and other potential funding sources by management and through their participation in meetings of the board of directors.

ITC^DeltaCom’s board of directors held a special meeting on March 1, 2005 at which ITC^DeltaCom’s senior management presented the proposed business plan for fiscal years 2005 and 2006 and the key elements of management’s proposed restructuring proposal. ITC^DeltaCom’s financial advisor reported to the board of directors on its exploratory restructuring discussions with ITC^DeltaCom’s existing lenders and on its views concerning the restructuring options available to ITC^DeltaCom. Following consideration of these presentations, the board of directors authorized management to submit a restructuring proposal to ITC^DeltaCom’s existing lenders and to continue to pursue new funding sources.

From late February through mid-March 2005, ITC^DeltaCom, assisted by its financial advisor, contacted 11 financial investors, including private equity funds and hedge funds who were lenders under the senior credit facility, with a funding proposal that provided for financing in the form of a $30 million third lien, secured loan with an equity component consisting of an unspecified number of common stock purchase warrants. For purposes of indicating the possible contribution of warrants to a specified investment return, the proposal’s financial analysis contemplated the issuance of warrants to purchase 11,200,000 shares of common stock at an exercise price of $1.00 per share. ITC^DeltaCom’s proposal was presented in the context of, and conditioned upon, a restructuring of ITC^DeltaCom’s existing secured indebtedness consistent with management’s preliminary restructuring proposal described above. TCP was among the potential investors contacted by ITC^DeltaCom. Other than TCP and a second private equity fund, the potential investors did not engage ITC^DeltaCom in substantive discussions concerning the funding proposal, primarily because of their expressed unwillingness to provide funding on a third lien basis and their inability to meet ITC^DeltaCom’s proposed March restructuring timetable. ITC^DeltaCom’s discussions with the second private equity fund did not proceed beyond the exploratory stage.

On March 4, 2005, following preliminary discussions between representatives of TCP and ITC^DeltaCom’s senior management and representatives of ITC^DeltaCom’s financial advisor, ITC^DeltaCom and TCP signed non-disclosure agreements pursuant to which TCP agreed to maintain the confidentiality of specified information received from ITC^DeltaCom in connection with a potential financing transaction, and ITC^DeltaCom agreed to maintain the confidentiality of specified information received from TCP for the same purpose. Following the execution of these agreements, ITC^DeltaCom provided financial, business and legal due diligence materials to TCP and its advisors, which initiated their due diligence investigation of ITC^DeltaCom. In the second week of

March, Steven C. Chang, a Partner of TCP, and Michael E. Leitner, a Director of TCP, expressed TCP’s willingness to consider a potential financing transaction in which TCP would provide ITC^DeltaCom with a $50 million third lien loan. On March 17, Messrs. Chang and Leitner communicated TCP’s willingness to negotiate a broader refinancing transaction that would involve lending ITC^DeltaCom an amount necessary to refinance its $204 million senior credit facility and extending $30 million of third lien funding for use in ITC^DeltaCom’s operations. Thereafter, ITC^DeltaCom’s senior management, financial advisor and restructuring counsel commenced negotiations with TCP and TCP’s counsel concerning the principal terms of such a potential refinancing.

In the second week of March 2005, ITC^DeltaCom’s senior management contacted Messrs. McInerney and Swani to request that the Welsh Carson securityholders commit to provide the third lien funding necessary to facilitate completion of the contemplated restructuring if ITC^DeltaCom were unable to secure such funding from other parties in accordance with the March restructuring timetable. In response to this request, Messrs. McInerney and Swani proposed to management on March 15 that the Welsh Carson securityholders provide $20 million of funds pursuant to a subordinated term loan secured by a third lien on ITC^DeltaCom’s assets. Messrs. McInerney and Swani indicated that the Welsh Carson securityholders would agree to waive their former requirement to provide new financing only as a minority participant with one or more other lenders. Messrs. McInerney and Swani further indicated that, in consideration for extending the third lien funding, the Welsh Carson securityholders would receive Series C warrants to purchase 20,000,000 shares of ITC^DeltaCom’s common stock at a price equal to the average closing price of the common stock during the ten-day period before the funding date. The amount of the proposed Welsh Carson loan was $10 million less than the $30 million envisaged by ITC^DeltaCom’s business plan and solicited as part of ITC^DeltaCom’s funding proposal. ITC^DeltaCom’s senior management, however, considered that a $20 million loan would be sufficient to complete the restructuring if an existing lender would agree to fund principal payments to any senior credit facility lenders that would not elect the restructuring terms proposing a deferral of such payments until June 30, 2006.

On March 9, 2005, following additional preliminary restructuring discussions between ITC^DeltaCom’s senior management and the principal lender steering committee members, ITC^DeltaCom communicated its restructuring proposal to the lenders under its senior and junior credit agreements and principal capital leases. ITC^DeltaCom’s proposal included a $20 million third lien funding by the Welsh Carson securityholders. In responding to the proposal, the lender steering committee advised management that, although the electing senior credit facility lenders would be willing to defer scheduled amortization of principal, they would not agree to ITC^DeltaCom’s request to extend by one year the facility’s existing maturity date of July 30, 2006. General Electric Capital Corporation, which was the lessor, together with an affiliate, under ITC^DeltaCom’s principal capital leases and the principal lender under the Company’s junior credit facility, agreed to provide funds to meet scheduled principal payments to any non-electing senior credit facility lenders, if the outstanding obligations under the capital leases were converted into loans in the same amount under the senior credit facility. The lenders also advised ITC^DeltaCom that their agreement to a restructuring would be conditioned upon the concurrent extension to ITC^DeltaCom of a third lien loan in an amount and on terms acceptable to them.

Following ITC^DeltaCom’s submission of its restructuring proposal to the existing lenders, ITC^DeltaCom’s senior management continued intensive negotiations with TCP concerning the terms of a potential refinancing transaction. Management’s objective was to complete a refinancing transaction with TCP instead of the restructuring transaction proposed to ITC^DeltaCom’s lenders. Management considered that, although the proposed restructuring would alleviate ITC^DeltaCom’s immediate and near-term liquidity constraints by deferring approximately $40 million of scheduled principal payments until June 30, 2006 and providing $20 million of new funding, ITC^DeltaCom would continue to face liquidity risks and uncertainties associated with its future attempts to refinance and repay in full the borrowings under its senior credit facility before the facility matured on June 30, 2006. Management believed that these risks and uncertainties would be mitigated, and ITC^DeltaCom would have a sounder financial basis for achieving its new business plan, if ITC^DeltaCom could complete a refinancing transaction with TCP. Among its terms, the preliminary TCP proposal provided for an extension of the maturities of ITC^DeltaCom’s senior credit facility and other principal secured indebtedness until mid-2009 and for an elimination of scheduled principal payments on each such indebtedness until the applicable maturity date.

By the third week of March 2005, ITC^DeltaCom concluded that TCP would be unable to meet ITC^DeltaCom’s timetable for a March funding. TCP informed ITC^DeltaCom that, among the factors preventing achievement of a March closing, TCP would need to complete additional financial, business and legal due diligence regarding ITC^DeltaCom before it could enter into a legally binding financing commitment. ITC^DeltaCom and TCP agreed to continue their negotiations concerning a potential refinancing transaction to be completed in the second quarter of 2005 while ITC^DeltaCom sought to consummate its proposed restructuring with the existing lenders in accordance with the March timetable.

Following the submission of ITC^DeltaCom’s restructuring proposal on March 9, ITC^DeltaCom and its existing lenders and their respective financial and legal advisors conducted negotiations concerning the terms of the proposal. The principal restructuring terms negotiated by the parties included the deferral of principal amortization payments under the credit facilities, the extension of the maturity date of the junior credit agreement, the increases in interest rates required by the lenders as a condition of the restructuring, adjustments to operating and financial covenants sought by ITC^DeltaCom to enhance its operational flexibility, and security and intercreditor arrangements. The parties prepared and negotiated drafts of the restructured credit agreements and related financing documents.

During the same period, ITC^DeltaCom, the existing lenders and the Welsh Carson securityholders and their respective financial and legal advisors negotiated the terms and definitive credit documents for the proposed $20 million third lien loan by the Welsh Carson securityholders. The principal credit terms negotiated by the parties were the loan maturity date and interest rates, covenant provisions, and terms of the new loan’s subordination to the restructured senior and junior credit facility indebtedness. ITC^DeltaCom and the Welsh Carson securityholders also negotiated the terms of the warrant agreement pursuant to which ITC^DeltaCom proposed to issue the Series C warrants. The parties agreed that, other than the exercise price and exercise period of the Series C warrants, the terms of the new warrant agreement would be substantially the same as the terms of ITC^DeltaCom’s two existing warrant agreements. At ITC^DeltaCom’s request, the Welsh Carson securityholders, as holders of ITC^DeltaCom’s outstanding Series B preferred stock and Series B common stock purchase warrants issued on October 6, 2003, agreed to exclude the issuance of the Series C warrants and common stock issuable upon exercise of the warrants from the application of antidilution provisions of the outstanding securities that otherwise would have increased the numbers of shares of common stock issuable to the Welsh Carson securityholders and other holders of the securities. Messrs. McInerney and Swani conducted the foregoing negotiations on behalf of the Welsh Carson securityholders.

Between March 22 and March 28, 2005, the Committee of Independent Directors of the board of directors held three meetings to consider whether to approve the issuance of the Series C warrants to the Welsh Carson securityholders and related matters and to recommend approval of the March Restructuring to the board of directors. The Committee of Independent Directors was formed on October 6, 2003, as of the closing of the BTI merger, pursuant to the governance agreement which ITC^DeltaCom entered into with the Welsh Carson securityholders at that time. Among its responsibilities set forth in the governance agreement, the Committee of Independent Directors must approve any issuance of capital stock by ITC^DeltaCom to the Welsh Carson securityholders or their affiliates, as well as any amendment to the governance agreement, the certificate of designation of the Series B preferred stock, the Series B warrant agreement or the registration rights agreement among ITC^DeltaCom and the Welsh Carson securityholders. To serve on the Committee of Independent Directors, a director may not be an “affiliate” or “associate” of any Welsh Carson securityholder, generally as those terms are defined under SEC rules, or any officer or employee of ITC^DeltaCom or any of its subsidiaries and, with a limited exception for a director appointed or elected by the holders of ITC^DeltaCom’s 8% Series A convertible redeemable preferred stock, or Series A preferred stock, must qualify as an “independent director” within the meaning of the Nasdaq Marketplace Rules. The committee’s members at the time of the March Restructuring and the July Refinancing were John J. DeLucca, Campbell B. Lanier, III and R. Gerald McCarley,

who constituted all of the members of the board of directors other than the four directors affiliated with Welsh, Carson, Anderson & Stowe and Mr. Curran. On March 22, 2005, the Committee of Independent Directors engaged Richards, Layton & Finger, P.A., Wilmington, Delaware, to act as the committee’s legal advisor. On March 25, 2005, the Committee of Independent Directors engaged Alvarez & Marsal Securities, LLC, a financial advisory firm, to act as the committee’s financial advisor.

On March 28, 2005, the Committee of Independent Directors, together with its financial and legal advisors, met to review and discuss the financial and legal aspects of the March Restructuring. Messrs. Curran and Fish reviewed the rationale for the proposed restructuring, the resolution of the final business and legal issues, and the status of the refinancing negotiations with TCP, and ITC^DeltaCom’s restructuring counsel summarized the terms of the proposed definitive debt restructuring documents, including the third lien loan and the Series C warrants. At the meeting, Alvarez & Marsal delivered its oral recommendation to the Committee of Independent Directors, which was subsequently confirmed in writing, to the effect that, as of the date of the recommendation, and subject to the various assumptions and limitations set forth in the written recommendation, a copy of which is attached as Annex A to this information statement, the March Restructuring was advisable under the circumstances and the Committee of Independent Directors should recommend, with respect to ITC^DeltaCom’s common stockholders other than the Welsh, Carson, Anderson & Stowe group of stockholders, that ITC^DeltaCom consummate the March Restructuring. After discussion and consideration, the Committee of Independent Directors unanimously approved the issuance of the Series C warrants to the Welsh Carson securityholders and related amendments to the governance agreement and the Series B warrant agreement and unanimously resolved to recommend to ITC^DeltaCom’s board of directors that the board of directors approve the March Restructuring and the definitive restructuring documents.

On March 28, 2005, ITC^DeltaCom’s board of directors met in a special meeting to consider approval of the March Restructuring. At the meeting, ITC^DeltaCom’s senior management and financial and legal advisors reviewed with the board of directors the financial and legal aspects of the March Restructuring and the terms of the proposed definitive debt restructuring documents, including the third lien loan and the Series C warrants. The board of directors also considered the status of the refinancing negotiations with TCP. Mr. DeLucca, as Chairman of the Committee of Independent Directors, delivered the unanimous recommendation of the committee to the board of directors that the board of directors approve the March Restructuring. After discussion and consideration, the board of directors, with the directors affiliated with Welsh, Carson, Anderson & Stowe abstaining, approved the March Restructuring and the definitive restructuring documents.

On March 29, 2005, Welsh Carson securityholders, as holders of ITC^DeltaCom’s common stock and Series B preferred stock representing a majority of ITC^DeltaCom’s voting power, executed the March Restructuring stockholder consent, in which they approved the issuance of the Series C warrants and the issuance of common stock upon exercise of those warrants.

On March 29, 2005, following the execution of the March Restructuring stockholder consent, ITC^DeltaCom, the lenders and the Welsh Carson securityholders executed and delivered the definitive March Restructuring documents. Thereafter, ITC^DeltaCom issued a news release announcing the consummation of the March Restructuring.

On March 30, 2005, ITC^DeltaCom’s board of directors held a special meeting to consider approving ITC^DeltaCom’s entry into a letter of intent with TCP with respect to a potential refinancing transaction. The proposed letter of intent provided that, on or before April 27, 2005, following the completion of TCP’s ongoing financial, business and legal due diligence regarding ITC^DeltaCom, TCP would determine, in its sole discretion, whether to execute and submit to ITC^DeltaCom a legally binding commitment letter for a refinancing transaction in substantially the form attached to the letter of intent. The proposed letter of intent further provided that, if TCP were to submit an executed commitment letter, ITC^DeltaCom would have five business days thereafter to determine, in its sole discretion, whether to countersign the commitment letter and enter into negotiations with TCP with respect to definitive refinancing documents on the basis of the commitment letter terms. ITC^DeltaCom’s senior management, financial advisor and restructuring counsel reviewed with the board of directors the terms of the proposed letter of intent, including the proposed form of commitment letter. The board of directors considered that the Committee of Independent Directors would determine whether to recommend that the board of directors approve future execution of the commitment letter, as well as that the committee might engage a financial advisor to assist it in connection with this determination. After discussion and consideration, the board of directors approved ITC^DeltaCom’s execution of the letter of intent.

Following execution of the letter of intent, TCP and its financial and legal advisors continued their due diligence investigation of ITC^DeltaCom.

On April 20, 2005, the Committee of Independent Directors engaged BNY Capital Markets, Inc., an investment banking and financial advisory firm, to act as the committee’s financial advisor solely for the purpose of evaluating the fairness of the economic terms of the July Refinancing from a financial point of view.

On and after April 27, 2005, TCP requested, and ITC^DeltaCom granted, extensions of the original April 27 deadline for TCP to determine whether to submit an executed commitment letter to ITC^DeltaCom.

On May 17, 2005, TCP delivered an executed commitment letter to ITC^DeltaCom. The commitment letter contemplated that, as a condition of TCP’s obligation to consummate the proposed refinancing, the Welsh Carson securityholders would receive 6,000,000 Series D warrants in exchange for the 20,000,000 Series C warrants they had received in connection with the March Restructuring, which would be canceled. TCP’s proposal contemplated that the 6,000,000 Series D warrants issuable to the Welsh Carson securityholders would constitute 40% of the total of 15,000,000 Series D warrants issuable to TCP and the Welsh Carson securityholders under the proposal. The proposed allocation of Series D warrants between the two groups would be proportionate to their respective third lien funding commitments, consisting of $20 million of third lien funding extended by the Welsh Carson securityholders in the March Restructuring and $30 million of third lien funding to be extended by TCP in the proposed refinancing. Messrs. McInerney and Swani, on behalf of the Welsh Carson securityholders, informed TCP and ITC^DeltaCom that, because of legal considerations relating to their ownership of the Series C warrants, the Welsh Carson securityholders would not be in a position to agree to the proposed warrant exchange upon consummation of the proposed refinancing, although they might consider such an exchange at a future date. TCP subsequently advised ITC^DeltaCom that it would agree to the removal of the warrant exchange condition from the commitment letter.

On and after May 23, 2005, ITC^DeltaCom requested, and TCP granted, extensions of the original five-business day deadline for ITC^DeltaCom to determine whether to countersign the revised TCP commitment letter and enter into negotiations with TCP with respect to definitive refinancing documents on the basis of the commitment letter terms.

The Committee of Independent Directors held meetings on May 21 and May 27, 2005 to consider whether to recommend that the board of directors approve ITC^DeltaCom’s execution of the commitment letter. At each meeting, the committee heard presentations by ITC^DeltaCom’s senior management and its debt restructuring counsel concerning the financial and legal terms of the proposed refinancing. At the meeting on May 27, BNY Capital Markets delivered its oral opinion to the Committee of Independent Directors, which was subsequently confirmed in writing, to the effect that, as of the date of the opinion, and subject to the various assumptions and limitations set forth in the written opinion, a copy of which is attached as Annex B to this information statement, the economic terms of the July Refinancing were fair, from a financial point of view, to the holders of common stock of ITC^DeltaCom other than Welsh, Carson, Anderson & Stowe and/or its affiliates. After discussion and consideration, the Committee of Independent Directors unanimously resolved to recommend to ITC^DeltaCom’s board of directors that the board of directors approve the execution of the commitment letter.

On May 23 and May 27, 2005, ITC^DeltaCom’s board of directors met in special meetings to consider approval of the commitment letter. At each meeting, ITC^DeltaCom’s senior management and financial and legal advisors reviewed the terms of the proposed refinancing with the board of directors. At the meeting on May 27, Mr. DeLucca, as Chairman of the Committee of Independent Directors, delivered the unanimous recommendation of the committee to the board of directors that the board of directors approve ITC^DeltaCom’s execution of the commitment letter. After discussion and consideration, the board of directors approved ITC^DeltaCom’s execution of the commitment letter and authorized ITC^DeltaCom to negotiate definitive refinancing documents on the basis of the commitment letter terms.

On May 27, 2005, following the foregoing actions by the board of directors, ITC^DeltaCom executed the commitment letter and delivered the executed letter to TCP. Thereafter, ITC^DeltaCom issued a news release announcing the execution of the commitment letter.

On May 27, 2005, the original engagement of BNY Capital Markets by the Committee of Independent Directors was expanded for an additional fee to include an evaluation, in the form of a confirmation of its May 27, 2005 opinion, of the fairness of the economic terms of the July Refinancing from a financial point of view. The expansion of the engagement was confirmed in writing by BNY Capital Markets and the Committee of Independent Directors on July 20, 2005.

Following ITC^DeltaCom’s execution of the commitment letter, ITC^DeltaCom, TCP and the Welsh Carson securityholders, together with their respective financial and legal advisors, negotiated the terms of the definitive refinancing documents. Further, because it was a condition of the refinancing that the terms of the junior credit agreement be amended to be consistent with the terms of the proposed first lien notes and the third lien notes, the foregoing parties also negotiated the credit terms of the refinancing documents with the lenders under the junior credit agreement. The terms of the definitive loan and warrant documents were generally consistent with the terms set forth in the commitment letter. In finalizing the terms of the Series D warrants, ITC^DeltaCom agreed, upon TCP’s request, to permit the warrant holders to elect to purchase common stock as well as Series C preferred stock upon exercise of the warrants.

The Committee of Independent Directors, with Mr. Lanier absent, held a meeting on July 20, 2005 to consider whether to recommend that the board of directors approve the July Refinancing. The committee heard presentations by ITC^DeltaCom’s senior management and its debt restructuring counsel concerning the financial and legal terms of the July Refinancing. At the meeting, BNY Capital Markets delivered its confirmatory oral opinion to the Committee of Independent Directors, which was subsequently confirmed in writing, to the effect that, as of the date of the opinion, and subject to the various assumptions and limitations set forth in the written opinion, a copy of which is attached as Annex C to this information statement, the economic terms of the July Refinancing were fair, from a financial point of view, to the holders of common stock of ITC^DeltaCom other than Welsh, Carson, Anderson & Stowe and/or its affiliates. After discussion and consideration, the Committee of Independent Directors resolved to recommend to ITC^DeltaCom’s board of directors that the board of directors approve the July Refinancing and the definitive refinancing documents. The Committee of Independent Directors also approved amendments to the governance agreement, the certificate of designation of the Series B preferred stock, the Series B warrant agreement and the registration rights agreement among ITC^DeltaCom and the Welsh Carson securityholders proposed to be executed in connection with the July Refinancing.

On July 20, 2005, ITC^DeltaCom’s board of directors met in a special meeting to consider approval of the July Refinancing. ITC^DeltaCom’s senior management and financial and legal advisors reviewed the terms of the proposed refinancing with the board of directors. At the meeting, Mr. DeLucca, as Chairman of the Committee of Independent Directors, delivered the recommendation of the committee to the board of directors that the board of directors approve the July Refinancing. After discussion and consideration, the board of directors approved the July Refinancing and the definitive refinancing documents.

On July 25, 2005, Welsh Carson securityholders, as holders of ITC^DeltaCom’s common stock and Series B preferred stock representing a majority of ITC^DeltaCom’s voting power, executed the July Refinancing stockholder consent, in which they approved the issuance of the Series D warrants and related Series C preferred stock and common stock, as well as the proposed amendment to ITC^DeltaCom’s restated certificate of incorporation to increase the total number of shares of ITC^DeltaCom’s authorized preferred stock.

On July 26, 2005, ITC^DeltaCom, the purchasers of the first lien notes and the third lien notes, and the lenders under the junior credit agreement executed and delivered the definitive July Refinancing documents, and

ITC^DeltaCom filed amended certificates of designation of the Series A preferred stock and Series B preferred stock with the Delaware Secretary of State. Thereafter, ITC^DeltaCom issued a news release announcing the consummation of the July Refinancing.

Board Reasons for the Transactions

March Restructuring. In reaching its decision to approve the March Restructuring, ITC^DeltaCom’s board of directors, with the assistance of ITC^DeltaCom’s financial and legal advisors, considered and analyzed a number of factors, including those reviewed by the board of directors at the meetings described in “—Chronology of Events Leading Up to the Transactions.” The following were the material factors considered by ITC^DeltaCom’s board of directors in determining to approve the March Restructuring:

Impact on Short-Term Liquidity. The ITC^DeltaCom board of directors considered that, without the deferral of principal debt service payments and the infusion of new funds contemplated by the March Restructuring, ITC^DeltaCom would not be able to continue to satisfy its debt service requirements and meet its other cash needs. The board of directors took into account that ITC^DeltaCom’s failure to make interest or principal payments when due, or to cure existing defaults under ITC^DeltaCom’s credit facilities and principal capital leases, could cause its lenders to accelerate such indebtedness and that, upon ITC^DeltaCom’s failure to pay the accelerated indebtedness, the lenders would be entitled to proceed against the collateral securing the indebtedness, which included substantially all of ITC^DeltaCom’s assets. In fixing the timetable for completion of the March Restructuring, the board of directors considered management’s view that, in addition to the direct adverse effects on ITC^DeltaCom’s liquidity, ITC^DeltaCom’s failure to complete a restructuring and obtain new funding before the issuance in March of an audit report on its financial statements for fiscal year 2004 would result in ITC^DeltaCom’s receipt of an opinion by its independent registered public accounting firm that ITC^DeltaCom’s ability to continue as a going concern would be subject to significant uncertainties. The board of directors took into account management’s belief that the publication of such a “going concern” audit opinion could trigger a demand for accelerated payment of some of ITC^DeltaCom’s significant trade payables and otherwise adversely affect ITC^DeltaCom’s relationships with its customers and vendors, which in turn would accelerate the deterioration of ITC^DeltaCom’s liquidity position and adversely affect ITC^DeltaCom’s stockholders and creditors.

Opportunity for Future Refinancing. The ITC^DeltaCom board of directors considered that, by alleviating ITC^DeltaCom’s short-term liquidity pressures, the March Restructuring would afford management time to negotiate and implement a comprehensive refinancing of ITC^DeltaCom’s secured indebtedness before the senior credit facility matured on June 26, 2006. The board of directors considered management’s view that such a refinancing, by further extending the maturities of the secured indebtedness and providing additional funds for use in ITC^DeltaCom’s business, would provide a sounder financial basis for execution of ITC^DeltaCom’s updated business plan. The board of directors took into account the prospects of such a refinancing based in part on the status of ITC^DeltaCom’s refinancing negotiations with TCP at the time the board of directors considered approval of the March Restructuring.

Issuance of Series C Warrants. The ITC^DeltaCom board of directors took into account that the Welsh Carson securityholders would require issuance of the Series C warrants as consideration for their extension of the $20 million subordinated secured loan, and that the funds provided by that loan would satisfy a condition of the proposed restructuring imposed by ITC^DeltaCom’s existing lenders and facilitate execution of ITC^DeltaCom’s updated business plan. The board of directors considered the potentially dilutive impact of issuances of the Series C warrants and shares of common stock upon exercise of the warrants on the ownership positions of ITC^DeltaCom’s common stockholders and the possible negative impact of such dilution on the market price of the common stock. The board of directors also considered that ITC^DeltaCom had been unable to secure any commitment from any other investor to provide funds based on ITC^DeltaCom’s funding proposal, which for indicative purposes had contemplated the issuance of a smaller number of common stock purchase warrants with a higher exercise price.

Terms and Conditions of the March Restructuring Documents. The ITC^DeltaCom board of directors considered the terms and conditions of the March Restructuring documents, including the credit agreements and the Series C warrants. In its review, the board of directors considered, among other provisions of such documents, that the financial covenants in the restructured senior and junior credit agreements would be adjusted to provide ITC^DeltaCom with more operational flexibility and to permit ITC^DeltaCom to retain up to $30 million of asset sale proceeds for general corporate purposes, and that the $20 million subordinated secured loan agreement would not contain financial covenants and would provide that interest accrued on borrowings thereunder would be payable in-kind rather than cash. The board of directors also considered that, at ITC^DeltaCom’s request, the Welsh Carson securityholders, as holders of ITC^DeltaCom’s outstanding Series B preferred stock and Series B warrants, would agree to exclude issuances of the Series C warrants and warrant shares from the application of antidilution provisions of such outstanding securities. The board of directors took into account that application of such antidilution provisions would have increased the dilutive impact of the new securities issuances on ITC^DeltaCom’s outstanding equity by increasing the number of shares of common stock issuable upon conversion or exercise of the Series B preferred stock and the Series B warrants.

Recommendation of Committee of Independent Directors. The ITC^DeltaCom board of directors considered the recommendation of the Committee of Independent Directors that the board of directors approve the March Restructuring. The board of directors took into account that the Committee of Independent Directors had received the oral recommendation of Alvarez and Marsal delivered on March 28, 2005 and subsequently confirmed in writing, a copy of which written recommendation is attached as Annex A to this information statement, that, as of March 28, 2005, and based upon the assumptions made, matters considered and limitations on the review undertaken by it, Alvarez & Marsal believed that the March Restructuring was advisable and recommended to the Committee of Independent Directors that the committee recommend to the board of directors, with respect to ITC^DeltaCom’s common stockholders other than the Welsh, Carson, Anderson & Stowe group of stockholders, that ITC^DeltaCom consummate the March Restructuring.

Other Considerations. The ITC^DeltaCom board of directors considered the interests of the Welsh Carson securityholders and some of ITC^DeltaCom’s officers discussed below under “—Interests of Certain Persons in the Transactions—Interests of ITC^DeltaCom’s Directors, Officers and Stockholders in the March Restructuring.”

July Refinancing. In reaching its decision to approve the July Refinancing, ITC^DeltaCom’s board of directors, with the assistance of ITC^DeltaCom’s financial and legal advisors, considered and analyzed a number of factors, including those reviewed by the board of directors at the meetings described in “—Chronology of Events Leading Up to the Transactions.” The following were the material factors considered by ITC^DeltaCom’s board of directors in determining to approve the July Refinancing:

Impact on Financial Condition and Prospects. The ITC^DeltaCom board of directors considered management’s assessment that, because ITC^DeltaCom’s current business would not generate cash flows sufficient for it to repay the restructured senior credit facility upon its maturity on June 30, 2006, ITC^DeltaCom would have to refinance borrowings under that facility. The board of directors considered that consummation of the proposed refinancing would eliminate this near-term refinancing risk and the associated uncertainties affecting ITC^DeltaCom’s liquidity position and prospects. The board of directors took into account management’s judgment that, by extending the maturities of ITC^DeltaCom’s secured indebtedness, eliminating scheduled principal payments until maturity, and easing restrictions under operating and financial covenants, the proposed indebtedness would provide ITC^DeltaCom with a more stable financial basis to pursue execution of its updated business plan.

Terms and Conditions of the July Refinancing Documents. The ITC^DeltaCom board of directors considered the terms and conditions of the July Refinancing documents, including the note and securities purchase agreements, the amended second lien credit agreement, and the Series D warrants. In its review, the board of directors considered that the first and third lien notes and the amended credit agreement would not mature until mid-2009, would not require any scheduled principal payments until their maturity dates and would contain financial and operating covenants that generally would be less restrictive and afford ITC^DeltaCom greater operational flexibility than the covenants in ITC^DeltaCom’s existing senior credit facility. The board of directors considered that, in consideration for the extended maturities and lack of principal amortization of the proposed secured indebtedness, borrowings under such indebtedness would accrue interest at higher annual interest rates than borrowings under the existing indebtedness. The board of directors took into account that the portion of any interest accrued on the first and third lien notes in excess of a 12% annual rate would, at ITC^DeltaCom’s option, be payable in-kind rather than in cash. The board of directors also considered, among other provisions of the related transaction documents, the changes to ITC^DeltaCom’s existing corporate governance arrangements that would result from the proposed amendments to its existing governance agreement and the potential impact of the registration rights that would be granted to the third lien note purchasers other than the Welsh Carson securityholders on ITC^DeltaCom’s common stock price and its ability to raise funds in future securities offerings. The board of directors also considered that, at ITC^DeltaCom’s request, the Welsh Carson securityholders, as holders of the Series B preferred stock, the Series B warrants and the Series C warrants, would agree to exclude issuances of the Series D warrants and shares of Series C preferred stock and common stock upon exercise of the warrants from the application of antidilution provisions of such outstanding securities. The board of directors took into account that application of such antidilution provisions would have increased the dilutive impact of the new securities issuances on ITC^DeltaCom’s outstanding equity by increasing the number of shares of common stock issuable upon conversion or exercise of the Series B preferred stock, the Series B warrants and the Series C warrants.

Issuance of Series D Warrants. The ITC^DeltaCom board of directors took into account that the TCP purchasers would require issuance of the Series D warrants as consideration for their purchase of $30 million principal amount of third lien notes, and that the proceeds of the notes would facilitate execution of ITC^DeltaCom’s updated business plan. ` The board of directors considered the potentially dilutive impact of issuances of the Series D warrants and the Series C preferred stock and common stock upon exercise of the warrants on the ownership positions of ITC^DeltaCom’s common stockholders and the possible negative impact of such dilution on the market price of the common stock. The board of directors also considered that ITC^DeltaCom’s common stockholders would be subject to the dividend and liquidation preferences of the Series C preferred stock.

Recommendation of Committee of Independent Directors. The ITC^DeltaCom board of directors considered the recommendation of the Committee of Independent Directors that the board of directors approve the July Refinancing. The board of directors took into account that the Committee of Independent Directors had received the oral opinion of BNY Capital Markets delivered on July 20, 2005 and subsequently confirmed in writing, a copy of which written opinion is attached as Annex C to this information statement, that, as of July 20, 2005, and based upon the assumptions made, matters considered and limitations on the review undertaken by it, BNY Capital Markets believed that the economic terms of the July Refinancing were fair, from a financial point of view, to the holders of common stock of ITC^DeltaCom other than Welsh, Carson, Anderson & Stowe and/or its affiliates.

Other Considerations. The ITC^DeltaCom board of directors considered the interests of the Welsh Carson securityholders and some of ITC^DeltaCom’s officers discussed below under “—Interests of Certain Persons in the Transactions—Interests of ITC^DeltaCom’s Directors, Officers and Stockholders in the July Refinancing.”

The foregoing summary of the factors considered by ITC^DeltaCom’s board of directors in connection with approval of the March Restructuring and the July Refinancing is not intended to be exhaustive, but is believed to include all material factors considered by the board of directors. In view of the variety of factors considered in connection with its evaluation of the March Restructuring and the July Refinancing, ITC^DeltaCom’s board of directors did not find it practicable to, and did not, quantify or otherwise assign relative or specific weight to these factors. In addition, individual members of ITC^DeltaCom’s board of directors may have given different weight to different factors.

Summary of Financial Advisory Recommendation and Opinions

Financial Advisory Recommendation Relating to the March Restructuring. As part of its consideration of the March Restructuring, the Committee of Independent Directors retained Alvarez & Marsal Securities, LLC to assist the Committee in making a recommendation to the board of directors concerning whether to approve the March Restructuring. At a telephonic meeting of the Committee held on March 28, 2005, Alvarez & Marsal delivered its oral recommendation to the Committee, subsequently confirmed in writing, dated March 28, 2005, that, as of such date, it believed that the March Restructuring was advisable and recommended to the Committee that the Committee recommend to the board of directors, with respect to the holders of ITC^DeltaCom’s common stock other than the Welsh, Carson, Anderson & Stowe group of stockholders, that ITC^DeltaCom consummate the March Restructuring. Alvarez & Marsal’s recommendation was for the use of the Committee in the Committee’s deliberations concerning whether to recommend the March Restructuring to the board of directors and was not directed to ITC^DeltaCom’s stockholders or creditors or any other constituency or person.

The full text of Alvarez & Marsal’s written recommendation to the Committee, dated March 28, 2005, which sets forth among other things, certain assumptions made, matters considered and limitations on the review undertaken by Alvarez & Marsal in connection with its recommendation, is attached as Annex A to this information statement and is incorporated herein by reference. You are urged to read Alvarez & Marsal’s recommendation to the Committee in its entirety. The summary of Alvarez & Marsal’s recommendation to the Committee described below is qualified in its entirety by reference to the full text of the recommendation.

In connection with Alvarez & Marsal’s role as advisor to the Committee, and in arriving at its recommendation to the Committee, Alvarez & Marsal, among other things:

•	reviewed the proposed terms of the March Restructuring;

•	reviewed and discussed with ITC^DeltaCom’s management certain business and financial information relating to ITC^DeltaCom;

•	reviewed certain internal financial information and other data relating to ITC^DeltaCom’s business and financial prospects and its capital structure, including estimates and financial forecasts contained in ITC^DeltaCom’s business plan for its 2005 and 2006 fiscal years prepared by ITC^DeltaCom’s management and provided by ITC^DeltaCom to Alvarez & Marsal;

•	engaged in discussions with members of ITC^DeltaCom’s senior management and ITC^DeltaCom’s advisors concerning its business and financial prospects; and

•	conducted such other financial studies, analyses and investigations, and considered such other information, as Alvarez & Marsal deemed necessary or appropriate.

In arriving at its recommendation to the Committee, Alvarez & Marsal relied upon the accuracy and completeness of all information provided to it by ITC^DeltaCom, its management and its advisors, including without limitation, financial information, forecasts and projections, as well as information available to Alvarez & Marsal from public sources. Alvarez & Marsal did not undertake any independent verification of any such information and did not assume any responsibility for the accuracy or completeness thereof. Alvarez & Marsal was not requested to solicit third-party indications of interest to acquire all or any part of ITC^DeltaCom or to provide alternative financings to ITC^DeltaCom, although it understood that ITC^DeltaCom had engaged other advisors in such efforts concerning alternative financings. With respect to the financial projections contained in ITC^DeltaCom’s business plan, Alvarez & Marsal assumed that the financial projections had been reasonably prepared based on the best currently available estimates and judgments of ITC^DeltaCom’s management as to ITC^DeltaCom’s future financial performance. In making its recommendation to the Committee, Alvarez & Marsal expressed no view as to the reasonableness of ITC^DeltaCom’s forecasts and projections or the assumptions upon which they were based. Alvarez & Marsal’s recommendation was necessarily based upon information available to it, and financial, economic, market and other conditions as they existed and could be evaluated, on the date of its recommendation to the Committee.

In recommending to the Committee that it recommend the approval of the March Restructuring by the board of directors, Alvarez & Marsal considered that consummation of the March Restructuring would:

•	provide immediate new funds to ITC^DeltaCom and thus enable it to avoid continuing liquidity pressures that could result in a bankruptcy filing by or against ITC^DeltaCom in which, in the judgment of Alvarez & Marsal, there would be little likelihood that there would be any value available for distribution to ITC^DeltaCom’s common equity holders;

•	avoid a “going concern” qualification to ITC^DeltaCom’s fiscal 2004 financial statements, and the resulting negative impact that ITC^DeltaCom believed such a qualification would have on its business operations and financial condition;

•	provide ITC^DeltaCom’s new management team with additional time to address the business and financial issues facing ITC^DeltaCom; and

•	afford ITC^DeltaCom more time to explore other opportunities, such as additional financings by outside sources.

For its services, Alvarez & Marsal received a fee of $250,000. Of this fee, $125,000 was payable to Alvarez & Marsal upon its acceptance of the engagement and the remaining $125,000 was payable at such time as Alvarez & Marsal made its recommendation, whether positive or negative, with respect to the March Restructuring.

Financial Advisory Opinions Relating to the July Refinancing. The Committee of Independent Directors engaged BNY Capital Markets, Inc. on April 21, 2005 to act as the exclusive financial advisor to the Committee solely for the purpose of evaluating the fairness of the economic terms of the July Refinancing from a financial point of view. On May 27, 2005, at a meeting of the Committee held to evaluate the July Refinancing, BNY Capital Markets rendered to the Committee an oral opinion, subsequently confirmed in writing, to the effect that, as of that date and based on and subject to the assumptions, qualifications, limitations and factors described in the opinion, the economic terms of the July Refinancing were fair from a financial point of view to the holders of common stock of ITC^DeltaCom other than Welsh, Carson, Anderson & Stowe and/or its affiliates. BNY Capital Markets expressed no opinion with respect to any other aspect of the July Refinancing.

On May 27, 2005, the original engagement of BNY Capital Markets by the Committee was expanded to include an evaluation, in the form of a confirmation of its May 27, 2005 opinion, of the fairness of the economic terms of the July Refinancing from a financial point of view. The expansion of the engagement was confirmed in writing by BNY Capital Markets and the Committee on July 20, 2005. On July 20, 2005, at a meeting of the Committee held to evaluate the July Refinancing, BNY Capital Markets rendered to the Committee an oral opinion, subsequently confirmed in writing, to the effect that, as of that date and based on and subject to the assumptions, qualifications, limitations and factors described in the opinion, the economic terms of the July Refinancing were fair from a financial point of view to the holders of common stock of ITC^DeltaCom other than Welsh, Carson, Anderson & Stowe and/or its affiliates. BNY Capital Markets expressed no opinion with respect to any other aspect of the July Refinancing.

The full texts of the written opinions of BNY Capital Markets, dated May 27, 2005 and July 20, 2005, referred to below as the “Opinions,” which describe the assumptions made, procedures followed, matters considered and limitations on the review undertaken, are attached to this information statement as Annex B and Annex C, respectively. ITC^DeltaCom stockholders are urged to, and should, read the Opinions carefully and in their entirety. The Opinions are addressed only to the Committee and relate only to the fairness, from a financial point of view, of the economic terms of the July Refinancing to the holders of common stock of ITC^DeltaCom, other than Welsh, Carson, Anderson & Stowe and/or its affiliates, and do not constitute a recommendation to any stockholder of ITC^DeltaCom or any other person as to how to act with respect to any matters relating to the July Refinancing. The summary of the Opinions set forth in this information statement is qualified in its entirety by reference to the full texts of the Opinions.

In arriving at the Opinions, BNY Capital Markets:

•	reviewed and analyzed the TCP commitment letter dated May 17, 2005;

•	for purposes of rendering the July 20, 2005 Opinion, reviewed and analyzed the draft note purchase agreement dated July 18, 2005, the draft securities purchase agreement dated July 18, 2005, the draft amended junior credit agreement dated July 18, 2005, the draft warrant agreement for the Series D warrants dated July 12, 2005, the draft registration rights agreement among ITC^DeltaCom and the TCP securityholders dated July 18, 2005, the draft intercreditor and subordination agreement dated July 18, 2005, the draft second amended certificate of designation of the Series A preferred stock dated July 18, 2005, the draft amended certificate of designation of the Series B preferred stock dated July 18, 2005, and the draft certificate of designation of the Series C preferred stock dated July 15, 2005, all of which drafts, for purposes of the Opinions, BNY Capital Markets assumed to be identical in all material respects to the documents to be executed;

•	reviewed and analyzed certain information relating to ITC^DeltaCom, including certain publicly available business and financial information relating to ITC^DeltaCom;

•	reviewed and analyzed certain internal financial statements and related information of ITC^DeltaCom prepared by ITC^DeltaCom’s management, and other financial information concerning the business and operations of ITC^DeltaCom provided by ITC^DeltaCom’s management, including, but not limited to, financial and operating budgets, analyses and forecasts of ITC^DeltaCom;

•	discussed with members of ITC^DeltaCom’s senior management the past and current business operations, financial condition and future prospects of ITC^DeltaCom, as well as other matters believed by BNY Capital Markets to be relevant to its analyses;

•	considered the capital raising process of Miller Buckfire, the financial terms of recent debt financings by competitive local exchange carriers, or competitive carriers, and integrated communications providers, debt capitalization structures of selected competitive carriers and integrated communications providers, and other valuation methodologies;

•	considered that, based on its understanding, ITC^DeltaCom’s management was not confident that, unless the July Refinancing was completed, ITC^DeltaCom would have sufficient capital to complete its business plan through calendar year 2007; and

•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which BNY Capital Markets deemed relevant to its analyses, including the historical market prices and trading volumes for ITC^DeltaCom’s common stock.

With respect to the transaction process conducted by Miller Buckfire, BNY Capital Markets assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information supplied, summarized or otherwise made available to, discussed with, or reviewed by or for BNY Capital Markets, including the completeness of the transaction process. In connection with the July Refinancing, BNY Capital Markets was not authorized to solicit, nor did it solicit, third-party indications of interest with respect to financing alternatives or alternative transaction structures, and did not otherwise participate in the transaction process.

In rendering the Opinions, BNY Capital Markets assumed and relied on, without independent verification, the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with BNY Capital Markets and relied upon the assurances of management of ITC^DeltaCom that they were not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to financial forecasts and other information and data relating to ITC^DeltaCom or otherwise discussed with BNY Capital Markets, ITC^DeltaCom’s management advised BNY Capital Markets that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to ITC^DeltaCom’s future financial performance. BNY Capital Markets assumed that the July Refinancing would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary third-party approvals and consents for the July Refinancing, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on ITC^DeltaCom.

BNY Capital Markets did not express an opinion as to the price or range of prices at which the shares of ITC^DeltaCom common stock may trade subsequent to the announcement of the July Refinancing, or as to the price or range of prices at which the shares of ITC^DeltaCom common stock may trade subsequent to the consummation of the July Refinancing.

BNY Capital Markets expressed no view as to, and the Opinions do not address, the underlying business decision of ITC^DeltaCom to proceed with or effect the July Refinancing. The Opinions were necessarily based on information available, and financial, stock market and other conditions and circumstances existing and disclosed, to BNY Capital Markets as of the respective dates of the Opinions.

BNY Capital Markets considered industry performance, general business, economic, market and financial conditions and other matters existing as of the respective dates of the Opinions, many of which are beyond the control of ITC^DeltaCom. No company, transaction, financing or business used in those analyses as a comparison is identical to ITC^DeltaCom, or the July Refinancing, and an evaluation of such analyses is not predominantly mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the July Refinancing, public trading or other values of the companies, business segments, financings or transactions analyzed.

The estimates contained in the analyses of BNY Capital Markets and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities are not appraisals and may not reflect the prices at which businesses or securities actually may be sold.

The Opinions and the analyses of BNY Capital Markets were only one of many factors considered by the Committee in its evaluation of the July Refinancing and should not be viewed as determinative of the views of the Committee or ITC^DeltaCom’s management with respect to the July Refinancing.

The following is a summary of the material financial analyses performed by BNY Capital Markets in connection with the rendering of the Opinions. The summary is not a complete description of the analyses underlying the Opinions. The preparation of a fairness opinion is a complex process involving various determinations and as such is not readily susceptible to summary description. Accordingly, BNY Capital Markets believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors, without considering all factors, could create a misleading or incomplete view of the processes underlying its analyses and the Opinions.

July Refinancing Overview. For purposes of its financial analyses, BNY Capital Markets analyzed the proposed financing agreements with TCP, which consisted of $239 million of first lien and third lien financing for ITC^DeltaCom’s wholly owned subsidiary, Interstate FiberNet. For purposes of the Opinions, the July Refinancing consisted of the following:

•	a $209 million senior secured loan, to be funded by one or more entities managed by TCP or identified by and arranged through TCP;

•

the purchase of $30 million of third lien, senior secured notes by TCP, which include Series D warrants to purchase 9,000,000 shares of convertible preferred stock of ITC^DeltaCom at an initial exercise price of $0.01, with each share of preferred stock (a) having a liquidation preference equal to $1.00 per share, (b) following the effectiveness of stockholder approval of the issuance of sufficient shares of common stock, being convertible into one-and-one-third shares of common stock of ITC^DeltaCom, and

(c) being similar in form and substance to the outstanding series of ITC^DeltaCom convertible preferred stock held by the Welsh Carson securityholders, including a contemplated dividend of 8.0%; and

•	in conjunction with the July Refinancing and upon funding of the third lien notes, the conversion by Welsh Carson of its $20 million subordinated secured loan into third lien notes, with the Welsh Carson securityholders retaining the currently held Series C warrants to purchase 20,000,000 shares of ITC^DeltaCom common stock and not receiving any Series D warrants.

Capital Raising Process Conducted by Miller Buckfire. Using information provided to BNY Capital Markets by Miller Buckfire and ITC^DeltaCom, BNY Capital Markets reviewed the capital raising process conducted by Miller Buckfire on behalf of ITC^DeltaCom. Accordingly, BNY Capital Markets was informed that, beginning in January and February 2005, Miller Buckfire began negotiating with ITC^DeltaCom’s existing lenders and investors and approached selected new prospective lenders, including TCP. The review of Miller Buckfire’s reported capital raising process by BNY Capital Markets indicated that such capital raising process was extensive and informed by relevant and recent experience. The negotiations with potential capital sources appear to reflect the limited and challenging current financing market conditions for those competitive carriers and integrated communications providers facing near-term liquidity demands and changing business models.

Recent Debt Financings and Capitalization Structures for Selected Competitive Carriers and Integrated Communications Providers. Using publicly available information, BNY Capital Markets reviewed the terms of recent debt financings by competitive carriers and integrated communications providers which involved gross proceeds of more than $25 million and which had not been withdrawn. In addition, BNY Capital Markets reviewed the current debt capitalization structures of ten selected competitive carriers and integrated communications providers. The foregoing recent debt financings and debt capitalization structures for the reviewed competitive carriers and integrated communications providers were of limited usefulness for comparative purposes, because of the limited number of such recent debt financings and because of the fact that none of the recent financings was consummated in circumstances similar to those presented by the July Refinancing.

Because the Series D warrants were an important component of the July Refinancing, BNY Capital Markets conducted a valuation of ITC^DeltaCom with regard to the financial impact to the holders of ITC^DeltaCom’s common stock, other than Welsh, Carson, Anderson & Stowe and/or its affiliates, of issuing equity-linked consideration in connection with total return requirements of the new investor. BNY Capital Markets developed several approaches to establish valuation benchmarks against which to compare the financial consideration provided in the July Refinancing, including a selected comparative mergers and acquisitions analysis, a selected comparative companies analysis, and the Black Scholes model. BNY Capital Markets did not perform a discounted cash flow analysis of ITC^DeltaCom, because ITC^DeltaCom’s management was able to prepare financial projections only through the end of calendar year 2007 due to uncertain long-term industry and regulatory conditions and developments.

Selected Comparative Mergers and Acquisitions Analysis. Using publicly available information, BNY Capital Markets reviewed the purchase prices, including net debt, and implied transaction value multiples paid or proposed to be paid in 11 selected merger and acquisition transactions with integrated communications provider target companies. The selected merger and acquisition transactions were of limited usefulness for comparative purposes, because none of the transactions was directly comparable in terms of size and underlying business lines to the July Refinancing. Accordingly, although BNY Capital Markets considered these transactions, it was not able to draw any determinative valuation conclusions from the transactions.

Selected Comparative Companies Analysis. Using publicly available information, BNY Capital Markets reviewed the market values and trading multiples of nine selected publicly held integrated communications providers. BNY Capital Markets computed “total enterprise values,” which it calculated as equity value on a fully diluted basis, plus debt, less cash, marketable securities and short- and long-term investments, as a multiple of earnings before interest, taxes, depreciation and amortization, or EBITDA, for each company’s last twelve-

month reporting period, as well as for calendar year 2005 and 2006 estimates derived from publicly available equity research reports. All multiples were based on 30-day average closing stock prices as of May 26, 2005 for the May 27, 2005 Opinion and July 19, 2005 for the July 20, 2005 Opinion.

BNY Capital Markets calculated an imputed value of ITC^DeltaCom by utilizing the foregoing total enterprise value multiples of the selected comparative companies. BNY Capital Markets multiplied ITC^DeltaCom management’s pro forma projected EBITDA for calendar years 2005 and 2006, as adjusted to reflect ITC^DeltaCom’s contemplated sale of selected assets, by the median multiples of projected EBITDA for calendar years 2005 and 2006 for the comparable public companies. BNY Capital Markets then applied a 20% discount to the foregoing multiples of the comparable public companies to account for the debt amortization and liquidity challenges to implementation of ITC^DeltaCom’s business plan identified by ITC^DeltaCom’s management, ITC^DeltaCom’s significant exposure to the wholesale communications services market, which has been declining rapidly due to general pricing pressure, and the limited public float and limited trading volume of ITC^DeltaCom’s common stock. BNY Capital Markets calculated ITC^DeltaCom’s equity value by subtracting its net debt, including estimated proceeds from ITC^DeltaCom’s contemplated sale of selected assets, and the liquidation value of ITC^DeltaCom’s outstanding Series A and Series B preferred stock.

The foregoing comparative companies analysis was relevant, but of limited usefulness, for comparative purposes due to the small number of directly comparable companies.

Series D Warrant Valuation. To value the Series D warrants, BNY Capital Markets determined a range of values based primarily on the liquidation preference of the Series C preferred stock issuable upon exercise of the Series D warrants and on the Black Scholes methodology. To calculate the upper range of value of the Series D warrants, BNY Capital Markets multiplied the 9,000,000 shares of Series C preferred stock issuable upon exercise of the Series D warrants by their liquidation preference of $1.00 per share and subtracted the minimum exercise price of $0.01 per warrant from the aggregate liquidation preference. To calculate the lower range of value of the Series D warrants, BNY Capital Markets utilized the Black Scholes methodology. Based on the selected comparable public company volatility median of 69.9% for the May 27, 2005 Opinion and 64.0% for the July 20, 2005 Opinion, BNY Capital Markets chose a range of volatility rates of 65.0% to 75.0% for the May 27, 2005 Opinion and 60.0% to 70.0% for the July 20, 2005 Opinion, and the highest potential Series D warrant exercise price of $0.375 per share of common stock. In addition, BNY Capital Markets applied a 20% discount to the value obtained for lack of marketability of the Series D warrants. The foregoing analysis indicated an implied range of values for the Series D warrants of $3.4 million to $8.9 million with respect to the May 27, 2005 Opinion and $5.4 million to $8.9 million with respect to the July 20, 2005 Opinion.

Miscellaneous. BNY Capital Markets is a nationally recognized investment banking firm which is regularly engaged in the evaluation of capital structures, valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services.

BNY Capital Markets provided the Opinions in connection with the July Refinancing under the terms of its engagement letters with the Committee. ITC^DeltaCom agreed to pay BNY Capital Markets total fees of $450,000 for its services. Of those total fees, the engagement letters provided that a total of $200,000 would be paid upon BNY Capital Markets being prepared to render the opinions contemplated by the engagement letters, whether or not the opinions were requested to be delivered and whether favorable or not. BNY Capital Markets also was reimbursed for its reasonable and customary expenses. ITC^DeltaCom has agreed to indemnify BNY Capital Markets for specified liabilities that may arise out of the engagements.

BNY Capital Markets is a wholly owned subsidiary of The Bank of New York Company, Inc. In the ordinary course of business, members of The Bank of New York group of companies may from time to time trade in the securities of ITC^DeltaCom or its affiliates for their own account, accounts under their management and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. In addition, a fund jointly managed by the investment management affiliate of The Bank of New York and an independent advisory firm, on behalf of third-party investors, committed, in 2000, an aggregate of $4.0 million to Welsh, Carson, Anderson & Stowe Fund IX, a fund with aggregate commitments of approximately

$2.8 billion. BNY Capital Markets is informed that the foregoing Welsh Carson fund does not own any equity or debt securities of ITC^DeltaCom and does not otherwise have any interest in the July Refinancing.

Interests of Certain Persons in the Transactions

By reason of their positions with, and ownership of capital stock of, ITC^DeltaCom, some of ITC^DeltaCom’s directors, officers and stockholders have interests in the Transactions that are different from, or in addition to, the interests generally of ITC^DeltaCom’s stockholders.

Interests of ITC^DeltaCom’s Directors, Officers and Stockholders in the March Restructuring

Welsh Carson Securityholders. In connection with ITC^DeltaCom’s plan of reorganization in 2002 and its acquisition of BTI in 2003, the Welsh Carson securityholders acquired capital stock of ITC^DeltaCom representing a majority of ITC^DeltaCom’s voting power. For information about the beneficial ownership of ITC^DeltaCom’s voting securities by the Welsh Carson securityholders and other related persons, see “Security Ownership of Certain Beneficial Owners and Management.” Under the governance agreement with ITC^DeltaCom to which they are parties, two of the Welsh Carson securityholders, Welsh, Carson, Anderson and Stowe VIII, L.P., or WCAS VIII, and WCAS Capital Partners III, L.P., or WCAS Capital Partners, each have the right to designate one individual for appointment or for nomination to the board of directors. Pursuant to exercise of this right, WCAS VIII designated John Almeida, Jr. and WCAS Capital Partners designated Thomas E. McInerney for appointment to the board of directors as of the closing of the BTI merger on October 6, 2003. The board of directors elected Mr. McInerney Chairman of the Board on February 2, 2005. As holders of the Series B preferred stock, the Welsh Carson securityholders have the right, voting separately as a class, to appoint or elect two directors to the board of directors. Pursuant to their exercise of this right, the Welsh Carson securityholders designated Anthony J. de Nicola and Sanjay Swani for appointment to the board of directors as of the closing of the BTI merger on October 6, 2003. Messrs. Almeida, McInerney, de Nicola and Swani are General Partners of Welsh, Carson, Anderson & Stowe. The foregoing four directors were members of ITC^DeltaCom’s eight-member board of directors at the time of approval by the board of directors of the March Restructuring and the July Refinancing. The Welsh Carson securityholders participating in the March Restructuring and the July Refinancing were WCAS VIII, WCAS Capital Partners, Russell L. Carson, Andrew M. Paul, Mr. McInerney, Robert A. Minicucci, Paul B. Queally, Mr. de Nicola, D. Scott Mackesy, Mr. Swani, Laura VanBuren, Sean Traynor, Mr. Almeida, Eric J. Lee, IRA f/b/o Jonathan M. Rather, Mary R. Anderson TTEE of The Bruce K. Anderson 2004 Trust, The Bruce K. Anderson 2004 Irrevocable Trust and Carol Welsh TTEE of the Patrick Welsh 2004 Irrevocable Trust.

March Restructuring. On March 29, 2005, as part of the March Restructuring, ITC^DeltaCom and its subsidiaries entered into a $20 million subordinated secured loan agreement with the Welsh Carson securityholders. On that date, ITC^DeltaCom drew down the full $20 million of borrowings available under this loan. For additional information about this transaction and the terms of the subordinated secured term loan, see “Description of March Restructuring—Subordinated Secured Loan.”

On March 29, 2005, in consideration for their extension of the $20 million subordinated secured term loan, ITC^DeltaCom issued to the Welsh Carson securityholders 20,000,000 Series C warrants to purchase an equal number of shares of common stock. For additional information about this transaction and the terms of the Series C warrants, see “Description of March Restructuring—Subordinated Secured Loan” and “—Description of Series C Warrants.”

On March 29, 2005, in connection with the March Restructuring, ITC^DeltaCom and the Welsh Carson securityholders entered into an amendment to the governance agreement. The amendment provided that the Welsh Carson securityholders could acquire the Series C warrants and common stock upon exercise of the warrants, and that those securities would be included in the ITC^DeltaCom voting security ownership percentages of the Welsh Carson securityholders and their affiliates for purposes of computing future permissible acquisitions of ITC^DeltaCom’s voting securities. ITC^DeltaCom agreed in the amendment to register for public resale, under its registration rights agreement with the Welsh Carson securityholders, the Series C warrants held by the Welsh Carson securityholders and the common stock issuable upon exercise of the warrants. For additional information about the amendment, see “Description of March Restructuring—Amendment to Governance Agreement.”

July Refinancing. On July 26, 2005, as part of the July Refinancing, ITC^DeltaCom issued $20.8 million in principal amount of third lien notes to the Welsh Carson securityholders in exchange for $20 million principal amount of notes issued under the subordinated secured loan as part of the March Restructuring plus capitalized payment-in-kind interest of $0.8 million on such outstanding notes. Upon the exchange of such notes, the subordinated secured loan agreement and all security arrangements and related rights under the agreement were terminated. For additional information about this transaction and the terms of the third lien notes, see “Description of July Refinancing—Third Lien Notes.”

On July 26, 2005, in connection with the July Refinancing, ITC^DeltaCom, the Welsh Carson securityholders and the purchasers of the third lien notes other than the Welsh Carson securityholders entered into an amendment and restatement of the governance agreement to add such purchasers as parties to the agreement. Among other amendments, the amended governance agreement grants the Welsh Carson securityholders the right, subject to specified exceptions, to subscribe for and to purchase their allocable share of new issues of voting securities of ITC^DeltaCom before ITC^DeltaCom may sell the securities to other buyers. The Welsh Carson securityholders are entitled to subscribe to each such issue in the amount required to maintain their fully diluted common stock ownership position in ITC^DeltaCom at the time of the sale offer. For additional information about the amendments, see “Description of July Refinancing—Amendments to Governance Agreement.”

On July 26, 2005, to facilitate the equity transactions contemplated as part of the July Refinancing, including the authorization and issuance of the Series D warrants and the Series C preferred stock and the grant of registration rights to the other purchasers of the third lien notes, the Welsh Carson securityholders, as holders of the Series B preferred stock, the Series B warrants and the Series C warrants, approved amendments to the certificates of designation of the Series A preferred stock and the Series B preferred stock, the warrant agreements governing the Series B warrants and the Series C warrants, and the registration rights agreement governing the public resale of securities owned by the Welsh Carson securityholders. For information about the amendments to these documents, see “Description of July Refinancing—Other Agreements—Amendments to Preferred Stock Certificates of Designation,” “—Amendments to Warrant Agreements” and “—Amendments to Registration Rights Agreements.”

ITC^DeltaCom Officers. Under their employment agreements with ITC^DeltaCom, Randall E. Curran, who has served as ITC^DeltaCom’s Chief Executive Officer and as a director since February 3, 2005, Richard E. Fish, Jr., who has served as ITC^DeltaCom’s Chief Administrative Officer since February 21, 2005 and Chief Financial Officer since April 15, 2005, and James P. O’Brien, who has served as ITC^DeltaCom’s Executive Vice President of Operations since February 28, 2005, became entitled to receive, upon completion of the March Restructuring and the July Refinancing, grants representing 5%, in the case of Mr. Curran, 1.25%, in the case of Mr. Fish, and 1.0%, in the case of Mr. O’Brien, of each class or series of ITC^DeltaCom’s equity securities, calculated on a fully diluted basis, outstanding immediately following each such Transaction. Upon consummation of the March Restructuring, the board of directors granted 4,136,187 shares of common stock as restricted stock units, 9,666 shares of Series A preferred stock and 29,061 shares of Series B preferred stock to Mr. Curran, 1,034,204 shares of common stock as restricted stock units, 2,417 shares of Series A preferred stock and 7,265 shares of Series B preferred stock to Mr. Fish, and 827,362 shares of common stock as restricted stock units, 1,933 shares of Series A preferred stock and 5,812 shares of Series B preferred stock to Mr. O’Brien. Upon consummation of the July Refinancing, the board of directors granted 485,176 Series D warrants to Mr. Curran, 121,294 Series D warrants to Mr. Fish and 97,036 Series D warrants to Mr. O’Brien.

Unless vesting accelerates in connection with the termination of the executive’s employment by ITC^DeltaCom without cause or by the executive for “good reason,” as defined in the executive’s employment agreement, 60% of each class or series of the foregoing securities awarded to the executive will vest ratably over three years from the executive’s employment start date, 20% of each class or series will vest upon ITC^DeltaCom’s achievement of a specified minimum EBITDA amount during a period of approximately four consecutive fiscal quarters and 20% of each class or series will vest upon achievement of a specified increased EBITDA amount during a period of approximately four consecutive fiscal quarters. For purposes of the agreement, “EBITDA” means the sum of net income (or net loss) after eliminating extraordinary and non-recurring items to the extent included in net income, interest expense, income tax expense, depreciation expense, amortization expense, and any direct expenses and accounting charges incurred in or related to a refinancing of ITC^DeltaCom’s capital structure, any sale of its assets, and any of the foregoing employment agreements or any similar agreements ITC^DeltaCom enters into in the future with other newly hired senior executives.

No Appraisal Rights

Stockholders do not have dissenters’ rights of appraisal with respect to the transactions described in this information statement.

STOCKHOLDER APPROVALS

ITC^DeltaCom has obtained stockholder approval of its issuances of equity securities in the March Restructuring and the July Refinancing and stockholder approval of an amendment to its restated certificate of incorporation to increase the total number of shares of its authorized preferred stock by the written consent in lieu of a meeting of the holders of a majority of the voting power of ITC^DeltaCom’s capital stock in accordance with the requirements of the Nasdaq Marketplace Rules, Delaware law and ITC^DeltaCom’s certificate of incorporation. No further vote or consent of any other stockholder of ITC^DeltaCom is necessary to approve the foregoing matters. Accordingly, ITC^DeltaCom is not soliciting any stockholder votes or consents by this information statement. ITC^DELTACOM IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND ITC^DELTACOM A PROXY.

Stockholder Approval Requirements

As an issuer with a class of equity securities listed on the National Market System of the Nasdaq Stock Market, ITC^DeltaCom is subject to the stockholder approval requirements of the Nasdaq Marketplace Rules in connection with its issuances of equity securities in the March Restructuring and the July Refinancing. ITC^DeltaCom has obtained stockholder approval of these issuances in accordance with Marketplace Rule 4350(i)(1)(D). This rule requires ITC^DeltaCom to obtain stockholder approval before it issues securities under specified circumstances, including in connection with a transaction other than a public offering involving the sale or issuance of common stock, or securities convertible into or exercisable for common stock, equal to 20% or more of the common stock or 20% or more of the voting power of securities outstanding before the issuance at a price, or in the case of convertible securities, a conversion price, less than the greater of the book or market value of the common stock. The stockholder approvals obtained through the March Restructuring stockholder consent and the July Refinancing stockholder consent also will satisfy the requirements of Marketplace Rule 4350(i)(1)(B), to the extent that this rule is applicable to the securities issuances. Marketplace Rule 4350(i)(1)(B) requires ITC^DeltaCom to obtain stockholder approval before it issues securities that would result in a change of control of ITC^DeltaCom. Although Marketplace Rule 4530(i)(1)(B) does not define when a change of control of an issuer may be deemed to have occurred, ITC^DeltaCom has obtained stockholder approval of the issuances to ensure compliance with this rule as well as with any other Nasdaq Marketplace Rules for which stockholder approval is or may be required.

Stockholder approval of the amendment to ITC^DeltaCom’s restated certificate of incorporation to increase the total number of shares of its authorized preferred stock in connection with the July Refinancing is required under Delaware law.

ITC^DeltaCom Voting Power

Under ITC^DeltaCom’s restated certificate of incorporation, each holder of common stock is entitled to one vote for each share held by such stockholder as of the applicable record date. Holders of the Series A preferred stock and the Series B preferred stock are currently entitled to vote on an “as-converted” basis together with the holders of the common stock as a single class on all matters presented for a vote to the holders of the common stock, other than the election of directors.

In connection with any written consent of stockholders in lieu of a meeting, holders of each such series of preferred stock are entitled to consent in respect of the total number of shares of common stock into which each such series is convertible as of the effective date of such written consent. The effective dates of the written consents executed in connection with the Transactions were March 29, 2005 for the March Restructuring stockholder consent and July 25, 2005 for the July Refinancing stockholder consent. The foregoing dates were also the record dates for the two stockholder consents. Giving effect to the as-converted voting rights of the preferred stock, our stockholders were entitled to consent in respect of a total of 77,552,423 shares of common stock as of March 29, 2005 and in respect of a total of 78,184,558 shares of common stock as of July 25, 2005.

March Restructuring Stockholder Consent

On March 29, 2005, WCAS Capital Partners III, L.P., Welsh, Carson, Anderson & Stowe VIII, L.P. and other Welsh Carson securityholders, collectively referred to as the “majority stockholders,” executed and delivered to ITC^DeltaCom the March Restructuring stockholder consent, a copy of which is attached as Annex D to this information statement. By this consent, the majority stockholders approved the following matters:

•	ITC^DeltaCom’s issuance of 20,000,000 Series C warrants pursuant to the Series C warrant agreement; and

•	ITC^DeltaCom’s issuance of up to 20,000,000 shares of common stock upon the exercise of the Series C warrants and such indeterminate number of additional shares of common stock as ITC^DeltaCom may issue from time to time pursuant to the antidilution provisions of the Series C warrants.

As of March 29, 2005, the majority stockholders held a total of 28,899,638 shares of common stock and 539,076 shares of Series B preferred stock, which represented approximately 60.9% of the combined voting power of all classes of ITC^DeltaCom’s common stock as of that date.

July Refinancing Stockholder Consent

On July 25, 2005, the majority stockholders executed and delivered to ITC^DeltaCom the July Refinancing stockholder consent, a copy of which is attached as Annex E to this information statement. By this consent, the majority stockholders approved the following matters:

•	ITC^DeltaCom’s issuance of up to 16,175,000 Series D warrants pursuant to the Series D warrant agreement, including the 9,000,000 Series D warrants issued on July 26, 2005;

•	ITC^DeltaCom’s issuance of shares of Series C preferred stock upon the exercise or conversion of the Series D warrants in such number as will be issuable pursuant to the Series D warrants in accordance with their terms;

•	ITC^DeltaCom’s issuance of shares of common stock upon the exercise or conversion of the Series D warrants in such number as will be issuable pursuant to the Series D warrants in accordance with their terms;

•	ITC^DeltaCom’s issuance of such indeterminate number of additional shares of Series C preferred stock and additional shares of common stock as will be issuable pursuant to antidilution provisions of the Series D warrants in accordance with their terms;

•	ITC^DeltaCom’s issuance of such number of additional shares of Series C preferred stock as may be issued by ITC^DeltaCom as payment of payment in-kind dividends on outstanding shares of Series C preferred stock in accordance with and pursuant to the certificate of designation of the Series C preferred stock;

•	ITC^DeltaCom’s issuance of shares of common stock upon the conversion of the Series C preferred stock in the manner prescribed in the certificate of designation of the Series C preferred stock; and

•	an amendment to ITC^DeltaCom’s restated certificate of incorporation, which provides for an increase in the total number of shares of ITC^DeltaCom’s authorized preferred stock from 10,000,000 shares to 50,000,000 shares and an increase in the total number of shares of ITC^DeltaCom’s authorized capital stock from 360,000,000 shares to 400,000,000 shares.

As of July 25, 2005, the majority stockholders held a total of 28,899,638 shares of common stock and 560,855 shares of Series B preferred stock, which represented approximately 61% of the combined voting power of all classes and series of ITC^DeltaCom’s capital stock as of that date.

Effectiveness of Corporate Action

Under SEC rules, to the extent that the foregoing stockholder approvals were required pursuant to the Nasdaq Marketplace Rules or Delaware law, ITC^DeltaCom may first take the following actions not less than 20 calendar days after this information statement is distributed to its stockholders:

•	permit the Series C warrants to be exercisable for shares of common stock;

•	permit the Series D warrants to be exercisable for shares of Series C preferred stock and shares of common stock; and

•	implement the increase in the total number of shares of ITC^DeltaCom’s authorized preferred stock and capital stock by filing an amendment to its restated certificate of incorporation with the Delaware Secretary of State as required under Delaware law.

On the 21st calendar day after the distribution of this information statement to ITC^DeltaCom’s stockholders, the outstanding Series C warrants will first become exercisable for our common stock in accordance with their terms. Further, on or about the 21st calendar day after the distribution of this information statement to stockholders, ITC^DeltaCom will file the foregoing amendment to its restated certificate of incorporation with the Delaware Secretary of State and, promptly after such filing, create the Series C preferred stock by filing the certificate of designation of the Series C preferred stock with the Delaware Secretary of State as required under Delaware law. Upon the filing of the Series C preferred stock certificate of designation, and subject to other conditions to exercisability specified in the Series D warrant agreement, the outstanding Series D warrants will first become exercisable for our Series C preferred stock and common stock.

Notice Under Delaware Law

This information statement serves as notice to our stockholders under Section 228 of the Delaware General Corporation Law of the approval of the foregoing matters by less than unanimous consent of the stockholders.

DESCRIPTION OF MARCH RESTRUCTURING

In the March Restructuring, ITC^DeltaCom restructured its senior and junior credit agreements, replaced all $22.0 million of obligations then outstanding under its principal capital leases with loans in the same amount under the senior credit agreement, and entered into a subordinated secured term loan agreement with the Welsh Carson securityholders for $20 million of new borrowings. In consideration of their extension of the subordinated secured loan, ITC^DeltaCom issued to the Welsh Carson securityholders 20,000,000 Series C warrants to purchase an equal number of shares of common stock.

Senior Secured Credit Facility

To restructure its senior credit agreement, ITC^DeltaCom entered into a Third Amended and Restated Credit Agreement, dated as of March 29, 2005, among ITC^DeltaCom, Interstate FiberNet, as the borrower under the agreement, ITC^DeltaCom’s other subsidiaries as subsidiary guarantors, the banks, financial institutions and other institutional lenders who were parties to the senior credit agreement and ITC^DeltaCom’s principal capital leases at the refinancing date, as lenders, and Wells Fargo Bank, N.A., as administrative agent and collateral agent.

On October 6, 2003, in connection with its acquisition of BTI, ITC^DeltaCom and the existing lenders had amended and restated ITC^DeltaCom’s senior credit agreement to add BTI as a guarantor and BTI’s lenders as lenders thereunder. Outstanding BTI indebtedness of $30 million was assumed by ITC^DeltaCom under this credit agreement, resulting in an increase in the principal amount outstanding under the credit agreement to approximately $184.4 million from approximately $154.4 million before the acquisition. The July 30, 2006 maturity date and amortization schedule of the prior senior credit agreement remained unchanged, except that the amount of each scheduled principal payment was increased based upon the additional principal amount outstanding. Before the March Restructuring, under the amended and restated credit agreement, payments, excluding interest, on the outstanding principal amount of $182.0 million as of December 31, 2004 were $400,000 quarterly through July 2005, $5.0 million in September 2005, December 2005 and March 2006, and $136.6 million on July 30, 2006.

In the March Restructuring, the senior credit agreement was amended to increase the principal amount outstanding thereunder by $22.0 million to $204.0 million. The additional principal amount represented the conversion into loans of the $22.0 million of obligations ITC^DeltaCom owed under its principal capital lease facilities at the restructuring date. The new agreement contained modified principal and interest payment terms applicable to facility indebtedness held by the lenders who elected the restructuring terms. At March 31, 2005, such electing lender loans amounted to $167.4 million of total facility indebtedness of $204.0 million. ITC^DeltaCom was not obligated to make any principal payments, other than specified prepayments, on the electing lender loans until the facility maturity date of July 30, 2006. Interest accrued on the electing lender loans at a rate of 2.5% in excess of the interest rate payable under the agreement before the restructuring. Except for the 2.5% rate increase, the interest computation was not modified. The principal and interest payment terms were not modified with respect to the indebtedness held by the credit facility lenders who did not elect the restructuring terms. At March 31, 2005, such non-electing lender loans amounted to a maximum of $36.5 million of total facility indebtedness of $204.0 million. Based on the amount of the electing lender loans, prior to the facility maturity date, ITC^DeltaCom was obligated to make quarterly principal payments of up to a maximum of $96,000 on March 31, 2005, $96,000 in July 2005, $1.2 million in September 2005, $1.2 million in December 2005 and $1.2 million in March 2006. The amended senior credit agreement provided that ITC^DeltaCom would fund these principal payments by drawing on a term loan facility extended by General Electric Capital Corporation. The borrowings under this facility were to be treated as electing lender loans for purposes of the agreement, and amounts drawn under this facility were to have been offset by the principal payments ITC^DeltaCom made on the non-electing lender loans.

Before the March Restructuring, the amended senior credit agreement contained a minimum unrestricted cash covenant, a total leverage ratio covenant, an interest coverage ratio covenant and a maximum capital expenditures covenant. Under the minimum unrestricted cash covenant, ITC^DeltaCom was required to have no less than $10 million of unrestricted cash. Under the total leverage ratio covenant, as of the last day of each quarter, the ratio of consolidated “total debt” to consolidated “EBITDA,” in each case as defined in the senior credit agreement, as measured over the last twelve months, or LTM, could not be greater than 5.0 times LTM EBITDA for the fourth quarter of 2004 nor greater than 4.5 times LTM EBITDA for the first quarter of 2005 to July 30, 2006. Under the interest coverage ratio covenant, as of the last day of each quarter, based on the previous two quarters, the ratio of consolidated “EBITDA,” as defined under the senior credit agreement, to cash interest paid in respect of all obligations, other than preferred stock, classified as indebtedness under generally accepted accounting principles could not be less than 3.0 times cash interest paid, for the fourth quarter of 2004, less than 3.5 times cash interest paid, for the first and second quarters of 2005, or less than 4.0 times cash interest paid, for the third quarter of 2005 to July 30, 2006. The foregoing financial covenants were amended in connection with the March Restructuring, as described below under “—Financial Covenants Under Restructured Credit Agreements.”

The obligations under the restructured senior credit agreement continued to be secured by first priority liens on, and security interests in, substantially all of the assets of Interstate FiberNet, ITC^DeltaCom and all of ITC^DeltaCom’s other subsidiaries.

As of December 31, 2004, ITC^DeltaCom was not in compliance with the maximum capital expenditures covenant, because actual capital expenditures for 2004 had exceeded the maximum allowable amount in the amount of $5.1 million. ITC^DeltaCom would have incurred an event of default under the senior credit agreement if it had not repaid the amount of the excess to the senior creditors by May 30, 2005, under terms of the financial covenant in effect before the March Restructuring. Events of default under the senior credit agreement also created events of default under the junior credit agreement and the principal capital lease facilities. As described under “Background of the Transactions—Chronology of Events Leading up to the Transactions,” during the first quarter of 2005, ITC^DeltaCom incurred continuing credit facility defaults under an affirmative operating covenant that required it to pay in a timely manner taxes and other governmental assessments and under a related negative operating covenant that restricted it from incurring specified types of liens on its assets. Before the March Restructuring, ITC^DeltaCom had obtained temporary waivers of the foregoing covenant defaults from the required number of lenders.

The foregoing events of default and the non-compliance with the maximum capital expenditures covenant existing immediately prior to the March Restructuring were irrevocably and permanently waived by the senior secured and junior secured credit facility lenders and by the principal capital lease facility lenders on the March Restructuring date.

Junior Secured Credit Facility

On October 6, 2003, Interstate FiberNet, ITC^DeltaCom and ITC^DeltaCom’s other subsidiaries after the acquisition of BTI, including BTI, entered into a junior credit agreement with the lenders under BTI’s former senior credit facility. Approximately $55.7 million in principal amount of indebtedness under BTI’s former senior credit facility was assumed under this new agreement and was outstanding under the junior credit agreement at the date of the March Restructuring.

To restructure its junior credit agreement, ITC^DeltaCom entered into an Amended and Restated Credit Agreement, dated as of March 29, 2005, among ITC^DeltaCom, Interstate FiberNet, ITC^DeltaCom’s other subsidiaries as subsidiary guarantors, General Electric Capital Corporation, Bank of America Strategic Solutions, Inc. and Export Development Canada (f/k/a/ Export Development Corporation), as lenders, and General Electric Capital Corporation, as administrative agent and collateral agent.

In the March Restructuring, the junior credit agreement was amended to extend the maturity date by one year from July 30, 2008 to July 30, 2009 and to defer the commencement of scheduled amortization payments for four fiscal quarters. Following the maturity and repayment of the senior credit facility on July 30, 2006, principal amounts outstanding under the junior credit agreement were payable in quarterly amounts of $3,979,644 from the third quarter of 2007 through the first quarter of 2008, in the amount of $13,979,644 for the second quarter of 2008, in quarterly amounts of $646,331 from the third quarter of 2008 through the first quarter of 2009, and in a final payment of $27,857,725 on the maturity date. Interest accrued on outstanding borrowings at a rate of 2.5% in excess of the interest rate payable under the agreement before the restructuring. Except for the 2.5% rate increase, the interest computation was not modified.

The obligations under the junior credit agreement were secured by second priority liens on, and security interests in, substantially all of the assets of Interstate FiberNet, ITC^DeltaCom and all of ITC^DeltaCom’s other subsidiaries. Under an intercreditor agreement with the lenders under the senior credit agreement, the lenders under the junior credit agreement were subject to standstill provisions restricting their ability to enforce their remedies upon an event of default by the loan parties or an insolvency of the loan parties until all obligations under the senior credit agreement were paid in full. Following payment in full of the senior credit agreement, the obligations under the junior credit agreement would have been secured by first priority liens on, and security interests in, the assets that previously had secured obligations under the senior credit agreement.

Before the March Restructuring, the junior credit agreement contained the same financial covenants as the senior credit agreement, except that the financial covenants in the junior credit agreement, other than the minimum unrestricted cash covenant, reflected the covenant levels applicable on the acquisition closing date and were not be subject to adjustment in future periods. Some of the other negative covenants in the junior credit agreement were less restrictive than the comparable covenants in the senior credit agreement.

Subordinated Secured Loan

On March 29, 2005, as part of the March Restructuring, Interstate FiberNet, ITC^DeltaCom and ITC^DeltaCom’s other subsidiaries entered into a subordinated secured loan agreement with the Welsh Carson securityholders. On the refinancing date, ITC^DeltaCom drew down the full $20 million of borrowings available under this facility.

ITC^DeltaCom obtained its $20 million subordinated secured term loan pursuant to a Credit Agreement, dated as of March 29, 2005, among ITC^DeltaCom, Interstate FiberNet, ITC^DeltaCom’s other subsidiaries as subsidiary guarantors, the Welsh Carson securityholders, as lenders, and Welsh, Carson, Anderson & Stowe VIII, L.P., as administrative agent and collateral agent. The lenders under this agreement were Welsh, Carson, Anderson & Stowe, VIII, L.P., WCAS Capital Partners III, L.P., Russell L. Carson, Andrew M. Paul, Thomas E. McInerney, Robert A. Minicucci, Paul B. Queally, Anthony J. de Nicola, D. Scott Mackesy, Sanjay Swani, Laura VanBuren, Sean Traynor, John Almeida, Jr., Eric J. Lee, IRA f/b/o Jonathan M. Rather, Mary R. Anderson TTEE of The Bruce K. Anderson 2004 Trust, The Bruce K. Anderson 2004 Irrevocable Trust and Carol Welsh TTEE of the Patrick Welsh 2004 Irrevocable Trust.

The indebtedness under the subordinated loan facility was subordinate to the indebtedness under the senior and junior credit agreements in right of payment and priority of security. No principal payments could have been made under the subordinated loan facility agreement until all amounts outstanding under the senior and credit agreements were paid in full. The outstanding principal amount under the subordinated loan facility was payable in a single payment on the maturity date, which was the later to occur of December 31, 2009 or 91 days after the maturity of the junior credit facility. Interest accrued on the $20 million of outstanding borrowings at an annual rate of 12% and was payable in-kind until repayment of the senior and junior credit facilities and, at ITC^DeltaCom’s option, in cash or in-kind thereafter.

The obligations under the subordinated loan facility were secured by third priority liens on, and security interests in, substantially all of the assets of Interstate FiberNet, ITC^DeltaCom and all of ITC^DeltaCom’s other subsidiaries. Under an intercreditor agreement with the lenders under the senior and junior credit agreements, the lenders under the subordinated loan facility were subject to standstill provisions restricting their ability to enforce their remedies upon an event of default by the loan parties or an insolvency of the loan parties until all obligations under the senior and junior credit agreements were paid in full.

The subordinated loan facility agreement contained some of the same operating covenants as the senior and junior credit agreements, but did not contain any financial covenants.

Financial Covenants Under Restructured Credit Agreements

Under the restructured senior and junior credit agreements, ITC^DeltaCom was subject to a maximum capital expenditures covenant, a senior debt ratio covenant, a total leverage ratio covenant, an interest coverage ratio covenant, a minimum unrestricted cash covenant, and a minimum consolidated EBITDA covenant. After the payment of borrowings under the senior credit facility at that facility’s maturity date of July 30, 2006, these financial covenants would have continued in effect for subsequent periods under the junior credit agreement. The amended financial covenants that became effective as a result of the March Restructuring afforded ITC^DeltaCom greater operational flexibility than the previous covenants.

The restructured credit agreements limited ITC^DeltaCom’s aggregate capital expenditures to the amounts shown below for the periods indicated, all of which were twelve-month periods ending on the dates shown unless otherwise indicated:

Period	Maximum Capital Expenditures ($)
4 months ending June 30, 2005	12,200,000
7 months ending September 30, 2005	22,500,000
10 months ending December 31, 2005	31,100,000
March 31, 2006	40,500,000
June 30, 2006	41,200,000
September 30, 2006	42,400,000
December 31, 2006	44,300,000

Under the junior credit agreement, capital expenditures for the twelve-month period ending March 31, 2007 and each fiscal quarter thereafter were not permitted to exceed 110% of budgeted capital expenditures approved by the administrative agent under the agreement.

Under the senior debt ratio covenant, the ratio of ITC^DeltaCom’s “senior debt” as of the last day of any fiscal quarter to ITC^DeltaCom’s consolidated EBITDA, as defined for purposes of the credit agreements and referred to in this information statement as “Adjusted EBITDA,” for the applicable measurement period was not permitted to exceed the amounts shown below:

Period	Maximum Ratio of Senior Debt to Adjusted EBITDA
June 30, 2005	3.3:1
September 30, 2005	3.5:1
December 31, 2005	3.6:1
March 31, 2006 and thereafter	3.6:1

Under the credit agreements, “senior debt” was defined to mean all of ITC^DeltaCom’s indebtedness outstanding under ITC^DeltaCom’s senior credit facility. Adjusted EBITDA was defined to mean the sum of (a) net income (or net loss) after eliminating extraordinary and/or non-recurring items to the extent included in net income (except as provided in this definition), (b) interest expense, (c) income tax expense, (d) depreciation expenses, (e) amortization expense, (f) non-cash charges recognized after March 1, 2005 which were deducted in arriving at net income (or net loss), (g) refinancing charges recognized after March 1, 2005 and (h) asset impairment charges, in each case as determined in accordance with generally accepted accounting principles. For the fiscal quarters ending July 30, September 30 and December 31, 2005, Adjusted EBITDA was to have been measured on a cumulative, annualized basis for the period from March 1, 2005 through the last day of the applicable fiscal quarter. Adjusted EBITDA was to have been measured for the trailing four calendar quarters for determining compliance as of March 31, 2006, and for the applicable quarter for subsequent measurement dates.

Under the total leverage ratio covenant, the ratio of ITC^DeltaCom’s consolidated debt as of the last day of any fiscal quarter to ITC^DeltaCom’s consolidated Adjusted EBITDA for the applicable measurement period was not permitted to exceed the ratios shown below:

Period	Maximum Ratio of Debt to Adjusted EBITDA
June 30, 2005	5.0:1
September 30, 2005	5.3:1
December 31, 2005	5.5:1
March 31, 2006 and thereafter	5.5:1

Adjusted EBITDA was required to be measured in the same manner for purposes of the total leverage ratio covenant as for determining compliance with the senior debt ratio covenant.

Under the interest coverage ratio covenant, the ratio of ITC^DeltaCom’s consolidated Adjusted EBITDA to the cumulative cash interest paid in respect of all “debt for borrowed money” for the applicable measurement period was not permitted to be less than the ratios shown below:

Period	Minimum Ratio of Adjusted EBITDA to Interest Paid
June 30, 2005	1.8:1
September 30, 2005	1.8:1
December 31, 2005	1.8:1
March 31, 2006 and thereafter	1.9:1

Under the credit agreements, “debt for borrowed money” was defined to mean all obligations that would be classified as indebtedness under generally accepted accounting principles, except for trade payables and preferred equity interests. For the fiscal quarters ending June 30, September 30 and December 31, 2005, the interest coverage ratio was to have been measured for the period from March 1, 2005 through the last day of the applicable fiscal quarter. For the fiscal quarter ending March 31, 2006 and for each subsequent quarterly compliance determination date, this ratio was to have been measured for the four calendar quarters ending on such date.

Under the minimum unrestricted cash covenant, ITC^DeltaCom was required to have a minimum of $10 million of unrestricted cash as of the last day of each month, beginning on June 30, 2005.

Under the minimum consolidated Adjusted EBITDA covenant, ITC^DeltaCom’s consolidated Adjusted EBITDA was not permitted to be less than the amounts shown below for the periods indicated, all of which were twelve-month periods ending on the dates shown unless otherwise indicated:

Period	Minimum Adjusted EBITDA ($)
4 months ending June 30, 2005	20,700,000
7 months ending September 30, 2005	33,700,000
10 months ending December 31, 2005	46,800,000
March 31, 2006	56,100,000
June 30, 2006	56,100,000
September 30, 2006	59,800,000
December 31, 2006	64,200,000

Under the junior credit agreement, ITC^DeltaCom’s minimum consolidated Adjusted EBITDA for the twelve-month period ending March 31, 2007 and each fiscal quarter thereafter was not permitted to be less than 80% of budgeted consolidated Adjusted EBITDA approved by the administrative agent under the agreement. Adjusted EBITDA was to have been measured in the same manner for purposes of this covenant as for determining compliance with the interest coverage ratio covenant.

Other Agreements

ITC^DeltaCom entered into a number of other agreements on March 29, 2005 in connection with the March Restructuring.

New Warrant Agreement. ITC^DeltaCom issued the Series C warrants to the Welsh Carson securityholders pursuant to a Warrant Agreement, dated as of March 29, 2005, between ITC^DeltaCom and Mellon Investor Services LLC, as warrant agent. This agreement sets forth the terms of the Series C warrants and the respective rights and obligations of ITC^DeltaCom, the warrant agent and the holders of the Series C warrants. See “—Description of Series C Warrants” for a summary of the terms of the warrant agreement.

Amendment to Series B Warrant Agreement. In connection with the issuance of the Series C warrants to the Welsh Carson securityholders, ITC^DeltaCom entered into an amendment to the Warrant Agreement, dated as of October 6, 2003, between ITC^DeltaCom and Mellon Investor Services LLC, as warrant agent, pursuant to which ITC^DeltaCom issued 3,000,000 Series B warrants on October 6, 2003. The amendment to the Series B warrant agreement amended the antidilution provisions of that agreement to provide that none of the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of the Series C warrants or the shares of common stock issuable upon exercise of the warrants will result in a reduction of the exercise price of the Series B warrants.

Series B Preferred Stockholder Waiver Instrument. In connection with the issuance of the Series C warrants, ITC^DeltaCom executed a Waiver, dated as of March 29, 2005, with the Welsh Carson securityholders who hold its Series B preferred stock. Under this instrument, those holders waived the application of the antidilution provisions of the certificate of designation of the Series B preferred stock, so that none of the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of the Series C warrants or the shares of common stock issuable upon exercise of the warrants will result in a reduction of the conversion price of the Series B preferred stock.

Amendment to Governance Agreement. To permit the Welsh Carson securityholders to acquire the Series C warrants and the shares of common stock issuable upon exercise of the warrants, ITC^DeltaCom entered into an amendment, dated as of March 29, 2005, to the governance agreement, dated as of October 6, 2003, with the Welsh Carson securityholders. Before the amendment, the governance agreement had provided that, with specified exceptions, the Welsh Carson securityholders and their affiliates were permitted to acquire beneficial ownership of additional ITC^DeltaCom voting securities subject to the following limitations:

•	until the second anniversary of the BTI merger closing date of October 6, 2003, no acquisition could result in beneficial ownership by the Welsh Carson securityholders and their affiliates of a percentage of the outstanding ITC^DeltaCom common stock, measured on a fully diluted basis, which was more than 5% greater than their ownership percentage immediately following the effective time of the merger; and

•	thereafter, during the term of the governance agreement, no acquisition could result in beneficial ownership by the Welsh Carson securityholders and their affiliates of a percentage of the outstanding ITC^DeltaCom common stock, measured on a fully diluted basis, which was more than 15% greater than their ownership percentage immediately following the effective time of the merger.

The amendment to the governance agreement provided that the Welsh Carson securityholders could acquire the Series C warrants and common stock upon exercise of the warrants in connection with the March Restructuring, and that those securities would be included in the foregoing ITC^DeltaCom voting security ownership percentages of the Welsh Carson securityholders and their affiliates for purposes of computing future permissible acquisitions.

ITC^DeltaCom also agreed in the amendment to register for public resale, under its registration rights agreement with the Welsh Carson securityholders, the Series C warrants held by the Welsh Carson securityholders and the common stock issuable upon exercise of the warrants.

Description of Series C Warrants

The following summarizes the principal terms of the Series C warrants, which we also refer to below as the “warrants.”

Number of Authorized Warrants. The Series C warrant agreement authorizes the issuance of 20,000,000 Series C warrants. All of such warrants were issued to the Welsh Carson securityholders in the March Restructuring and are outstanding as of the date of this information statement.

General. Each Series C warrant is represented by a warrant certificate which entitles the holder thereof to purchase for cash one share of common stock at an exercise price of $0.60 per share, which was the volume-weighted average trading price of the common stock as quoted on the Nasdaq Stock Market for the ten consecutive trading days before the March Restructuring date. The warrant exercise prices and the number of shares of common stock issuable upon exercise of a warrant are subject to adjustment, as described below. Each warrant is exercisable for common stock at any time during the period beginning on the 21st calendar day after distribution of this information statement to ITC^DeltaCom’s stockholders and ending immediately prior to 5:00 p.m., New York City time, on March 29, 2015. Any warrant not exercised before the expiration date will become void and all rights of the holder in respect of such warrant will cease as of such date.

Exercise. To exercise all or any of the Series C warrants represented by a warrant certificate, in addition to required documentation, the holder is required to pay the warrant agent for the account of ITC^DeltaCom the exercise price in cash for the number of shares of common stock in respect of which such warrants are then exercised. In addition, holders of warrants that are subject to transfer restrictions under securities laws may, in lieu of paying the exercise price, generally exercise the warrants in accordance with a cashless exercise formula specified in the applicable warrant agreement. Upon the exercise of any warrants in accordance with the warrant agreement, the warrant agent will deliver or cause to be delivered, in such name or names as the holder of such warrants may designate in writing, a certificate or certificates for the number of whole shares of common stock issuable upon exercise of the warrants delivered by such holder for exercise. All shares of common stock issuable by ITC^DeltaCom upon exercise of the warrants must be validly issued, fully paid and nonassessable.

Warrants may not be exercised by any holder for less than 100 shares of common stock unless such holder only owns, in the aggregate, such lesser amount. If fewer than all of the warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the number of warrants that remain outstanding after such exercise.

ITC^DeltaCom is not required to issue fractional shares of common stock upon the exercise of warrants. If more than one warrant is presented for exercise in full at the same time by the same holder, the number of full shares of common stock issuable upon the exercise of such warrants will be computed on the basis of the aggregate number of shares purchasable upon exercise of such warrants. If any fraction of a share of common stock would be issuable upon the exercise of any warrants, ITC^DeltaCom may, in its sole discretion, either round such fractional share up to the nearest whole number or pay an amount in cash equal to the market price of such share, as determined on the business day immediately preceding the date the warrant is presented for exercise, multiplied by such fraction, rounded up to the nearest whole cent.

ITC^DeltaCom must pay any and all taxes and governmental charges attributable to the initial issuance of shares of common stock upon the exercise of warrants, except that ITC^DeltaCom is not required to pay any tax or charge which may be payable in respect of any transfer involved in the issuance of any warrant certificates or any certificates for shares of common stock in a name other than that of the registered holder of a warrant certificate surrendered upon the exercise of a warrant. In the latter event, ITC^DeltaCom and the warrant agent are not required to issue or deliver such warrant certificates unless or until the person requesting the issuance of the certificates has paid to ITC^DeltaCom the amount of such tax or charge or has established to ITC^DeltaCom’s satisfaction and the satisfaction of the warrant agent that such tax or charge has been paid.

Holders of warrants are entitled to exercise their warrants only if a registration statement relating to the exercise of the warrants and issuance of the shares underlying the warrants is then effective under the Securities Act, or if the exercise of the warrants and issuance of shares upon such exercise is exempt from the registration requirements of the Securities Act and such shares are qualified for sale or exempt from registration or qualification under the applicable securities laws of the states in which the various holders of the warrants, or other persons to whom it is proposed that such shares be issued upon the exercise of such warrants, reside.

Reservation and Listing of Warrant Shares. ITC^DeltaCom is required at all times to reserve and keep available, free from preemptive rights, out of its authorized but unissued common stock and/or its authorized and issued common stock held in its treasury, the maximum number of shares of common stock which may be issuable by it from time to time upon the exercise of all outstanding Series C warrants. For so long as the shares issued upon exercise of the warrants are outstanding, ITC^DeltaCom is required to use its reasonable efforts to have such shares quoted on the Nasdaq National Market, or listed on a national securities exchange or quoted on a national automated quotation system other than the Nasdaq National Market, on which the common stock is then quoted or listed.

Antidilution Provisions. The warrant agreement contains provisions for adjustment of the exercise price of the Series C warrants for dilutive issuances of common stock at any time during the warrant term. Subject to specified exceptions, if ITC^DeltaCom issues or sells, or is deemed to have issued or sold, shares of common stock for no consideration or for a consideration per share less than the exercise price in effect on the date of issuance or sale, or deemed issuance or sale, of such common stock, the exercise price of the warrants will be reduced to a price determined by multiplying the exercise price in effect immediately before the issuance or sale or deemed issuance or sale by the following fraction:

•	the numerator of the fraction will be an amount equal to the sum of (x) the total number of shares of common stock deemed outstanding immediately before such issuance or sale, plus (y) the quotient of the aggregate consideration received or receivable by ITC^DeltaCom upon such issuance or sale divided by the applicable exercise price in effect immediately before such issuance or sale; and

•	the denominator of the fraction will be the total number of shares of common stock deemed outstanding immediately after such issuance.

No adjustment of the exercise price will be made upon the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, the Series A warrants, the Series B warrants, the Series C warrants, the Series D warrants, or common stock, options or convertible securities issued in excluded transactions, including pursuant to the conversion or exercise of the forgoing series of preferred stock and warrants, under an ITC^DeltaCom employee benefit plan or specified executive employment agreements, or in connection with ITC^DeltaCom’s acquisition of all or part of another business or company.

If a date of record is fixed for the subdivision, by stock split, stock dividend, capitalization, reorganization, reclassification or otherwise, of shares of common stock into a greater number of shares, or if holders of common stock become entitled to receive a dividend or other distribution payable in additional shares of common stock, or in securities convertible into or exchangeable for shares of common stock or options to purchase shares of common stock or such convertible securities, without payment of any consideration for the additional shares, convertible securities or options, then, as of the applicable date of record, the exercise price in effect immediately prior to such date of record will be proportionately reduced. If the subdivision of the shares of common stock or the payment of the dividend or distribution does not occur, the exercise price in effect will be readjusted to the exercise price that would have been in effect if the date of record for such subdivision, dividend or distribution had never been fixed. For purposes of computing a proportionate reduction in the exercise price as of any date of record, if any such dividend or distribution is payable in convertible securities, whether or not immediately exercisable, convertible or exchangeable, the maximum total number of shares of common stock issuable upon the conversion or exchange of all such convertible securities will, as of the date of record, be deemed to be outstanding. If any such dividend or distribution is payable in options, whether or not immediately exercisable, the maximum total number of shares of common stock issuable upon the exercise of all such options will, as of such date of record, be deemed to be outstanding.

If a date of record is fixed for the combination, by reverse stock split, recapitalization, reorganization, reclassification or otherwise, of the shares of common stock into a smaller number of shares of common stock, then, as of such date of record, the exercise price in effect immediately prior to such date of record will be proportionately increased. If such combination of the shares of common stock does not thereafter occur, the exercise price then in effect will be readjusted to the exercise price that would have been in effect if the date of record for such combination had never been fixed.

ITC^DeltaCom will not be required to give effect to any adjustment of the exercise price unless and until the net effect of one or more required adjustments will have resulted in a change of the exercise price by at least 1%. When the cumulative net effect of more than one adjustment will be to change the exercise price by at least 1%, ITC^DeltaCom must give effect to such change to the exercise price.

After the occurrence of any event requiring adjustment of the exercise price, ITC^DeltaCom must give written notice of the adjustment to the holders of the warrants and to the warrant agent. ITC^DeltaCom’s notice must state the new exercise price resulting from such event and must set forth in reasonable detail the method ITC^DeltaCom used to calculate the new exercise price and the facts upon which ITC^DeltaCom based its calculation. ITC^DeltaCom generally may choose to provide holders with this information in the quarterly or annual reports ITC^DeltaCom files with the SEC or by written notice to the holders of the warrants. ITC^DeltaCom will be required to give the specified notice within ten business days after the event requiring adjustment of the exercise price or, if earlier, the date on which the adjustment is effective.

Upon the occurrence of any event requiring adjustment of the exercise price, each Series C warrant outstanding immediately prior to such event will thereafter evidence the right to purchase, at the adjusted exercise price, that number of shares of common stock, calculated to the nearest one-one hundredth of a share, obtained by (a) multiplying (x) the number of shares covered by such warrant immediately prior to such adjustment of the exercise price by (y) the exercise price in effect immediately prior to such adjustment of the exercise price and (b) dividing the product so obtained by the exercise price in effect immediately after such adjustment of the exercise price.

Adjustment in Connection With Dividends. If ITC^DeltaCom pays a dividend in property, other than cash, or in securities to all holders of its common stock, other than in a transaction for which the warrant agreement provides for an adjustment of the exercise price, then, after the date of record for determining stockholders entitled to such dividend, each holder of Series C warrants will be entitled, upon exercise thereof for the purchase of any or all of the shares of common stock subject to such warrants, to receive the amount of such property, other than cash, or securities which would have been payable to such holder if such holder had been the holder, on the record date for the determination of stockholders entitled to such dividend, of such shares of common stock purchased upon such exercise.

Fundamental Change. Upon the occurrence of a “fundamental change” involving ITC^DeltaCom, as defined below, there will be no adjustment of the exercise price of the Series C warrants. Each Series C warrant then outstanding, without the consent of any holder of warrants, will become exercisable for the kind and amount of shares of capital stock or other securities of ITC^DeltaCom or another issuer, cash or other property receivable upon such fundamental change by a holder of the number of shares of common stock into which such warrants could have been exercised immediately prior to the effective date of such fundamental change, assuming such holder of common stock is not a specified related party to the transaction and such holder of common stock failed to exercise the holder’s rights of election, if any, as to the kind or amount of capital stock or other securities, cash or other property receivable upon such fundamental change. Notwithstanding the foregoing, if such a fundamental change solely provides for cash payments to holders of common stock at a price that is not greater than the current exercise price, a holder of warrants will not have any right to receive such consideration and such holder’s warrants will be automatically canceled upon consummation of such fundamental change. In connection with any fundamental change, effective provisions must be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease, exchange or transfer, or otherwise, so that any resulting or surviving corporation or any transferee in connection with the fundamental change expressly assumes the obligation to deliver to the warrant holders such shares of capital stock, or other securities, cash or other property upon exercise of the warrants, if the warrants remain outstanding, or upon completion of the fundamental change or thereafter as provided in such effective provisions, if the warrants will not remain outstanding. The right conferred under this provision will be the sole right of the holders of the warrants in connection with any fundamental change.

The Series C warrant agreement defines a “fundamental change” to mean any transaction or event, including any merger, consolidation, sale, conveyance, lease, exchange or transfer of assets, tender or exchange offer, reclassification (including any such reclassification in connection with a consolidation or merger in which ITC^DeltaCom is the surviving corporation), capital reorganization, compulsory share exchange or liquidation, in each case, in which all or substantially all outstanding shares of the common stock, or all or substantially all of the assets or the property of ITC^DeltaCom, are converted into or exchanged for capital stock of ITC^DeltaCom or another issuer or other securities, cash or other property.

No Rights as Stockholders. The holders of unexercised Series C warrants are not entitled, as such, to any rights of a stockholder of ITC^DeltaCom, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders.

Amendments and Supplements to Warrant Agreement. The warrant agent may, without the consent or concurrence of the holders of the Series C warrants, by supplemental agreement or otherwise, agree with ITC^DeltaCom to make any changes or corrections in the warrant agreement that:

•	are required to cure any ambiguity or to correct any defect or inconsistent provision or clerical omission or mistake or manifest error in the warrant agreement, provided that such changes or corrections do not and will not adversely affect, alter or change the rights of the holders of the warrants;

•	add to the covenants and agreements of ITC^DeltaCom in the warrant agreement further covenants and agreements of ITC^DeltaCom, or surrender any rights or power reserved to or conferred upon ITC^DeltaCom in the warrant agreement, provided that such changes or corrections do not and will not adversely affect, alter or change the rights of the holders of the warrants; or

•	will not, in the good faith opinion of ITC^DeltaCom’s board of directors, as evidenced by a board resolution, adversely affect, alter or change the rights of the holders of the warrants in any material respect.

Amendments or supplements to the warrant agreement that do not meet the foregoing requirements will require the written consent of the holders of a majority of the outstanding warrants, except that the consent of each holder will be required for any amendment or supplement pursuant to which the exercise price would be increased or the number of shares of common stock purchasable upon exercise of warrants would be decreased, other than in accordance with antidilution adjustments provided for in the warrant agreement.

For so long as specified initial holders of the Series C warrants and their affiliates continue to hold at least a majority of the outstanding Series C warrants, ITC^DeltaCom may not amend the Series A warrant agreement, the Series B warrant agreement or the Series D warrant agreement to provide the holders of warrants under any such warrant agreement with rights in addition or superior to those provided to the holders of the Series C warrants unless ITC^DeltaCom offers to amend the Series C warrant agreement to provide the holders of the Series C warrants with rights no less favorable than those proposed for the holders of such other series of warrants.

Warrant Agent. Mellon Investor Services LLC, 200 Galleria Parkway, Atlanta, Georgia 30339, serves as the warrant agent for the Series C warrants.

DESCRIPTION OF JULY REFINANCING

In the July Refinancing, ITC^DeltaCom issued $258.9 million of new secured indebtedness and Series D warrants and used the proceeds of the new indebtedness to refinance the borrowings outstanding under its senior credit facility.

First Lien Notes

On July 26, 2005, ITC^DeltaCom entered into a note purchase agreement among ITC^DeltaCom, Interstate FiberNet, which is the issuer under the agreement, ITC^DeltaCom’s subsidiary guarantors, the first lien note purchasers, TCP, as agent for the first lien note purchasers, and TCP Agency Services, LLC, as collateral agent. The first lien note purchasers are investment funds and other institutional investors, including Special Value Bond II, LLC and Special Value Absolute Return Fund, LLC, which are investment funds affiliated with TCP.

Pursuant to the note purchase agreement, Interstate FiberNet issued first lien, senior secured notes due 2009 in the aggregate principal amount of $209 million. ITC^DeltaCom used the proceeds of the first lien notes to repay in full the amounts outstanding under ITC^DeltaCom’s former $204 million senior secured credit facility, which was terminated, and to pay accrued interest under the facility as well as transaction costs.

The first lien notes accrue interest, payable quarterly, at an annual rate equal to the specified London Interbank Offered Rate, or LIBOR, plus 8%, with the portion of any interest in excess of a 12% annual rate payable in-kind, or PIK, at ITC^DeltaCom’s option, and accrue additional PIK interest, payable on a quarterly basis, at an annual rate of 0.5%. No scheduled principal payments will be due on the first lien notes before the maturity date of July 26, 2009. The first lien notes are pre-payable at ITC^DeltaCom’s option at specified premiums to the principal amount that will decline over the note term from 108% during the twelve-month period beginning on July 31, 2005 to 100% during the period from April 1, 2009 through the maturity date.

Pursuant to security agreements, dated as of July 26, 2005, executed by or for the benefit of the parties to the note purchase agreement, the obligations under the first lien notes are secured by first priority liens on, and security interests in, substantially all of the assets of Interstate FiberNet, ITC^DeltaCom and the subsidiary guarantors.

The note purchase agreement contains representations and warranties, affirmative and negative covenants, agreements, and events of default which are customary in similar types of agreements. ITC^DeltaCom is subject to financial covenants under the note purchase agreement, which are described below under “—Financial Covenants Under First Lien Notes and Third Lien Notes.” The financial and operating covenants are generally less restrictive and afford ITC^DeltaCom greater operational flexibility than the covenants in ITC^DeltaCom’s terminated senior secured credit facility.

Third Lien Notes

On July 26, 2005, ITC^DeltaCom entered into a securities purchase agreement among ITC^DeltaCom, Interstate FiberNet, which is the issuer under the agreement, the subsidiary guarantors, the third lien note purchasers, TCP, as agent for the third lien note purchasers, and TCP Agency Services, LLC, as collateral agent. The third lien note purchasers are investment funds and other institutional investors, including Special Value Bond II, LLC and Special Value Absolute Return Fund, LLC, which are investment funds affiliated with TCP, and the Welsh Carson securityholders. We refer to the third lien note purchasers other than the Welsh Carson securityholders as the “TCP purchasers.”

Pursuant to the securities purchase agreement, Interstate FiberNet issued third lien, senior secured notes due 2009 in the aggregate principal amount of $50.8 million. Of this amount, Interstate FiberNet issued $30 million in principal amount of third lien notes to the TCP purchasers for cash and $20.8 million in principal amount of third lien notes to the Welsh Carson securityholders in exchange for the cancellation of the $20 million subordinated secured term loan provided by the Welsh Carson securityholders in connection with the March Restructuring plus capitalized PIK interest of $0.8 million. Following this exchange, the subordinated secured loan agreement and all security arrangements and related rights under the agreement were terminated.

The third lien notes accrue interest, payable quarterly, at an annual rate of LIBOR plus 7.5%, with the portion of any interest in excess of a 12% annual rate payable in-kind at ITC^DeltaCom’s option, and accrue additional PIK interest, payable on a quarterly basis, at an annual rate of 4.5%. No scheduled principal payments will be due on the third lien notes before the maturity date of September 26, 2009, which will be two months after the maturity date of the first lien notes. The third lien notes are pre-payable at ITC^DeltaCom’s option at specified premiums to the principal amount that will decline over the note term from 108% during the twelve-month period beginning on July 31, 2005 to 100% during the period from April 2, 2009 through the maturity date. ITC^DeltaCom will use the $30 million of proceeds of the third lien notes issued to the TCP purchasers for general corporate purposes.

Pursuant to security agreements, dated as of July 26, 2005, executed by or for the benefit of the parties to the securities purchase agreement, the obligations under the third lien notes are secured by third priority liens on, and security interests in, substantially all of the assets of Interstate FiberNet, ITC^DeltaCom and the subsidiary guarantors. Under an intercreditor agreement, dated as of July 26, 2005, with the holders of the first lien notes and the lenders under ITC^DeltaCom’s second lien credit agreement, the holders of the third lien notes are subject to standstill provisions restricting their ability to enforce their remedies upon an event of default by the third lien note obligors or an insolvency of the third lien note obligors until all obligations under the first lien notes and the second lien credit agreement have been paid in full.

The securities purchase agreement contains representations and warranties, affirmative and negative covenants, agreements, and events of default which are customary in similar types of agreements. Under the securities purchase agreement, ITC^DeltaCom is subject to substantially the same financial covenants as under the note purchase agreement. For information about the financial covenants, see “—Financial Covenants Under First Lien Notes and Third Lien Notes.”

Financial Covenants Under First Lien Notes and Third Lien Notes

Under the note purchase agreement and the securities purchase agreement, ITC^DeltaCom is subject to a maximum capital expenditures covenant, a senior debt ratio covenant, a total leverage ratio covenant, an interest coverage ratio covenant, a minimum unrestricted cash covenant, and a minimum consolidated EBITDA covenant. After the repayment of the first lien notes at their maturity date of July 26, 2009, these covenants will continue in effect for subsequent periods under the securities purchase agreement.

The note purchase agreement and the securities purchase agreement limit ITC^DeltaCom’s aggregate capital expenditures to the amounts shown below for 2005 and 2006:

Period	Maximum Capital Expenditures ($)
For the calendar year ending December 31, 2005	34,545,000
For the calendar year ending December 31, 2006	48,791,000

For each of the calendar years ending December 31, 2007 and December 31, 2008, and the two quarters ending June 30, 2009, ITC^DeltaCom’s aggregate capital expenditures are limited to 50% of EBITDA, defined as described below, for the twelve-month period ending on the last date of each such calendar year, or the twelve-month period ending on June 30, 2009, respectively.

For purposes of all financial covenants, EBITDA is defined to mean the sum, determined in accordance with generally accepted accounting principles, without duplication, of (a) consolidated net income, as defined, other than interest income determined in accordance with generally accepted accounting principles, (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) the aggregate of all non-cash items included in arriving at consolidated net income in clause (a), with specified exceptions, (g) asset impairment charges and (h) special consulting fees and other specified charges. With respect to the applicable financial covenants, for the fiscal quarter ending September 30, 2005, EBITDA will be measured on an annualized basis, and for fiscal quarters ending December 31, 2005 and thereafter, EBITDA will be measured based on the twelve-month period ending on the last date of the applicable fiscal quarter.

Under the senior debt ratio covenant, the ratio of ITC^DeltaCom’s “senior debt” as of the last day of each fiscal quarter shown below to ITC^DeltaCom’s consolidated EBITDA for the applicable measurement period may not exceed the amounts shown below:

Period	Maximum Ratio of Senior Debt to Consolidated EBITDA
September 30, 2005	3.55:1
December 31, 2005	3.79:1
March 31, 2006	3.88:1
June 30, 2006	4.26:1
September 30, 2006	4.20:1
December 31, 2006	3.91:1
March 31, 2007	3.65:1
June 30, 2007	3.37:1
September 30, 2007	3.15:1
December 31, 2007	3.00:1
March 31, 2008	2.87:1
June 30, 2008	2.83:1
September 30, 2008	2.82:1
December 31, 2008	2.84:1
March 31, 2009	2.85:1
June 30, 2009	2.85:1

Under the note purchase agreement and the securities purchase agreement, “senior debt” is defined to mean all of ITC^DeltaCom’s indebtedness outstanding under ITC^DeltaCom’s note purchase agreement and securities purchase agreement and secured by a first priority lien.

Under the total leverage ratio covenant, the ratio of ITC^DeltaCom’s consolidated debt as of the last day of any fiscal quarter to ITC^DeltaCom’s consolidated EBITDA for the applicable measurement period may not exceed the ratios shown below:

Period	Maximum Ratio of Consolidated Debt to Consolidated EBITDA
September 30, 2005	5.84:1
December 31, 2005	6.22:1
March 31, 2006	6.36:1
June 30, 2006	6.99:1
September 30, 2006	6.90:1
December 31, 2006	5.66:1
March 31, 2007	5.89:1
June 30, 2007	5.45:1
September 30, 2007	4.83:1
December 31, 2007	4.60:1
March 31, 2008	4.42:1
June 30, 2008	4.35:1
September 30, 2008	4.35:1
December 31, 2008	4.38:1
March 31, 2009	4.40:1
June 30, 2009	4.42:1

EBITDA will be measured in the same manner for purposes of the total leverage ratio covenant as for determining compliance with the senior debt ratio covenant.

Under the interest coverage ratio covenant, the ratio of ITC^DeltaCom’s consolidated EBITDA to the cumulative cash interest paid in respect of all “debt for borrowed money” for the applicable measurement period may not be less than the ratios shown below:

Period	Minimum Ratio of Consolidated EBITDA to Cumulative Cash Interest Paid
September 30, 2005	2.00:1
December 31, 2005	1.74:1
March 31, 2006	1.43:1
June 30, 2006	1.25:1
September 30, 2006	1.23:1
December 31, 2006	1.47:1
March 31, 2007	1.42:1
June 30, 2007	1.54:1
September 30, 2007	1.65:1
December 31, 2007	1.74:1
March 31, 2008	1.86:1
June 30, 2008	1.89:1
September 30, 2008	1.93:1
December 31, 2008	1.92:1
March 31, 2009	1.91:1
June 30, 2009	1.90:1

Under the note purchase agreement and the securities purchase agreement, “debt for borrowed money” is defined to mean all obligations that would be classified as indebtedness under generally accepted accounting principles, except for trade payables and preferred equity interests. EBITDA will be measured in the same manner for purposes of the interest coverage ratio covenant as for determining compliance with the senior debt ratio covenant.

Under the minimum unrestricted cash covenant, ITC^DeltaCom must have at least $10 million of unrestricted cash as of the last day of each fiscal quarter, beginning on September 30, 2005.

Under the minimum consolidated EBITDA covenant, ITC^DeltaCom must have consolidated EBITDA of at least $60 million as of December 31, 2006.

Amendments to Second Lien Credit Agreement

On July 26, 2005, ITC^DeltaCom entered into an amended and restated junior credit agreement among ITC^DeltaCom, Interstate FiberNet, the subsidiary guarantors, General Electric Capital Corporation, Bank of America Strategic Solutions, Inc. and Export Development Canada (f/k/a/ Export Development Corporation), as lenders, and General Electric Capital Corporation, as administrative agent and collateral agent. Approximately $55.7 million of borrowings are outstanding under this agreement.

The agreement amended ITC^DeltaCom’s second lien credit agreement to extend the maturity date of borrowings thereunder from June 30, 2009 to August 26, 2009, to eliminate all scheduled principal payments prior to maturity, and to increase the annual rate at which interest accrues on outstanding borrowings. Under the agreement before its amendment, interest accrued at an annual rate equal to LIBOR plus an additional margin ranging from 6.25% to 8.00% that varied with ITC^DeltaCom’s senior debt ratio. Under the amended second lien credit agreement, the loans accrue cash interest at an annual rate equal to LIBOR plus 7.75% and accrue PIK interest, payable on a quarterly basis, at an annual rate of 0.75%. In addition to the foregoing amendments, the operating and financial covenants under the second lien credit agreement were modified to be substantially consistent with the corresponding covenants under the first lien notes and the third lien notes.

Amendments to Governance Agreement

On July 26, 2005, ITC^DeltaCom, the Welsh Carson securityholders, the TCP purchasers and Campbell B. Lanier, III entered into an amended and restated governance agreement. Mr. Lanier, who was a party to the existing governance agreement, is a stockholder of ITC^DeltaCom and was a director of ITC^DeltaCom until his resignation from the board of directors on July 26, 2005.

The amendments to the governance agreement added the TCP purchasers as parties to the agreement and granted to the Welsh Carson securityholders, as well as to the TCP purchasers, the right to subscribe for and to purchase their pro rata share of future issuances of voting securities by ITC^DeltaCom.

Size and Composition of Board of Directors. As amended and restated as of July 26, 2005, the governance agreement provides that ITC^DeltaCom’s board of directors will consist of the following directors:

•	up to two directors, who are referred to as the “Welsh Carson designees,” designated for appointment or for nomination for election to the board of directors by WCAS VIII and WCAS Capital Partners, so long as the Welsh Carson securityholders and their affiliates beneficially own voting securities of ITC^DeltaCom representing a majority of the outstanding primary voting power of ITC^DeltaCom, as defined in the governance agreement;

•	up to two directors, who are referred to as the “TCP designees,” designated for appointment or for nomination for election to the board of directors during the applicable board membership periods described below by Special Value Bond Fund II, LLC and Special Value Absolute Return Fund, LLC, which are investment funds affiliated with TCP, and their permitted transferees that become parties to the governance agreement from time to time, who are referred to as the “TCP fund investors”;

•	one director, who is referred to as the “Series A designee,” designated for appointment to the board of directors by the holders of the Series A preferred stock or elected to the board of directors by the holders of the Series A preferred stock, voting as a separate class, in accordance with the certificate of designation of the Series A preferred stock;

•	up to two directors, who are referred to as the “Series B designees,” designated for appointment to the board of directors by the holders of the Series B preferred stock or elected to the board of directors by the holders of the Series B preferred stock, voting as a separate class, in accordance with the certificate of designation of the Series B preferred stock;

•	a minimum of three directors who qualify as “independent directors,” as defined in the governance agreement;

•	ITC^DeltaCom’s Chief Executive Officer; and

•	the additional directors, if any, nominated for election by the board of directors as a whole.

Under the governance agreement, the TCP fund investors are entitled to designate two members of ITC^DeltaCom’s board of directors until such time as they no longer beneficially own at least 4,000,000 shares of common stock. Thereafter, the TCP fund investors will be entitled to designate one director until such time as they cease to beneficially own common stock representing at least 1% of ITC^DeltaCom’s outstanding voting power. For purposes for determining their entitlement to the foregoing board designation rights, the TCP fund investors are deemed to be the beneficial owners of the common stock they could receive upon exercise of the Series D warrants they acquired on July 26, 2005 in the July Refinancing.

On July 26, 2005, pursuant to the foregoing board designation rights, the TCP fund investors designated Steven C. Chang, a Partner of TCP, and Michael E. Leitner, a Director of TCP, for appointment to the board of directors. Messrs. Chang and Leitner were appointed to the board of directors on August 1, 2005.

In accordance with the foregoing provisions of the governance agreement, the number of directors constituting the board of directors is currently fixed at ten directors consisting, as of the date of this information statement, of the following members:

•	John Almeida, Jr. and Thomas E. McInerney, who were designated for nomination for election to the board of directors by WCAS VIII and WCAS Capital Partners and who currently serve as the Welsh Carson designees;

•	Mr. Chang and Mr. Leitner, who were designated for appointment to the board of directors by the TCP fund investors and who currently serve as the TCP designees;

•	R. Gerald McCarley, who was elected to the board of directors by the holders of the Series A preferred stock and who currently serves as the Series A designee;

•	Anthony J. de Nicola and Sanjay Swani, who were designated for appointment to the board of directors by the holders of the Series B preferred stock and who currently serve as the Series B designees;

•	Randall E. Curran, who serves as ITC^DeltaCom’s Chief Executive Officer; and

•	John J. DeLucca and Clyde A. Heintzelman, who, together with Mr. McCarley, qualify as “independent directors,” as defined in the governance agreement.

Composition of Board Committees. The governance agreement provides that at least one Welsh Carson designee or one Series B designee affiliated with the Welsh Carson securityholders will serve on all committees of the board of directors, other than the audit committee and the Committee of Independent Directors established in accordance with the governance agreement, and that one TCP designee will serve on the compensation committee. The remaining members of each committee, except the Committee of Independent Directors to the limited extent provided in the governance agreement, are required to qualify as independent directors as defined in the governance agreement. The TCP fund investors may designate one TCP designee to attend, as a non-voting observer, each meeting of each committee of the board of directors, other than the Committee of Independent Directors, and each meeting of the board of directors of each ITC^DeltaCom subsidiary and each committee thereof.

Vacancies in Board of Directors. The governance agreement provides that if a vacancy is created at any time by the death, disability, retirement, resignation or removal of any TCP designee, the TCP fund investors will have the right to fill such vacancy.

Agreement to Vote. ITC^DeltaCom, the Welsh Carson securityholders, the TCP purchasers and Mr. Lanier have agreed to vote or act by written consent, and to take all other necessary or desirable actions, to implement the foregoing provisions of the governance agreement relating to the membership of the board of directors and committees of the board of directors, and to use their reasonable efforts to cause their affiliates to do so. Consistent with this undertaking, the WCAS securityholders, the TCP purchasers and Mr. Lanier are obligated under the governance agreement to vote their shares of common stock of ITC^DeltaCom at each annual meeting of stockholders in favor of each of the nominees for election to the board of directors.

Restrictions on Transfer of Securities. The governance agreement provides that, until the six-month anniversary of the July Refinancing, the TCP purchasers may not transfer any of their ITC^DeltaCom voting securities and voting security equivalents, except that the TCP purchasers may transfer such securities representing up to 10% of their common stock ownership position in ITC^DeltaCom as of the July Refinancing closing date, measured on an as-converted, fully diluted basis. Any transfers by the TCP purchasers permitted during the transfer restriction period must be made as sales pursuant to Rule 144 under the Securities Act, in privately negotiated transactions in compliance with the Securities Act, or in public offerings pursuant to the

TCP registration rights agreement described below. The governance agreement defines “voting securities” to mean ITC^DeltaCom securities which are generally entitled to vote for members of the board of directors and “voting security equivalents” to mean warrants, options, rights or securities convertible into, or exchangeable or exercisable for, voting securities. As of the date of this information statement, ITC^DeltaCom’s voting securities consist of the common stock, the Series A preferred stock and the Series B preferred stock.

The following transfers of securities by the TCP purchasers will not be subject to the foregoing transfer restrictions and will not be counted in calculating their compliance with the 10% limitation during the transfer restriction period:

•	transfers pursuant to the exercise of “piggy-back” registration rights under the TCP registration rights agreement;

•	transfers to affiliates and other specified classes of permitted transferees, so long as such permitted transferees agree to become bound by the same transfer restrictions that apply to the TCP purchasers, except that no TCP purchaser may make any in-kind distributions of ITC^DeltaCom voting securities or voting security equivalents to its partners, members or shareholders;

•	any transfer pursuant to a merger or consolidation in which ITC^DeltaCom is a constituent corporation;

•	any transfer pursuant to a bona fide tender offer or exchange offer;

•	any transfer pursuant to a business combination or other sale of or involving ITC^DeltaCom;

•	any transfer pursuant to the exercise of “tag-along” rights under the governance agreement; and

•	any transfer following the date on which the Series D warrants become exercisable as a result of the occurrence of a change of control of ITC^DeltaCom or a disposition by the Welsh Carson securityholders of more than a specified amount of their equity investments in ITC^DeltaCom.

The TCP purchasers have agreed not to transfer any ITC^DeltaCom voting securities or voting security equivalents to any entity that competes with ITC^DeltaCom in providing retail or wholesale telecommunications services if the TCP purchasers know that such a competitor, when taken together with its affiliates and associates and with any “group” of which such competitor forms a part, would beneficially own immediately after such transfer ITC^DeltaCom voting securities representing 10% or more of the outstanding “voting power.” For purposes of the governance agreement, “group” has the meaning set forth in SEC rules. The governance agreement defines “voting power” on any date to mean the total number of votes that may be cast on such date by all holders of ITC^DeltaCom voting securities generally, other than in connection with the election of directors, but including any votes that may be cast upon the acquisition by stockholders of voting securities as a result of the conversion, exchange or exercise of any voting security equivalents beneficially owned by such stockholders on such date.

The TCP purchasers will be permitted to transfer securities of ITC^DeltaCom to permitted transferees specified in the governance agreement so long as such permitted transferees become bound by the terms of the governance agreement, subject to exceptions set forth in the governance agreement.

Restrictions on Acquisitions of Voting Securities. The governance agreement provides that neither TCP nor its affiliates will, directly or indirectly, without the prior written consent of ITC^DeltaCom’s board of directors:

•	acquire, or agree to acquire, or disclose any intention to acquire or to offer to acquire, by tender offer, exchange offer, merger or other business combination or other purchase, voting securities which, together with voting securities beneficially owned by TCP, would represent a majority of ITC^DeltaCom’s primary voting power;

•	form, join or in any way participate in a group in connection with any of the foregoing; or

•	advise, assist or encourage any other person in connection with any of the foregoing.

The governance agreement defines “primary voting power” on any date to mean the total number of votes that may be cast on such date by all holders of ITC^DeltaCom’s voting securities generally, other than in connection with the election of directors, but excluding any votes that may be cast upon the acquisition by stockholders of voting securities as a result of the conversion, exchange or exercise of any voting security equivalents beneficially owned by such stockholders on such date. As of the date of this information statement, primary voting power means the total number of votes that may be cast by all holders of the common stock, the Series A preferred stock and the Series B preferred stock.

Subscription Rights. Pursuant to the governance agreement, the Welsh Carson securityholders and the TCP purchasers, each of which is a “holder group” for purposes of the governance agreement, has the right to subscribe for and to purchase a pro rata share of all voting securities and voting security equivalents offered by ITC^DeltaCom for issue or sale from time to time from and after July 26, 2005, with specified exceptions. The pro rata share of each holder group with respect to any proposed issuance or sale of securities will be equal to the fully diluted common stock ownership percentage of such holder group in ITC^DeltaCom on the date of the related offer. No holder group will have this subscription right with respect to any proposed issue or sale of voting securities or voting security equivalents by ITC^DeltaCom unless the ownership percentage of such holder group on the date of the related offer is at least 2%.

The issue or sale by ITC^DeltaCom of the following voting securities and voting security equivalents are not subject to the foregoing subscription rights:

•	voting securities and voting security equivalents issued pursuant to any employee benefit plan or specified executive employment agreements of ITC^DeltaCom;

•	the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, the Series A warrants, the Series B warrants, the Series C warrants and the Series D warrants;

•	voting securities and voting security equivalents issued or issuable upon the conversion, exchange or exercise of the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, the Series A warrants, the Series B warrants, the Series C warrants and the Series D warrants;

•	voting securities and voting security equivalents issued or issuable in payment of payment in-kind dividends on the Series A preferred stock, the Series B preferred stock or the Series C preferred stock;

•	voting securities and voting security equivalents issued or issuable as consideration in connection with the acquisition of another corporation or other entity by merger, consolidation or otherwise, or in connection with the purchase of the assets of such corporation or other entity, in each case as approved by the board of directors;

•	voting securities and voting security equivalents issued or issuable in connection with any stock split, stock dividend, reverse stock split or combination, reclassification, recapitalization or similar transaction; or

•	voting securities and voting security equivalents issued or issuable to lenders to ITC^DeltaCom or its subsidiaries in connection with a restructuring or refinancing of indebtedness of ITC^DeltaCom or its subsidiaries.

Termination. The governance agreement will terminate with respect to the TCP purchasers on the later of the six-month anniversary of the July Refinancing and the date on which the TCP fund investors cease to be entitled to designate at least one director for appointment or election to the board of directors. The TCP purchasers may elect to terminate the governance agreement on such earlier date, if any, on which ITC^DeltaCom breaches in any material respect any material provision of the governance agreement provisions relating to corporate governance, if ITC^DeltaCom has not cured such breach within 30 days after the receipt by ITC^DeltaCom of written notice of such breach from the TCP purchasers, ITC^DeltaCom and the TCP purchasers have submitted such dispute regarding the breach to binding arbitration, and the arbitration panel has rendered a decision that ITC^DeltaCom has committed and failed to cure such breach.

The governance agreement was also amended to provide that it will terminate with respect to Mr. Lanier on October 6, 2005.

TCP Registration Rights Agreement

In connection with the July Refinancing, ITC^DeltaCom entered into a registration rights agreement with the TCP purchasers having the principal provisions summarized below.

Securities Subject to Registration Rights. The TCP registration rights agreement obligates ITC^DeltaCom to register for resale in the public market all of the following securities of ITC^DeltaCom held by the TCP purchasers and their permitted assignees during the period beginning on the July Refinancing closing date and ending on the eighth anniversary of the closing date:

•	the Series D warrants issued in the July Refinancing;

•	the Series C preferred stock issued upon exercise of the Series D warrants and issued as payment-in-kind dividends on outstanding Series C preferred stock;

•	the common stock issued upon exercise of the Series D warrants and upon conversion of the Series C preferred stock; and

•	any securities paid, issued or distributed in respect of the common stock referred to above.

Prior to the eighth anniversary of the closing date, the following securities held by any TCP purchaser will cease to be “registrable securities” entitled to registration rights on the date and to the extent that:

•	such TCP purchaser has disposed of such registrable securities pursuant to an effective registration statement under the Securities Act;

•	such TCP purchaser has distributed such registrable securities to the public in accordance with Rule 144 under the Securities Act;

•	such registrable securities have been otherwise issued, transferred or disposed of, certificates therefor not bearing a legend restricting further transfer have been delivered by ITC^DeltaCom and, at such time, subsequent transfer or disposition of such securities does not require registration or qualification of such securities under the Securities Act;

•	all such registrable securities held by such TCP purchaser may be sold by such holder without any time, volume or manner limitations in accordance with Rule 144(k) under the Securities Act, assuming for this purpose that the Series D warrants are exercised on a cashless exercise basis, provided that all registrable securities then outstanding do not exceed 2% of the total number of shares of common stock then outstanding, measured on a fully diluted basis;

•	all such registrable securities held by such TCP purchaser may be sold or transferred by such holder within any three-month period in accordance with Rule 144 under the Securities Act, assuming for this purpose that the Series D warrants are exercised on a cashless exercise basis; or

•	such registrable securities have ceased to be outstanding.

Holders Entitled to Registration Rights. The TCP purchasers and permitted assignees of their ITC^DeltaCom securities will be entitled to the benefits of the registration rights agreement. To qualify as a permitted assignee, the transferee of ITC^DeltaCom securities, other than an affiliate of TCP, from a TCP purchaser must hold after the transfer at least 5% of the total number of shares of common stock then outstanding, measured on a fully diluted basis, and must become a party to the registration rights agreement. Permitted transferees of ITC^DeltaCom voting securities and voting security equivalents under the governance agreement that otherwise meet the foregoing requirements will be treated as permitted assignees under the registration rights agreement only if they agree to become bound by the governance agreement.

Manner of Registration. The holders of registrable securities will be entitled to shelf, demand and piggy-back registration rights.

The holders of registrable securities will be entitled to shelf registration rights under the agreement that will permit the holders of registrable securities to sell those securities in the public market on a continuous basis. ITC^DeltaCom will be required to file a shelf registration statement with the SEC within 45 business days after it first becomes eligible to use SEC Form S-3 for the shelf registration, to use its reasonable best efforts to have the SEC declare the shelf registration statement effective as soon as reasonably practicable thereafter, and to maintain the effectiveness of the shelf registration statement for a minimum of three years.

The registration rights agreement provides that the TCP purchasers holding a majority of the registrable securities may make up to two requests that ITC^DeltaCom file a registration statement under the Securities Act with respect to the registrable securities so long as the securities subject to such registration have an aggregate offering price of at least $5 million and a demand for registration has not been made within 120 days prior to such demand. The holders may effectuate the demand registrations pursuant to an underwritten offering. ITC^DeltaCom will be required to supplement or amend the registration statement for each such demand registration to keep it effective for at least 120 days and, if the demand registration involves a firm commitment underwriting, up to an additional 90 days.

The holders of registrable securities will be entitled to unlimited “piggy-back” registration rights to have those securities included in other registrations by ITC^DeltaCom covering the public offering of securities for ITC^DeltaCom’s account or the account of other stockholders, including the Welsh Carson securityholders and the holders of the Series A preferred stock in accordance with the registration rights of those holders.

The exercise of the demand and piggy-back registration rights will be subject to notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering or by the stockholders initiating the registration.

Blackout and Holdback Periods. ITC^DeltaCom will have the right to postpone the filing or effectiveness of a registration statement under the agreement, or to suspend the use of an effective registration statement, on one or more occasions for a total period of up to 90 days in any twelve-month period if it determines that the registration and distribution of registrable securities would adversely affect any pending significant transaction involving ITC^DeltaCom, and for no more than 30 days on any one occasion or a total period of up to 60 days in any twelve-month period if it determines that such registration and distribution would require disclosure of specified non-public material information that ITC^DeltaCom has a bona fide business purpose for preserving as confidential.

The registration rights agreement provides that, if requested by the managing underwriter of any offering of ITC^DeltaCom securities, each holder of registrable securities will agree not to make any public sale or distribution of any registrable securities or similar securities, except for registrable securities included in the offering, during the period beginning seven days before, and ending up to 90 days following, the effective date of the registration statement for the offering. If requested by the managing underwriter, each holder will use commercially reasonable efforts to cause its affiliates, other than portfolio companies, to agree to the same holdback provisions with respect to the applicable offering.

The foregoing blackout and holdback periods cumulatively may not exceed a total of 97 days in any twelve-month period.

Registration Expenses. ITC^DeltaCom will be required to pay all expenses of registering the offering of registrable securities, including up to a specified maximum amount of the fees and disbursements of counsel to the holders as a group. The registration expenses payable by ITC^DeltaCom will not include underwriting discounts and fees, brokerage and sale commissions or any transfer and documentary stamp taxes.

Indemnification. The registration rights agreement obligates ITC^DeltaCom to indemnify each holder of registrable securities, the underwriter of any offering and the controlling persons, directors, trustees, officers, partners, agents, employees and affiliates of such holder and underwriter, and obligates each holder of registrable securities to indemnify ITC^DeltaCom, the underwriter of any offering and the controlling persons, directors, trustees, officers, partners, agents, employees and affiliates of ITC^DeltaCom and such underwriter, in each case against specified liabilities, including specified liabilities under the Securities Act, with respect to material misstatements or omissions based on information contained in any registration statement or prospectus and with respect to other offering matters. To the extent that indemnification from an indemnifying party is unavailable, contribution also will be available, with specified limitations, to any of the foregoing parties in relation to relative fault.

Benefit of More Favorable Provisions. The holders of registrable securities will be entitled to the benefit of any more favorable registration rights ITC^DeltaCom may grant to any other holders of ITC^DeltaCom securities from and after July 26, 2005.

New Warrant Agreement

ITC^DeltaCom entered into a warrant agreement, dated as of July 26, 2005, with Mellon Investor Services LLC, as warrant agent. This agreement sets forth the terms of the Series D warrants and the respective rights and obligations of ITC^DeltaCom, the warrant agent and the holders of the Series D warrants. See “—Description of Series D Warrants” for a summary of the terms of the warrant agreement.

Other Agreements

Amendments to Series A and Series B Certificates of Designation. On July 26, 2005, to facilitate the equity securities issuances contemplated in the March Restructuring and the July Refinancing, ITC^DeltaCom filed with the Delaware Secretary of State amended and restated certificates of designation of the Series A preferred stock and the Series B preferred stock. The amendment and restatement of the certificates of designation were approved by the required consent of the holders of the outstanding Series A preferred stock and the outstanding Series B preferred stock.

The certificates of designation, which form part of ITC^DeltaCom’s restated certificate of incorporation, were amended principally to:

•	permit the creation and issuance of the Series D warrants;

•	permit the creation and issuance of the Series C preferred stock issuable upon exercise of the Series D warrants as securities ranking pari passu as to liquidation and dividend rights with, and having redemption and other rights substantially similar to such rights of, the Series A preferred stock and the Series B preferred stock;

•	permit the issuance of the Series A preferred stock and Series B preferred stock to ITC^DeltaCom’s Chief Executive Officer, Chief Financial Officer and Executive Vice President of Operations pursuant to their employment agreements with ITC^DeltaCom for their services in connection with the March Restructuring; and

•	in the case of the certificate of designation of the Series B preferred stock, provide that none of the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of the Series D warrants, the Series C preferred stock or common stock issuable upon exercise of the Series D warrants, or the common stock issuable upon conversion of the Series C preferred stock will result in a reduction of the conversion price of the outstanding Series B preferred stock.

Amendment to Warrant Agreements. On July 26, 2005, ITC^DeltaCom entered into amendments to the Series B warrant agreement and the Series C warrant agreement principally to amend the antidilution provisions of these agreements to provide that none of the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of the Series D warrants, the Series C preferred stock or common stock issuable upon exercise of the Series D warrants, or the common stock issuable upon conversion of the Series C preferred stock will result in a reduction of the exercise prices of the outstanding Series B warrants and Series C warrants. In the amendment to the Series C warrant agreement, ITC^DeltaCom agreed that it would not amend the Series D warrant agreement to provide holders of the Series D warrants with rights in addition or superior to those provided to the holders of the Series D warrants unless it first offers to amend the Series C warrant agreement to provide the holders of the Series C warrants with rights no less favorable than those proposed for the holders of the Series D warrants.

Amendments to Registration Rights Agreements. ITC^DeltaCom entered into amendments to the registration rights agreement, dated as of October 29, 2002, as amended, among ITC^DeltaCom and certain holders of the Series A preferred stock, including Campbell B. Lanier, III, and to the registration rights agreement, dated as of October 6, 2003, as amended, among ITC^DeltaCom and the Welsh Carson securityholders. The amendments were required to permit ITC^DeltaCom to grant to the TCP purchasers the registration rights provided under the TCP registration rights agreement, as described above. Further, consistent with the amendment to the governance agreement executed in connection with the March Restructuring, ITC^DeltaCom agreed in the amendments to the Welsh Carson registration rights agreement to register for public resale, on a demand and piggy-back basis under that agreement, the Series C warrants held by the Welsh Carson securityholders and the common stock issuable upon the exercise of the warrants.

Description of Series D Warrants

The following summarizes the principal terms of the Series D warrants, which we also refer to below as the “warrants.”

Number of Authorized Warrants. The Series D warrant agreement provides for the issuance of up to 16,175,000 Series D warrants. As of the date of this information statement, ITC^DeltaCom has issued 9,000,000 Series D warrants to the TCP purchasers in the July Refinancing and authorized the issuance of 703,505 Series D warrants to three of ITC^DeltaCom’s senior officers in accordance with their employment agreements. For information about these issuances, see “—Third Lien Notes” and “Background of the Transactions—Interests of Certain Persons in the Transactions.”

Of the remaining 6,471,495 Series D warrants available for issuance, 6,000,000 warrants would be issuable, if at all, to the Welsh Carson securityholders if ITC^DeltaCom’s board of directors determines to seek, and the Welsh Carson securityholders agree, to effect an exchange of some or all of the outstanding Series C warrants, which would be canceled, for Series D warrants. As described in “Background to the Transactions—Chronology of Events Leading Up to the Transactions,” TCP proposed in May 2005, as a condition of its obligation to consummate the July Refinancing, that the Welsh Carson securityholders exchange their outstanding Series C warrants for 6,000,000 Series D warrants. Thomas E. McInerney and Sanjay Swani, who are General Partners of Welsh, Carson, Anderson & Stowe, informed TCP and ITC^DeltaCom that, because of legal considerations relating to their ownership of the Series C warrants, the Welsh Carson securityholders would not be in a position to agree to the proposed warrant exchange upon consummation of the proposed refinancing, although they might consider such an exchange at a future date. TCP subsequently advised ITC^DeltaCom that it would agree to the removal of the warrant exchange condition. ITC^DeltaCom may determine not to seek, or the Welsh Carson securityholders may determine not to agree to, such an exchange. Even if an exchange occurs, it may not be effected upon the terms contemplated by TCP’s proposal in May 2005.

If the Welsh Carson securityholders were to exchange their Series C warrants for Series D warrants, ITC^DeltaCom’s Chief Executive Officer, Chief Financial Officer and Executive Vice President of Operations would be entitled under their employment agreements to be granted the substantial portion of the remaining 471,495 Series D warrants available for issuance.

General. Each Series D warrant is represented by a warrant certificate which entitles the holder to purchase for cash one share of Series C preferred stock and a portion of an additional share of Series C preferred stock equal to the cumulative amount of payment-in-kind dividends that would have accrued with respect to one share of Series C preferred stock from the warrant issue date through the warrant exercise date if such share had been outstanding during this period. Under this formula, a Series D warrant issued on the July Refinancing closing date of July 26, 2005 and exercised on June 30, 2007, which is the scheduled initial warrant exercise date, would entitle the holder to purchase 1.16 shares of Series C preferred stock. The holder of warrants may elect to exercise the warrants for shares of common stock instead of shares of Series C preferred stock. If the holder makes such a common stock purchase election with respect to any warrants, the warrants will entitle the holder to purchase the number of shares of common stock into which the shares of Series C preferred stock otherwise issuable upon exercise of the warrants would be convertible as of the exercise date under the certificate of designation of the Series C preferred stock.

The Series D warrants may not be exercised until ITC^DeltaCom creates the Series C preferred stock by filing the certificate of designation of the Series C preferred stock with the Delaware Secretary of State. ITC^DeltaCom will make this filing on or about the 21st calendar day after this information statement is first mailed to its stockholders. From and after that date, the warrants will become exercisable on the earliest to occur of the following dates:

•	June 30, 2007;

•	the date on which there is a “change of control” of ITC^DeltaCom, as defined in the warrant agreement; and

•	the date on which cumulative sales or other transfers from and after July 26, 2005 by the Welsh Carson securityholders of their equity interests in ITC^DeltaCom, other than to affiliates and other permitted transferees, will have resulted either in aggregate gross proceeds to the Welsh Carson securityholders in excess of $5,000,000 or in total transfers of over 5,618,000 shares of common stock, calculated on an as-converted, as-exercised basis with respect to all convertible preferred stock, common stock purchase warrants and similar rights held by the Welsh Carson securityholders, and proportionately adjusted in connection with any stock split, reverse stock split or similar transaction affecting the common stock.

For purposes of the Series D warrant agreement, a change of control of ITC^DeltaCom will occur if, on any date from and after July 26, 2005:

•	any person or group acquires beneficial ownership of ITC^DeltaCom voting stock representing more than 35% of the total voting power of ITC^DeltaCom’s voting stock, calculated on a fully diluted basis, and such percentage of the total voting power represents a greater percentage than the percentage of the total voting power of the voting stock, calculated on a fully diluted basis, beneficially owned by the Welsh Carson securityholders and their affiliates on such date;

•	the individuals who on July 26, 2005 constituted the board of directors, together with any new directors whose appointment or nomination was approved by at least a majority of the individuals who served on the board of directors on July 26, 2005 or whose appointment or nomination was previously so approved, cease to constitute a majority of the members of the board of directors then in office; or

•	ITC^DeltaCom sells or transfers all or substantially all of its assets.

If, before ITC^DeltaCom creates the Series C preferred stock, there occurs either of the foregoing events triggering early exercisability of the Series C warrants, and, as a result, ITC^DeltaCom does not have sufficient shares of authorized but unissued shares of Series C preferred stock to permit a holder to exercise its warrants in full to purchase shares of Series C preferred stock, ITC^DeltaCom will be obligated, with respect to any such warrant which such holder is not be able to exercise in part or in full, within ten business days after receiving written notice from such holder requesting such payment, to pay to such holder as liquidated damages an amount in cash equal to the greater of (a) $1.00 per warrant and (b) the product of (x) the average closing price of the common stock for the five consecutive trading days prior to the date of such holder’s request multiplied by (y) the number of shares of common stock into which a share of Series C preferred stock would be convertible pursuant to the Series C certificate of designation as of the date of such holder’s request.

Any warrant not exercised before 5:00 p.m., New York City time, on July 1, 2009 will become void and all rights of the holder in respect of such warrant will cease as of such date.

The exercise price per share of Series C preferred stock will be fixed as of the initial exercise date. The stated initial exercise price of $0.01 per share of Series C preferred stock will increase as of the initial exercise date to the price specified below if ITC^DeltaCom has attained the amount specified opposite such price as “LTM EBITDA” for the applicable LTM EBITDA measurement period described below:

LTM EBITDA	Exercise Price
$72.5 million to, but not including, $75.0 million	$0.125
$75.0 million to, but not including, $77.5 million	$0.250
$77.5 million to, but not including, $80.0 million	$0.375
$80.0 million or greater	$0.500

The warrant agreement defines “EBITDA” to mean the sum determined on a consolidated basis, without duplication, of (a) net income (or net loss) after eliminating extraordinary and/or non-recurring items, determined in a manner consistent with the determination thereof in the July Refinancing securities purchase agreement, (b) interest expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense, (f) the aggregate of all non-cash items included in arriving at net income clause (a) above, with specified exceptions, (g) special consulting fees and other specified charges and (h) asset impairment charges, in each case determined in accordance with generally accepted accounting principles. If the initial exercise date is June 30, 2007, LTM EBITDA will be equal to the sum of ITC^DeltaCom’s EBITDA for ITC^DeltaCom’s four consecutive fiscal quarters ending on March 31, 2007 and will be derived from the unaudited condensed consolidated financial statements of ITC^DeltaCom for those fiscal quarters prepared on a basis consistent with ITC^DeltaCom’s most recent audited condensed consolidated financial statements. If the initial exercise date occurs before June 30, 2007, LTM EBITDA will be equal to the product of (x) two and (y) the sum of ITC^DeltaCom’s EBITDA for ITC^DeltaCom’s two consecutive fiscal quarters ending on the last day of the fiscal quarter immediately preceding the fiscal quarter in which the initial exercise date occurs and for which condensed consolidated financial statements of ITC^DeltaCom are available, and will be derived from the unaudited condensed consolidated financial statements of ITC^DeltaCom for those fiscal quarters prepared on a basis consistent with ITC^DeltaCom’s most recent audited condensed consolidated financial statements.

Exercise. To exercise all or any of the Series D warrants represented by a warrant certificate, in addition to required documentation, the holder will be required to pay the warrant agent for the account of ITC^DeltaCom the exercise price in cash for the number of shares in respect of which such warrants are then exercised. In addition, holders of warrants that are subject to transfer restrictions under securities laws may, in lieu of paying the exercise price, generally exercise the warrant in accordance with a cashless exercise formula specified in the applicable warrant agreement. Upon the exercise of any warrants in accordance with the warrant agreement, the warrant agent will deliver or cause to be delivered, in such name or names as the holder of such warrants may designate in writing, a certificate or certificates for the number of whole shares of Series C preferred stock or common stock issuable upon exercise of the warrants delivered by such holder for exercise. All shares of Series C preferred stock or common stock issuable by ITC^DeltaCom upon exercise of the warrants must be validly issued, fully paid and nonassessable.

Warrants may not be exercised by any holder for less than 10,000 shares of Series C preferred stock, or the corresponding number of shares of common stock, unless such holder only owns, in the aggregate, such lesser amount. If fewer than all of the warrants evidenced by a warrant certificate are exercised, a new warrant certificate will be issued for the number of warrants that remain outstanding after such exercise.

ITC^DeltaCom will not be required to issue fractional shares of Series C preferred stock or common stock upon the exercise of Series D warrants. If more than one warrant is presented for exercise in full at the same time by the same holder, the number of full shares of Series C preferred stock or common stock issuable upon the exercise of such warrants will be computed on the basis of the aggregate number of shares purchasable upon exercise of such warrants. If any fraction of a share of Series C preferred stock or common stock would be issuable upon the exercise of any warrants, ITC^DeltaCom may, in its sole discretion, either round such fractional share up to the nearest whole number or pay an amount in cash equal to the liquidation preference of such share, in the case of a share of Series C preferred stock, or the market price of such share, in the case of a share of common stock, as determined on the business day immediately preceding the date the warrant is presented for exercise, multiplied by such fraction, rounded up to the nearest whole cent.

ITC^DeltaCom must pay any and all taxes and governmental charges attributable to the initial issuance of shares of Series C preferred stock or common stock upon the exercise of warrants, except that ITC^DeltaCom will not be required to pay any tax or charge which may be payable in respect of any transfer involved in the issuance of any warrant certificates or any certificates for shares of Series C preferred stock or common stock in a name other than that of the registered holder of a warrant certificate surrendered upon the exercise of a warrant. In the latter event, ITC^DeltaCom and the warrant agent will not be required to issue or deliver such warrant certificates unless or until the person requesting the issuance of the certificates has paid to ITC^DeltaCom the amount of such tax or charge or has established to ITC^DeltaCom’s satisfaction and the satisfaction of the warrant agent that such tax or charge has been paid.

Holders of warrants will be entitled to exercise their warrants only if a registration statement relating to the exercise of the warrants and issuance of the shares underlying the warrants is then effective under the Securities Act, or if the exercise of the warrants and issuance of shares upon such exercise is exempt from the registration requirements of the Securities Act and such shares are qualified for sale or exempt from registration or qualification under the applicable securities laws of the states in which the various holders of the warrants, or other persons to whom it is proposed that such shares be issued upon the exercise of such warrants, reside.

Reservation and Listing of Warrant Shares. ITC^DeltaCom is required at all times to reserve and keep available, free from preemptive rights, out of its authorized but unissued Series C preferred stock and common stock and/or its authorized and issued Series C preferred stock and common stock held in its treasury, the maximum number of shares of Series C preferred stock and common stock which may be issuable by it from time to time upon the exercise of all outstanding Series D warrants and the conversion of all Series C preferred stock. For so long as the shares issued upon exercise of the warrants and conversion of the Series C preferred stock is outstanding, ITC^DeltaCom is required to use its reasonable efforts to have such shares of common stock quoted on the Nasdaq National Market, or listed on a national securities exchange or quoted on a national automated quotation system other than the Nasdaq National Market, on which the common stock is then quoted or listed.

Adjustment in Exercise Price. If a date of record is fixed for the subdivision, by stock split, stock dividend, capitalization, reorganization, reclassification or otherwise, of shares of Series C preferred stock into a greater number of shares, or if holders of Series C preferred stock become entitled to receive a dividend or other distribution payable in additional shares of Series C preferred stock, or in securities convertible into or exchangeable for shares of Series C preferred stock or options to purchase shares of Series C preferred stock or such convertible securities, without payment of any consideration for the additional shares, convertible securities or options, then, as of the applicable date of record, the exercise price in effect immediately prior to such date of record will be proportionately reduced. If the subdivision of the shares of Series C preferred stock or the payment of the dividend or distribution does not occur, the exercise price in effect will be readjusted to the exercise price that would have been in effect if the date of record for such subdivision, dividend or distribution had never been fixed. For purposes of computing a proportionate reduction in the exercise price as of any date of record, if any such dividend or distribution is payable in convertible securities, whether or not immediately exercisable, convertible or exchangeable, the maximum total number of shares of Series C preferred stock issuable upon the conversion or exchange of all such convertible securities will, as of the date of record, be deemed to be outstanding. If any such dividend or distribution is payable in options, whether or not immediately exercisable, the maximum total number of shares of Series C preferred stock issuable upon the exercise of all such options will, as of such date of record, be deemed to be outstanding.

If a date of record is fixed for the combination, by reverse stock split, recapitalization, reorganization, reclassification or otherwise, of the shares of Series C preferred stock into a smaller number of shares of Series C preferred stock, then, as of such date of record, the exercise price in effect immediately prior to such date of record will be proportionately increased. If such combination of the shares of Series C preferred stock does not thereafter occur, the exercise price then in effect will be readjusted to the exercise price that would have been in effect if the date of record for such combination had never been fixed.

Upon the occurrence of any event requiring adjustment of the exercise price, each Series D warrant outstanding immediately prior to such event will thereafter evidence the right to purchase, at the adjusted exercise price, that number of shares of Series C preferred stock, calculated to the nearest one-one hundredth of a share of Series C preferred stock, obtained by (a) multiplying (x) the number of shares covered by such warrant immediately prior to such adjustment of the exercise price by (y) the exercise price in effect immediately prior to such adjustment of the exercise price and (b) dividing the product so obtained by the exercise price in effect immediately after such adjustment of the exercise price.

Fundamental Change. Upon the occurrence of a “fundamental change” involving ITC^DeltaCom, as defined below, there will be no adjustment of the exercise price of the Series D warrants. Each Series D warrant then outstanding, without the consent of any holder of warrants, will become exercisable for the kind and amount of shares of capital stock or other securities of ITC^DeltaCom or another issuer, cash or other property receivable upon such fundamental change by a holder of the number of shares of common stock issuable upon conversion of the Series C preferred stock for which such warrants could have been exercised immediately prior to the effective date of such fundamental change, assuming such holder of common stock is not a specified related party to the transaction and such holder of common stock failed to exercise the holder’s rights of election, if any, as to the kind or amount of capital stock or other securities, cash or other property receivable upon such fundamental change. In connection with any fundamental change, effective provisions must be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease, exchange or transfer, or otherwise, so that any resulting or surviving corporation or any transferee in connection with the fundamental change expressly assumes the obligation to deliver to the warrant holders such shares of capital stock, or other securities, cash or other property upon exercise of the warrants, if the warrants remain outstanding, or upon completion of the fundamental change or thereafter as provided in such effective provisions, if the warrants will not remain outstanding. The right conferred under this provision will be the sole right of the holders of the warrants in connection with any fundamental change.

The Series D warrant agreement defines a “fundamental change” to mean any transaction or event, including any merger, consolidation, sale, conveyance, lease, exchange or transfer of assets, tender or exchange offer, reclassification (including any such reclassification in connection with a consolidation or merger in which ITC^DeltaCom is the surviving corporation), capital reorganization, compulsory share exchange or liquidation, in each case, in which all or substantially all outstanding shares of the common stock, or all or substantially all of the assets or the property of ITC^DeltaCom, are converted into or exchanged for capital stock of ITC^DeltaCom or another issuer or other securities, cash or other property.

No Rights as Stockholders. The holders of unexercised Series D warrants are not entitled, as such, to any rights of a stockholder of ITC^DeltaCom, including, without limitation, the right to vote or to consent to any action of the stockholders, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders.

Amendments and Supplements to Warrant Agreement. The warrant agent may, without the consent or concurrence of the holders of the Series D warrants, by supplemental agreement or otherwise, agree with ITC^DeltaCom to make any changes or corrections in the warrant agreement that:

•	are required to cure any ambiguity or to correct any defect or inconsistent provision or clerical omission or mistake or manifest error in the warrant agreement, provided that such changes or corrections do not and will not adversely affect, alter or change the rights of the holders of the warrants;

•	add to the covenants and agreements of ITC^DeltaCom in the warrant agreement further covenants and agreements of ITC^DeltaCom, or surrender any rights or power reserved to or conferred upon ITC^DeltaCom in the warrant agreement, provided that such changes or corrections do not and will not adversely affect, alter or change the rights of the holders of the warrants; or

•	will not, in the good faith opinion of ITC^DeltaCom’s board of directors, as evidenced by a board resolution, adversely affect, alter or change the rights of the holders of the warrants in any material respect.

Amendments or supplements to the warrant agreement that do not meet the foregoing requirements will require the written consent of the holders of a majority of the outstanding warrants, except that the consent of each holder will be required for any amendment or supplement pursuant to which the exercise price would be increased or the number of shares of Series C preferred stock purchasable upon exercise of warrants would be decreased, other than in accordance with antidilution and other adjustments provided for in the warrant agreement.

For so long as specified initial holders of the warrants and their affiliates continue to hold at least a majority of the outstanding Series D warrants, ITC^DeltaCom may not amend the Series A warrant agreement, the Series B warrant agreement or the Series C warrant agreement to provide the holders of warrants under any such warrant agreement with rights in addition or superior to those provided to the holders of the Series D warrants unless ITC^DeltaCom offers to amend the Series D warrant agreement to provide the holders of the Series D warrants with rights no less favorable than those proposed for the holders of such other series of warrants.

Warrant Agent. Mellon Investor Services LLC, 200 Galleria Parkway, Atlanta, Georgia 30339, serves as the warrant agent for the Series D warrants.

Description of Series C Preferred Stock

The following summarizes the principal terms of the Series C preferred stock, which we also refer to below as the “preferred stock.”

Number of Authorized Shares. To create the Series C preferred stock issuable upon exercise of the Series D warrants, ITC^DeltaCom is required to amend its restated certificate of incorporation to increase the total number of shares of its authorized preferred stock. On July 25, 2005, as part of the July Refinancing stockholder consent, ITC^DeltaCom stockholders holding a majority of the voting power of ITC^DeltaCom’s capital stock approved an amendment to ITC^DeltaCom’s restated certificate of incorporation that will increase the total number of shares of authorized preferred stock from 10,000,000 shares to 50,000,000 shares. On or about the 21st calendar day after the distribution of this information statement to stockholders, ITC^DeltaCom will file with the Delaware Secretary of State the amendment to its restated certificate of incorporation increasing its authorized preferred stock and, promptly after such filing, create the Series C preferred stock by filing the certificate of designation of the Series C preferred stock with the Delaware Secretary of State as required under Delaware law.

Subject to effectiveness of the foregoing amendment to ITC^DeltaCom’s restated certificate of incorporation, the board of directors has designated 28,000,000 shares of the preferred stock as “8% Series C Convertible Redeemable Preferred Stock.” The number of designated shares of Series C preferred stock was fixed based on the maximum number of shares that would be issuable if all 16,175,000 authorized Series D warrants were issued and exercised, all shares of Series C preferred stock remained outstanding until the mandatory redemption date of October 29, 2012, and ITC^DeltaCom paid dividends at the 8% annual rate on outstanding shares of Series C preferred stock in shares of Series C preferred stock for all quarterly dividend periods through the mandatory redemption date. The number of shares of Series C preferred stock actually issued may be significantly less than 28,000,000 shares.

Ranking. With respect to dividend rights and distributions upon the liquidation, dissolution or winding-up of ITC^DeltaCom, the Series C preferred stock will rank:

•	senior to “junior securities,” which include the common stock and each other class of capital stock or series of preferred stock established by ITC^DeltaCom’s board of directors after the Series C preferred stock which has terms that do not expressly provide that such class or series will rank senior to, or on a parity with, the Series C preferred stock;

•	on a parity with “parity securities,” which include the Series A preferred stock, the Series B preferred stock and each class of capital stock or series of preferred stock established by ITC^DeltaCom’s board of directors after the Series C preferred stock which has terms that expressly provide that such class or series will rank on a parity with the Series C preferred stock; and

•	junior to “senior securities,” which include each class of capital stock or series of preferred stock established by ITC^DeltaCom’s board of directors after the Series C preferred stock which has terms that expressly provide that such class or series will rank senior to the Series C preferred stock.

Dividend Rights. The holders of the Series C preferred stock are entitled to receive, when, as and if declared by its board of directors, out of funds legally available for this purpose, cumulative dividends in an amount equal to the greater of:

•	dividends at the annual rate of 8% per share on the $1.00 liquidation preference per share of the preferred stock plus the amount of any accrued and unpaid dividends for past dividend periods; and

•	dividends, other than dividends in common stock payable in connection with a stock split, reclassification or subdivision of the common stock, that would have accrued with respect to such share of the preferred stock during the applicable quarterly dividend period if the holder of such share had converted such share into common stock immediately prior to the record date of any dividend declared on the common stock in such quarterly dividend period.

Dividends payable at the 8% annual rate may be paid to the holders of the Series C preferred stock by ITC^DeltaCom, at its option, in cash, in shares of the Series C preferred stock, or in a combination of cash and shares of the Series C preferred stock. ITC^DeltaCom’s ability to pay cash dividends is restricted by the terms of its secured indebtedness. As a result, at least for so long as these restrictions remain in effect, ITC^DeltaCom expects to pay any dividends declared by the board of directors on the Series C preferred stock in shares of the Series C preferred stock. Solely for computing the dividend amount, each share of the preferred stock issued as such a payment-in-kind dividend will be valued at its liquidation preference of $1.00. Dividends payable on the preferred stock based on common stock dividends as described above will be payable in the same form as the related dividends declared on the common stock.

If any dividend would result in the issuance of a fractional share of the preferred stock, ITC^DeltaCom, in its sole discretion, may either pay such fractional share or round such fractional share up to the nearest whole share of preferred stock. Except to the extent otherwise required by the Nasdaq Marketplace Rules, if its common stock continues to be traded on the Nasdaq Stock Market, or by the rules, regulations, interpretations and practices of its transfer agent or any securities exchange on which the common stock is traded, or by any other applicable law or regulation, fractional shares of the preferred stock ITC^DeltaCom issues in payment of any dividend will be rounded up to the nearest one-ten thousandth (.0001) of a share, and any dividend ITC^DeltaCom pays in cash will be rounded up to the nearest cent.

Each dividend will be payable to holders of record as they appear on its stock register on the March 15, July 15, September 15 and December 15 immediately preceding the applicable dividend payment date, or if such date is not a business day, on the next succeeding business day, or on such other date that is fixed by its board of directors as the record date and that is not more than 60 days or less than 10 days preceding the applicable dividend payment date. Dividends will be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year. If such payment date is not a business day, and a dividend is payable in cash, such dividend will be payable on the next business day. Dividends on shares of the preferred stock will accrue from the most recent date to which dividends have been paid or, if no dividends have been paid, from the date of the original issuance of such shares. Dividends payable with respect to a full dividend period will be payable at a 2% quarterly rate. Dividends payable for any period greater or less than a full quarterly dividend period will be computed on the basis of a 365-day year and the actual number of days elapsed in the dividend period. ITC^DeltaCom may elect to treat any preferred stock ITC^DeltaCom issues on a day that is not the first day of a quarterly dividend period as having been issued on the first day of such quarterly dividend period.

Dividends will accrue and be cumulative from each quarterly dividend payment date whether or not declared and whether or not ITC^DeltaCom has funds legally available for payment of the dividends for any dividend period or periods. Accumulations of dividends will not bear interest.

ITC^DeltaCom may not declare or pay dividends on any parity securities unless all accrued and unpaid dividends with respect to the Series C preferred stock have been declared and paid or funds or shares of the Series C preferred stock have been set aside for payment of such dividends. If ITC^DeltaCom has not paid in full any accrued and unpaid dividends on the Series C preferred stock or set apart sufficient funds or shares of the Series C preferred stock for the payment of such dividends, ITC^DeltaCom may declare and pay dividends on parity securities for past dividend periods if all accrued and unpaid dividends declared on the Series C preferred stock and on any parity securities are declared ratably in proportion to the respective dividend amounts accumulated and unpaid on the Series C preferred stock and on such parity securities.

ITC^DeltaCom may not redeem, purchase or otherwise acquire any parity securities for any consideration, or pay or make available any moneys for a sinking fund for the redemption of any parity securities, except by conversion into or exchange for parity securities or junior securities, unless ITC^DeltaCom contemporaneously redeems, purchase or otherwise acquire for consideration a pro rata portion of the Series C preferred stock then outstanding. The pro rata portion will be calculated for these purposes based on the aggregate redemption, purchase or other acquisition price which would be payable to the holders of the Series C preferred stock and the holders of the class or series of parity securities being redeemed, purchased or otherwise acquired, assuming ITC^DeltaCom were to redeem the total number of shares of the Series C preferred stock and of each such class or series of parity securities then outstanding. Any such redemption of the Series C preferred stock will be deemed to be a redemption at its option, and will be subject to additional requirements, as described below under “—Redemption.”

ITC^DeltaCom may not declare or pay dividends on any junior securities or redeem, purchase or otherwise acquire any junior securities for any consideration, or pay or make available any moneys for a sinking fund for the redemption of any junior securities, except by conversion into or exchange for junior securities, unless ITC^DeltaCom has paid all accrued and unpaid dividends with respect to the Series C preferred stock and any parity securities for all past dividend periods and the current dividend period or ITC^DeltaCom has set apart sufficient funds or shares of the Series C preferred stock or parity securities, as applicable, for the payment of such dividends.

Notwithstanding the foregoing restrictions, ITC^DeltaCom may:

•	declare and pay dividends or make distributions on parity securities that are payable solely in additional parity securities or in junior securities;

•	declare and pay dividends or make distributions on junior securities that are payable solely in additional junior securities; or

•	redeem, purchase or otherwise acquire junior securities in exchange for junior securities and parity securities in exchange for parity securities or junior securities.

Liquidation Preference. Each share of the Series C preferred stock has a stated liquidation preference of $1.00 per share. The liquidation preference of the preferred stock will be subject to equitable adjustment if there occurs any stock split, combination, recapitalization, reorganization or reclassification, or other similar event affecting the preferred stock.

Upon any liquidation, dissolution or winding-up of ITC^DeltaCom, whether voluntary or involuntary, and subject to the rights of its creditors and holders of any senior securities and parity securities, each holder of the Series C preferred stock will be entitled to be paid, out of its assets available for distribution to stockholders, before any distribution is made on the common stock and any other junior securities, an amount in cash equal to the greater of:

•	the liquidation preference of $1.00 per share of the preferred stock plus the amount of any accumulated and unpaid dividends on the preferred stock accrued to, but not including, the date of such liquidation, dissolution or winding-up; and

•	the amount that such holder would have received with respect to the shares of common stock issuable upon conversion of the holder’s shares of the preferred stock if such shares had been converted immediately before the date of such liquidation, dissolution or winding-up.

If the amounts payable with respect to the Series C preferred stock and all other parity securities are not paid in full, the holders of the preferred stock and the parity securities will share equally and ratably in any distribution of its assets in proportion to the respective amounts to which they are entitled. After payment of the full amount of the liquidation preference of the Series C preferred stock, the holders of shares of the Series C preferred stock will not be entitled to any further distribution of its assets. Neither the sale, conveyance, lease, exchange or transfer of all or substantially all of ITC^DeltaCom’s assets, nor ITC^DeltaCom’s consolidation or merger with or into one or more entities, will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of ITC^DeltaCom for purposes of the liquidation preference of the preferred stock.

Conversion Rights. The shares of Series C preferred stock will be convertible at the holder’s option, in whole or in part, at any time after such shares are issued, into a number of shares of common stock which is equal to the product of the conversion rate then in effect times the sum of (x) the number of shares of preferred stock being so converted plus (y) the number of shares of preferred stock then issuable in payment of any accumulated dividends accrued with respect to such shares being so converted plus (z) the number of shares of preferred stock then issuable in payment of any current period dividends with respect to such shares being so converted accrued to, and not including, the conversion date. The initial conversion rate will be 1.3333 shares of common stock for each share of preferred stock. The conversion rate will be subject to adjustment from time to time under the circumstances described below. The right to convert shares of the preferred stock called for redemption will terminate at the close of business on the last business day before the date fixed for redemption, unless ITC^DeltaCom defaults in paying the redemption price. ITC^DeltaCom will not issue fractional shares of common stock upon the conversion of any share of the Series C preferred stock. Instead, in its discretion, ITC^DeltaCom may either round up a fractional share of common stock to the nearest whole share of common stock or pay cash in lieu of the fractional share based on the market price of the common stock on the business day preceding the conversion date.

To prevent dilution of the foregoing conversion rights, the conversion rate of the Series C preferred stock will be subject to increases in the manner described below during the period beginning on the date on which ITC^DeltaCom files the certificate of designation of the preferred stock with the Delaware Secretary of State, which we refer to as the “certificate date,” and the fourth anniversary of the certificate date. An increase in the conversion rate will result in an increase in the number of shares of common stock issuable upon conversion of the preferred stock. If, at any time during the foregoing period, ITC^DeltaCom issues or sells, or is deemed to have issued or sold, shares of common stock for no consideration or for a consideration per share which is less than the “trigger price” then in effect or deemed to be in effect, the conversion rate in effect on the date of issuance or sale, or deemed issuance or sale, of common stock will be increased by dividing such conversion rate by the following fraction:

•	the numerator of the fraction will be the total number of shares of common stock deemed outstanding immediately before such dilutive issuance plus the number of shares of common stock that could be purchased at the trigger price at the time of the dilutive issuance for the aggregate consideration received or receivable by ITC^DeltaCom upon such dilutive issuance; and

•	the denominator of the fraction will be the total number of shares of common stock deemed outstanding immediately after such dilutive issuance.

For purposes of this calculation, the total number of shares of common stock deemed outstanding will include the shares of common stock actually outstanding plus, without duplication, the maximum number of shares of common stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, rights and options to subscribe for or to purchase common stock or securities convertible into or exchangeable for common stock, which we refer to collectively as “options,” and all such convertible securities, whether or not such options or convertible securities are actually exercisable, convertible or exchangeable for or into common stock at such time.

The trigger price of the Series C preferred stock will be a price, rounded down to the nearest one one-hundredth (0.01) of a cent, equal to the amount obtained by dividing the Series D warrant price by the conversion rate in effect on the certificate date. The trigger price will be proportionately reduced if the conversion rate is increased after the certificate date by a stock split or other subdivision of the common stock and will be proportionately increased if the conversion rate is reduced after the certificate date by a reverse stock split or other combination of the common stock. Because the Series D warrant price will not be fixed until the Series D warrants become exercisable, the trigger price will not be determinable until the initial exercise date of the Series D warrants. Once the trigger price is determined, the foregoing conversion rate adjustment provisions will be applied in respect of all applicable issuances or sales, or deemed issuances or sales, of common stock between the certificate date and the initial exercise date of the Series D warrants.

ITC^DeltaCom will be deemed to have issued or sold common stock for a price less than the trigger price of the Series C preferred stock if ITC^DeltaCom issues, grants or sells:

•	any options, whether or not immediately exercisable, which have an exercise price per share of common stock that is less than the trigger price in effect on the date of issuance or grant of such options; or

•	any convertible securities, whether or not immediately convertible, which have a conversion price per share of common stock that is less than the trigger price in effect on the date of issuance of such convertible securities.

If ITC^DeltaCom issues, grants or sells any common stock, options or convertible securities for cash, the consideration ITC^DeltaCom will be deemed to have received for purposes of the foregoing calculations will be the amount ITC^DeltaCom receives before deduction of commissions, underwriting discounts or allowances or other expenses ITC^DeltaCom has paid or incurred in connection with the issuance, grant or sale. If ITC^DeltaCom issues or sells common stock, options or convertible securities for a consideration part or all of which is other than cash, the amount of the consideration other than cash ITC^DeltaCom will be deemed to have received will be the fair value of such consideration. If ITC^DeltaCom issues any common stock, options or convertible securities in connection with any acquisition, merger or consolidation in which ITC^DeltaCom is the surviving corporation, the amount of consideration ITC^DeltaCom will be deemed to have received for such a transaction will be deemed to be the fair value of the portion of the net assets and business of the non-surviving entity which is attributable to such common stock, options or convertible securities. The fair value of any consideration other than cash will be determined in good faith by the board of directors, whose determination, in the absence of manifest error, will be final and binding upon ITC^DeltaCom and the holders of the Series C preferred stock, unless specified initial holders of the Series C preferred stock request an independent appraisal of the fair value of any non-cash consideration in the manner specified in the certificate of designation. The fair value of such non-cash consideration determined by the independent appraiser will be final and binding upon ITC^DeltaCom and the holders of the preferred stock.

No adjustment of the conversion rate of the Series C preferred stock will be made upon the issuance, sale, grant, exercise, conversion, exchange, reclassification, redemption or other retirement of the Series A preferred stock, the Series B preferred stock, the Series C preferred stock, the Series A warrants, the Series B warrants, the Series C warrants, the Series D warrants, or common stock, options or convertible securities issued in excluded transactions, including pursuant to the conversion or exercise of the forgoing series of preferred stock and warrants, under an ITC^DeltaCom employee benefit plan or specified executive employment agreements, or in connection with the ITC^DeltaCom’s acquisition of all or part of another business or company.

If a date of record is fixed for the subdivision, by stock split, stock dividend, capitalization, reorganization, reclassification or otherwise, of shares of common stock into a greater number of shares, or if holders of common stock become entitled to receive a dividend or other distribution payable in additional shares of common stock, or in securities convertible into or exchangeable for shares of common stock or options to purchase shares of common stock or such convertible securities, without payment of any consideration for the additional shares, convertible securities or options, then, as of the applicable date of record, the conversion rate in effect immediately prior to such date of record will be proportionately increased. If the subdivision of the shares of common stock or the payment of the dividend or distribution does not occur, the conversion rate in effect will be readjusted to the conversion rate that would have been in effect if the date of record for such subdivision, dividend or distribution had never been fixed. For purposes of computing a proportionate increase in the conversion rate as of any date of record, if any such dividend or distribution is payable in convertible securities, whether or not immediately exercisable, convertible or exchangeable, the maximum total number of shares of common stock issuable upon the conversion or exchange of all such convertible securities will, as of the date of record, be deemed to be outstanding. If any such dividend or distribution is payable in options, whether or not immediately exercisable, the maximum total number of shares of common stock issuable upon the exercise of all such options will, as of such date of record, be deemed to be outstanding.

If a date of record is fixed for the combination, by reverse stock split, recapitalization, reorganization, reclassification or otherwise, of the shares of common stock into a smaller number of shares of common stock, then, as of such date of record, the conversion rate in effect immediately prior to such date of record will be proportionately reduced. If such combination of the shares of common stock does not thereafter occur, the conversion rate then in effect will be readjusted to the conversion rate that would have been in effect if the date of record for such combination had never been fixed.

Upon the occurrence of a “fundamental change” involving ITC^DeltaCom, as defined below, there will be no adjustment of the conversion rate of the Series C preferred stock. Instead, each share of the Series C preferred stock, without the consent of the holder except as expressly required by applicable law, will become convertible into the kind and amount of shares of capital stock or other securities of ITC^DeltaCom or another issuer, cash or other property that such holder would have been entitled to receive upon conversion of the preferred stock into common stock immediately before the effective date of such fundamental change, assuming such holder of common stock is not a specified related party to the transaction and such holder of common stock failed to exercise the holder’s rights of election, if any, as to the kind or amount of capital stock or other securities, cash or other property receivable upon such fundamental change. The right conferred under this provision will be the sole right of the holders of the preferred stock in connection with any fundamental change and, except as expressly provided by applicable law, such holders will have no separate right to consent with respect to, and will have no separate vote on, such fundamental change. In connection with any fundamental change, effective provisions must be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease, exchange or transfer, or otherwise, so that any resulting or surviving corporation or any transferee in connection with the fundamental change expressly assumes the obligation to deliver to the holders of the preferred stock the applicable shares of capital stock, or other securities, cash or other property upon conversion of the preferred stock, if the preferred stock will remain outstanding, or upon completion of the fundamental change or thereafter as provided in such effective provisions, if the preferred stock will not remain outstanding.

The certificate of designation of the Series C preferred stock defines a “fundamental change” to mean any transaction or event, including any merger, consolidation, sale, conveyance, lease, exchange or transfer of assets, tender or exchange offer, reclassification (including any such reclassification in connection with a consolidation or merger in which ITC^DeltaCom is the surviving corporation), capital reorganization, compulsory share exchange or liquidation, in each case, in which all or substantially all outstanding shares of the common stock, or all or substantially all of the assets or the property of ITC^DeltaCom, are converted into or exchanged for capital stock of ITC^DeltaCom or another issuer or other securities, cash or other property.

ITC^DeltaCom will not be required to give effect to any adjustment of the conversion rate unless and until the net effect of one or more required adjustments will have resulted in a change of the conversion rate by at least 1%. When the cumulative net effect of more than one adjustment will be to change the conversion rate by at least 1%, ITC^DeltaCom will give effect to such change to the conversion rate.

After the occurrence of any event requiring adjustment of the conversion rate, ITC^DeltaCom will give written notice of the adjustment to the holders of the preferred stock. ITC^DeltaCom’s notice will state the new conversion rate resulting from such event and will set forth in reasonable detail the method ITC^DeltaCom used to calculate the new conversion rate and the facts upon which ITC^DeltaCom based its calculation. ITC^DeltaCom may choose to provide holders with this information in the quarterly or annual reports ITC^DeltaCom files with the SEC or by written notice to the holders of the preferred stock. ITC^DeltaCom is required to provide the specified notice within ten business days after the event requiring adjustment of the conversion rate or, if earlier, the date on which the adjustment is effective.

Redemption. Beginning on the third anniversary of the first date on which shares of Series C preferred stock are issued, ITC^DeltaCom will have the right, at its option, to redeem for cash the shares of the preferred stock, in whole or in part (with a minimum aggregate redemption price of $5 million), at any time and from time to time. The redemption price per share of the preferred stock will be equal to the liquidation preference of $1.00 per share plus the amount of any accrued and unpaid dividends accrued to, but not including, the date fixed for redemption, without interest.

ITC^DeltaCom may not redeem the preferred stock before the foregoing dates other than in connection with a fundamental change, as defined above under “—Conversion Rights.” If a fundamental change occurs before the third anniversary of the first issue date, ITC^DeltaCom will have the right, at its option, to redeem for cash the preferred stock, in whole or in part (with a minimum redemption price of $5 million), at any time, including concurrently with the occurrence of the fundamental change, and from time to time. The redemption price per share will be equal to 110% of the sum of the liquidation preference of $1.00 per share plus the amount of any accrued and unpaid dividends accrued to, but not including, the date fixed for redemption, without interest.

For so long as shares of the Series A preferred stock or the Series B preferred stock are outstanding, ITC^DeltaCom’s exercise of these optional redemption rights with respect to the Series C preferred stock will be subject to the pro rata redemption limitation discussed above under “—Dividend Rights.” In addition, for so long as the initial holders of the Series C preferred stock and their affiliates are the beneficial and record owners of at least 50% of the outstanding shares of the Series C preferred stock, ITC^DeltaCom may not redeem or exercise its optional rights to redeem any shares of the Series C preferred stock without the prior written consent of such initial holders and their affiliates owning beneficially and of record at least 50% of the outstanding shares of the Series C preferred stock, unless ITC^DeltaCom concurrently redeems a pro rata portion of each other outstanding class or series of parity securities, including the Series A preferred stock and the Series B preferred stock. For these purposes, the pro rata portion will be calculated based on the aggregate redemption price which would be payable to the holders of the Series C preferred stock and the holders of each such class or series of parity securities to redeem the total number of shares of the Series C preferred stock and each such class or series of parity securities then outstanding.

If ITC^DeltaCom optionally redeems fewer than all of the outstanding shares of the Series C preferred stock, the number of shares to be redeemed will be determined by its board of directors and the shares to be redeemed will be selected on a pro rata basis, with any fractional shares of preferred stock being rounded up to the nearest whole share. Notwithstanding this requirement, ITC^DeltaCom may redeem all, none or any amount greater or less than the pro rata portion of shares held by any holder of fewer than 10,000 shares of the Series C preferred stock as may be determined by the board of directors.

On October 29, 2012, ITC^DeltaCom will be required to redeem for cash all outstanding shares of the Series C preferred stock, as well as all outstanding shares of the Series A preferred stock and the Series B preferred stock. The redemption price per share of the Series C preferred stock will be equal to the liquidation preference of $1.00 per share plus the amount of any accrued and unpaid dividends on shares of the Series C preferred stock accrued to, but not including, the date fixed for redemption, without interest. For so long as the initial holders of the Series C preferred stock and their affiliates are the beneficial and record owners of at least 50% of the outstanding shares of the Series C preferred stock, ITC^DeltaCom may not redeem or exercise its mandatory rights to redeem any shares of the Series C preferred stock without the prior written consent of such initial holders and their affiliates owning beneficially and of record at least 50% of the outstanding shares of the Series C preferred stock, unless ITC^DeltaCom concurrently redeems a pro rata portion of each other outstanding class or series of parity securities, including the Series A preferred stock and the Series B preferred stock. For these purposes, the pro rata portion will be calculated based on the aggregate redemption price which would be payable to the holders of the Series C preferred stock and the holders of each such other class or series of parity securities to redeem the total number of shares of the Series C preferred stock and each such other class or series of parity securities then outstanding.

If ITC^DeltaCom does not have funds legally available to discharge fully its mandatory redemption obligation on the mandatory redemption date, ITC^DeltaCom will be required to use all legally available funds on the mandatory redemption date and thereafter until all of the Series C preferred stock has been redeemed to redeem to the fullest possible extent the shares of each series of the preferred stock on a ratable basis, based on the aggregate redemption price that would otherwise be payable to the holders of such series. Shares of the Series C preferred stock that remain outstanding after the mandatory redemption date will continue to be entitled to all of their rights, preferences and powers until such shares are redeemed.

For so long as ITC^DeltaCom has not fully discharged its mandatory redemption obligation, ITC^DeltaCom will not be permitted to redeem, purchase or otherwise acquire for any consideration any parity securities or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any parity securities or declare any dividends or make any other distributions on any junior securities, redeem, purchase or otherwise acquire for consideration any junior securities, or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any junior securities.

ITC^DeltaCom will be required to send holders of the Series C preferred stock written notice of an optional redemption in connection with a fundamental change not less than 15 days before the date of the fundamental change and written notice of any other redemption not less than 30 days nor more than 60 day before the date fixed for redemption. Holders of the preferred stock called for redemption will have the right, exercisable at any time up to the close of business on the business day immediately prior to the date fixed for redemption, to convert all or any portion of such shares into common stock, unless ITC^DeltaCom defaults in making the redemption payments due upon the redemption of such shares. In this event, the holders will be entitled to exercise this conversion right at any time until the close of business on the business day immediately prior to the date on which the payment is made.

Voting and Approval Rights. The holders of the Series C preferred stock will be entitled to vote together with the holders of the common stock as a single class on all matters presented for a vote to the holders of the common stock. Such voting rights of the Series C preferred stock will be subject to significant limitations under the Nasdaq Marketplace Rules, which provide that the voting rights of existing stockholders may not be disparately reduced or restricted through, among other events, the issuance of securities. Under those rules, as currently interpreted by the staff of the Nasdaq Stock Market, holders of the preferred stock will be able to cast a number of votes equal to the number of shares of common stock into which the preferred stock would be convertible at the market value of the common stock, as such market value is calculated for purposes of the rules, at the time Series D warrants were initially issued. In accordance with this limitation, each holder of the preferred stock will have a fraction of a whole vote (rounded to the nearest one-ten thousandth) per share of preferred stock held of record by such holder on the record date for the meeting of stockholders, if such matter is subject to a vote at a meeting of stockholders, or on the effective date of any consent, if such matter is subject to a consent of the stockholders without a meeting of stockholders, which is equal to the quotient of the “adjusted Series D warrant exercise price” divided by the closing bid price of the common stock on July 25, 2006. The adjusted Series D warrant exercise will be equal to the Series D warrant exercise price as of the initial exercise date of the Series D warrants, which will be between $0.01 and $0.50, divided by the Series C preferred stock conversion rate of 1.3333 fixed at the time of the July Refinancing. If and whenever, from and after the initial Series D warrant issue date of July 26, 2005, the shares of common stock are subdivided, by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise, into a greater number of shares, such number of votes per share of Series C preferred stock will be proportionately increased, or the shares of common stock are combined, by reverse stock split, recapitalization, reorganization, reclassification or otherwise, into a smaller number of shares of common stock, such number of votes per share of Series C preferred stock will be proportionately reduced.

As long as any shares of the Series C preferred stock remain outstanding, ITC^DeltaCom will be prohibited from amending, altering or repealing any provision of its certificate of incorporation or the certificate of designation of the Series C preferred stock to alter or change the powers, preferences or special rights of the Series C preferred stock, whether by merger, consolidation, business combination, other extraordinary corporate transaction or otherwise, in a manner that affects them adversely, or, except as otherwise expressly provided in the certificate of designation of the Series C preferred stock, change the Series C preferred stock into any other securities, cash or property, without the approval of the holders of more than 50% of the voting power of the outstanding shares of the Series C preferred stock, voting or consenting as a separate class. If a proposed amendment to the certificate of designation seeks to change any dividend or other amount payable on, or the liquidation preference of, the Series C preferred stock, the approval of the holders of at least 66 2/3% of the voting power of the outstanding shares of the Series C preferred stock, voting or consenting as a separate class, will be required to approve the amendment. Further, without the approval of the holders of more than 50% of the voting power of the outstanding shares of the Series C preferred stock, voting or consenting as a separate class, ITC^DeltaCom may not authorize or issue, or increase the authorized amount of, any senior securities or parity securities, other than shares of the Series A preferred stock, the Series B preferred stock or the Series C preferred stock, or any security convertible into or exchangeable for any senior securities or parity securities, other than the Series D warrants, subject, in each case, to limitations specified in the certificate of designation of the Series C preferred stock.

In the exercise of the foregoing voting rights, except on matters in which the holders of the Series C preferred stock will vote together with the holders of the common stock, each share of the Series C preferred stock will have one vote per share. Except as otherwise required by applicable law or as set forth in the certificate of designation of the Series C preferred stock, the shares of the preferred stock will not have any relative, participating, optional or other special voting rights and powers, and the vote or consent of the holders of the preferred stock will not be required for the taking of any corporate action by ITC^DeltaCom.

So long as any shares of the Series C preferred stock are outstanding and held by specified initial holders of the Series C preferred stock, in addition to any vote required by law or the certificate of incorporation, including the certificate of designation of the Series C preferred stock, the affirmative vote or consent of holders of the shares representing more than 50% of the voting power of the then outstanding shares of the Series C preferred stock, voting or consenting as a separate class, is required to approve any proposed amendment of the certificate of designation of the Series A preferred stock or the Series B preferred stock. This vote will not be required with respect to any proposed amendment of the certificate of designation of such other series of preferred stock if specified initial holders of the Series C preferred stock, within ten business days after ITC^DeltaCom has given notice to such holders, notify ITC^DeltaCom that they seek to amend the certificate of designation of the Series C preferred stock in a manner substantially similar to such proposed amendment to the certificate of designation of the other series of preferred stock, and the board of directors declares such amendment advisable and submits such amendment to the holders of the Series C preferred stock for approval.

Transfer Agent. Mellon Investor Services LLC, 200 Galleria Parkway, Atlanta, Georgia 30339, will serve as the transfer agent for the Series C preferred stock.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

ITC^DeltaCom’s restated certificate of incorporation currently provides that it has the authority to issue 350,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. To create the Series C preferred stock issuable upon exercise of the Series D warrants, ITC^DeltaCom is required to amend its restated certificate of incorporation to increase the total number of shares of its authorized preferred stock. On July 25, 2005, as part of the July Refinancing stockholder consent, ITC^DeltaCom stockholders holding a majority of the voting power of ITC^DeltaCom’s capital stock approved an amendment to ITC^DeltaCom’s restated certificate of incorporation that will increase the total number of shares of authorized preferred stock from 10,000,000 shares to 50,000,000 shares. The number of shares of authorized common stock will remain unchanged at 350,000,000 shares. On or about the 21st calendar day after the distribution of this information statement to stockholders, ITC^DeltaCom will file the amendment with the Delaware Secretary of State.

ITC^DeltaCom’s certificate of incorporation authorizes its board of directors from time to time and without further stockholder action to provide for the issuance of shares of preferred stock in one or more series, and to fix the relative rights and preferences of the shares, including dividend rights, liquidation preferences, conversion privileges, redemption rights and voting powers. The board of directors has designated 665,000 shares of the preferred stock as “8% Series A Convertible Redeemable Preferred Stock,” 1,200,000 shares of the preferred stock as “8% Series B Convertible Redeemable Preferred Stock” and, subject to the effectiveness of the foregoing amendment to the restated certificate of incorporation, 28,000,000 shares of the preferred stock as “8% Series C Convertible Redeemable Preferred Stock.” ITC^DeltaCom’s board of directors has not provided for the creation or issuance of any series of preferred stock other than the Series A preferred stock, the Series B preferred stock and the Series C preferred stock.

ITC^DeltaCom’s board of directors has broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, subject to any applicable rights of holders of the shares of preferred stock outstanding from time to time. The rights and privileges of holders of the common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock that the board of directors may designate and ITC^DeltaCom may issue from time to time. Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of the common stock and could discourage any attempt to effect a change in control of ITC^DeltaCom even if such a transaction would be beneficial to the interests of ITC^DeltaCom’s stockholders.

Description of Common Stock

The following description sets forth the material terms of ITC^DeltaCom’s common stock.

Voting Rights. Each holder of shares of ITC^DeltaCom’s common stock is entitled to attend all special and annual meetings of ITC^DeltaCom’s stockholders. In addition, each holder is entitled, together with the holders of all other classes of stock entitled to attend the special and annual meetings of ITC^DeltaCom’s stockholders, to cast one vote for each outstanding share of common stock held upon any matter, including the election of directors, which is properly considered and acted upon by the stockholders. Except as otherwise required by law, holders of the common stock, as such, are not entitled to vote on any amendment to ITC^DeltaCom’s certificate of incorporation, including the certificate of designation of any series of preferred stock, that relates solely to the terms of one or more outstanding series of preferred stock, if the holders of the affected series are entitled, either voting separately or together with the holders of one or more other affected series, to vote on such amendment under the certificate of incorporation, including the certificate of designation of any series of preferred stock, or pursuant to the Delaware General Corporation Law.

Liquidation Rights. The holders of ITC^DeltaCom’s common stock and the holders of any class or series of stock entitled to participate with the holders of ITC^DeltaCom’s common stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of ITC^DeltaCom, whether voluntary or involuntary, will become entitled to participate in the distribution of any of its assets remaining after ITC^DeltaCom has paid, or provided for the payment of, all of its debts and liabilities and after ITC^DeltaCom has paid, or set aside for payment, to the holders of any class or series of stock having preference over the common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which the holders of such class or series are entitled.

Dividends. Dividends may be paid on the common stock and on any class or series of stock entitled to participate with the common stock as to dividends on an equal per-share basis, but only when, as and if declared by the board of directors.

Other Rights. Holders of the common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables present information regarding beneficial ownership of ITC^DeltaCom’s common stock, Series A preferred stock and Series B preferred stock as of July 1, 2005. This information has been presented in accordance with SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant or other right, without regard to whether such right expires before the end of such 60-day period or continues thereafter. If two or more persons share voting power or investment power with respect to specific securities, all of such persons may be deemed to be the beneficial owners of such securities. Information with respect to persons other than the holders listed in the tables below that share beneficial ownership with respect to the securities shown is set forth following the tables.

As of July 1, 2005, 56,109,205 shares of common stock, 186,555 shares of the Series A preferred stock and 560,855 shares of the Series B preferred stock were outstanding.

Shares of the Series A preferred stock and Series B preferred stock are convertible at any time at the holder’s option into shares of the common stock according to a formula specified in the applicable preferred stock certificate of designation. The following tables and related notes do not include the additional shares of common stock that would be issuable by ITC^DeltaCom upon conversion of the preferred stock from and after July 1, 2005 as a result of dividends that accrue on either series of the preferred stock from and after July 1, 2005, which is the date to which ITC^DeltaCom has paid accrued dividends on the Series A preferred stock and the Series B preferred stock. The information presented below assumes that any fractional shares of common stock otherwise issuable upon conversion of either series of the preferred stock or upon exercise of the Series A warrants, the Series B warrants and the Series C warrants, or will be rounded up to the nearest whole share of common stock. The Series A warrants and the Series B warrants are exercisable as of July 1, 2005. For purposes of the following tables, ITC^DeltaCom has assumed that common stock would be issuable upon exercise of the Series C warrants within 60 days of July 1, 2005. As described elsewhere in this information statement, the Series C warrants will become exercisable for common stock on the 21st calendar day after ITC^DeltaCom distributes this information statement to its stockholders. Preferred stock amounts have been rounded up to the nearest whole number.

Principal Stockholders

The following tables present, as of July 1, 2005, information based upon our records and filings with the SEC regarding each person, other than a director, director nominee or executive officer of ITC^DeltaCom, known by us to be the beneficial owner of more than 5% of the common stock, the Series A preferred stock or the Series B preferred stock.

Common Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Welsh, Carson, Anderson & Stowe Group 320 Park Avenue, Suite 2500 New York, New York 10022	70,106,503	72.0

Series A Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Basso Holdings Ltd. c/o Basso Capital 1281 E. Main St. Stamford, Connecticut 06902	9,932	5.3

Basso Multi-Strategy Holdings Fund Ltd. c/o Basso Capital 1281 E. Main St. Stamford, Connecticut 06902	9,832	5.3

CT Communications Northeast, Inc. c/o Lawrence Carlton 110 Great Rd. Bedford, Massachusetts 01730	14,742	7.9

Donald W. Burton P.O. Box 4643 Jackson, Wyoming 83001	24,570	13.2

Campbell B. Lanier, III P.O. Box 20 3300 20th Avenue Valley, Alabama 36854	44,417	23.7

J. Smith Lanier, II. c/o J. Smith Lanier & Co. P.O. Box 70 300 West Tenth Street West Point, Georgia 31833	24,417	13.1

Series B Preferred Stock

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
Welsh, Carson, Anderson & Stowe Group 320 Park Avenue, Suite 2500 New York, New York 10022	557,826	99.5

The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, based on the information available to us, we believe that the beneficial owners of the securities listed above have sole voting and investment power with respect to the shares shown.

The information concerning the Welsh, Carson, Anderson & Stowe Group is based upon our records and an amended statement on Schedule 13D/A filed with the SEC on April 5, 2005. The entities and individuals referred to below constitute the Welsh, Carson, Anderson & Stowe Group. The members of the Welsh, Carson, Anderson & Stowe Group, together with the other holders of the Series B preferred stock and some former affiliates or employees of Welsh, Carson, Anderson & Stowe, constitute the WCAS securityholders referred to elsewhere in this information statement. The Welsh, Carson, Anderson & Stowe Group reports that Welsh, Carson, Anderson & Stowe VIII, L.P. shares voting and investment power with respect to all of the securities shown with the following other members of the Welsh, Carson, Anderson & Stowe Group: WCAS VIII Associates, LLC, WCAS Capital Partners III, L.P., WCAS CP III Associates, L.L.C., Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Thomas E. McInerney, Robert A. Minicucci, Anthony J. de Nicola, Paul B. Queally, Jonathan M. Rather, D. Scott Mackesy, John D. Clark, James R. Matthews and Sanjay Swani. The foregoing individuals are the managing members of WCAS VIII Associates, L.L.C., the sole general partner of Welsh, Carson, Anderson & Stowe VIII, L.P., and the managing members of WCAS CP III Associates, L.L.C., the sole general partner of WCAS Capital Partners III, L.P.

The shares of common stock shown as beneficially owned by the Welsh, Carson, Anderson & Stowe Group include the following: 25,848,113 shares of common stock held by Welsh, Carson, Anderson & Stowe VIII, L.P., 15,336,199 shares of common stock issuable upon conversion of Series B preferred stock held of record by Welsh, Carson, Anderson & Stowe VIII, L.P., 1,884,245 shares of common stock issuable upon exercise of Series B warrants held of record by Welsh, Carson, Anderson & Stowe VIII, L.P. and 16,350,000 shares of common stock issuable upon exercise of Series C warrants held of record by Welsh, Carson, Anderson & Stowe VIII, L.P.; 1,951,715 shares of common stock held by WCAS Capital Partners III, L.P., 2,679,982 shares of common stock issuable upon conversion of Series B preferred stock held of record by WCAS Capital Partners III, L.P., 771,583 shares of common stock issuable upon exercise of Series B warrants held of record by WCAS Capital Partners III, L.P. and 2,833,000 shares of common stock issuable upon exercise of Series C warrants held of record by WCAS Capital Partners III, L.P.; 235,932 shares of common stock held by Patrick J. Welsh, 2,444 shares of common stock issuable upon conversion of Series B preferred stock held of record by Mr. Welsh, 17,014 shares of common stock issuable upon exercise of Series B warrants held of record by Mr. Welsh and 151,000 shares of common stock issuable upon exercise of Series C warrants held of record by Mr. Welsh; 122,191 shares of common stock issuable upon conversion of Series B preferred stock held of record by The Patrick Welsh 2004 Irrevocable Trust; 235,932 shares of common stock held by Russell L. Carson, 124,635 shares of common stock issuable upon conversion of Series B preferred stock held of record by Mr. Carson, 17,014 shares of common stock issuable upon exercise of Series B warrants held of record by Mr. Carson and 151,000 shares of common stock issuable upon exercise of Series C warrants held of record by Mr. Carson; 192,932 shares of common stock held by Bruce K. Anderson, 2,406 shares of common stock issuable upon conversion of Series B preferred stock held of record by Mr. Anderson and 151,000 shares of common stock issuable upon exercise of Series C warrants held of record by Mr. Anderson; 43,000 shares of common stock held by Mary R. Anderson TTEE U/A dated 12/03/2003 Bruce K. Anderson Intangible Trust, 1,966 shares of common stock issuable upon conversion of Series B preferred stock held of record by Mary R. Anderson TTEE U/A dated 12/03/2003 Bruce K. Anderson Intangible Trust, 120,265 shares of common stock issuable upon conversion of Series B preferred stock held of record by The Bruce K. Anderson 2004 Irrevocable Trust and 17,014 shares of common stock issuable upon exercise of Series B warrants held of record by The Bruce K. Anderson 2004 Irrevocable Trust; 240,483 shares of common stock held by Thomas E. McInerney, 127,284 shares of common stock issuable upon conversion of Series B preferred stock held of record by Mr. McInerney, 17,014 shares of common stock issuable upon exercise of Series B warrants held of record by Mr. McInerney and 153,000 shares of common stock issuable upon exercise of Series C warrants held of record by Mr. McInerney; 83,185 shares of common stock held by Robert A. Minicucci, 44,067 shares of common stock issuable upon conversion of Series B preferred stock held of record by Mr. Minicucci, 5,935 shares of common stock issuable upon exercise of Series B warrants held of record by Mr. Minicucci and 52,000 shares of common stock issuable upon exercise of Series C warrants held of record by Mr. Minicucci; 28,766 shares of common stock held by Anthony J. de Nicola, 14,307 shares of common stock issuable upon conversion of Series B preferred stock held of record by Mr. de Nicola, 2,374 shares of common stock issuable upon exercise of Series B warrants held of record by Mr. de Nicola and 17,000 shares of common stock issuable upon exercise of Series C warrants held of record by Mr. de Nicola; 16,630 shares of common stock held by Paul B. Queally, 9,038 shares of common stock issuable upon conversion of Series B preferred stock held of record by Mr. Queally, 1,186 shares of common stock issuable upon exercise of Series B warrants held of record by Mr. Queally and 11,000 shares of common stock issuable upon exercise of Series C warrants held of record by Mr. Queally; 5,549 shares of common stock held by Jonathan M. Rather, 3,003 shares of common stock issuable upon conversion of Series B preferred stock held of record by Mr. Rather, 396 shares of common stock issuable upon exercise of Series B warrants held of record by Mr. Rather and 4,000 shares of common stock issuable upon exercise of Series C warrants held of record by Mr. Rather; 3,288 shares of common stock held by D. Scott Mackesy, 1,884 shares of common stock issuable upon conversion of Series B preferred stock held of record by Mr. Mackesy, 396 shares of common stock issuable upon exercise of Series B warrants held of record by Mr. Mackesy and 2,000 shares of common stock issuable upon exercise of Series C warrants held of record by Mr. Mackesy; 2,418 shares of common stock held by James R. Matthews, 384 shares of common stock issuable upon conversion of Series B preferred stock held of record by Mr. Matthews and 396 shares of common stock issuable upon exercise of Series B warrants held of record by Mr. Matthews; and 8,701 shares of common stock held by Sanjay Swani, 4,151 shares of common stock issuable upon conversion of Series B preferred stock held of record by Mr. Swani, 791 shares of common stock issuable upon exercise of Series B warrants held of record by Mr. Swani and 4,000 shares of common stock issuable upon exercise of Series C warrants held of record by Mr. Swani.

The shares of Series B preferred stock shown as beneficially owned by the Welsh, Carson, Anderson & Stowe Group include the following: 460,086, shares of Series B preferred stock held of record by Welsh, Carson, Anderson & Stowe VIII, L.P.; 80,400 shares of Series B preferred stock held of record by WCAS Capital Partners III, L.P.; 74 shares of Series B preferred stock held of record by Mr. Welsh; 3,666 shares of Series B preferred stock held of record by The Patrick Welsh Irrevocable Trust; 3,740 shares of Series B preferred stock held of record by Mr. Carson; 73 shares of Series B preferred stock held of record by Mr. Anderson; 60 shares of Series B preferred stock held of record by Mary R. Anderson TTEE U/A dated 12/03/2003 Bruce K. Anderson Intangible Trust; 3,608 shares of Series B preferred stock held of record by The Bruce K. Anderson 2004 Irrevocable Trust; 3,819 shares of Series B preferred stock held of record by Mr. McInerney; 1,322 shares of Series B preferred stock held of record by Mr. Minicucci; 430 shares of Series B preferred stock held of record by Mr. de Nicola; 272 shares of Series B preferred stock held of record by Mr. Queally; 91 shares of Series B preferred stock held of record by Mr. Rather; 57 shares of Series B preferred stock held of record by Mr. Mackesy; 12 shares of Series B preferred stock held of record by Mr. Matthews; and 125 shares of Series B preferred stock held of record by Mr. Swani.

The shares of Series A preferred stock shown as beneficially owned by Donald W. Burton consist of the following: 6,143 shares of Series A preferred stock held of record by The Burton Partnership, Limited Partnership, and 18,428 shares of Series A preferred stock held of record by The Burton Partnership (QP), Limited Partnership. Mr. Burton is the general partner of The Burton Partnership, Limited Partnership, and The Burton Partnership (QP), Limited Partnership.

The shares of Series A preferred stock shown as beneficially owned by Campbell B. Lanier, III include 651 shares of Series A preferred stock held of record by Brown Investment Partners, L.P., of which Mr. Lanier serves as general partner.

The shares of Series A preferred stock shown as beneficially owned by J. Smith Lanier, II include 5,068 shares of Series A preferred stock held of record by Mr. Lanier’s spouse, for which Mr. Lanier shares voting and investment power.

Investment in ITC^DeltaCom by Directors and Executive Officers

The following tables present, as of July 1, 2005, information regarding the beneficial ownership of the common stock, the Series A preferred stock and the Series B preferred stock by the following persons:

•	each director as of the date of this information statement;

•	ITC^DeltaCom’s Chief Executive Officer and ITC^DeltaCom’s other most highly compensated executive officers for 2004; and

•	all directors and executive officers as a group.

Common Stock

Name and Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
John Almeida, Jr.	11,177	*
John W. Braukman, III	—	—
Steven C. Chang	—	—
Randall E. Curran	—	—
John J. DeLucca	7,374	*
Anthony J. de Nicola	70,110,504	72.0
Clyde A. Heintzelman	—	—
Michael E. Leitner	—	—
R. Gerald McCarley	8,334	*
Thomas E. McInerney	70,110,504	72.0
J. Thomas Mullis	108,870	*
Sara L. Plunkett	52,250	*
Douglas A. Shumate	31,423	*
Sanjay Swani	70,110,504	72.0
Andrew M. Walker	255,316	*
Larry F. Williams	886,554	1.6
All directors and executive officers as a group (17 persons)	71,579,804	73.1

*	Less than one percent.

Series A Preferred Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
John Almeida, Jr.	—	—
John W. Braukman, III	—	—
Steven C. Chang	—	—
Randall E. Curran	—	—
John J. DeLucca	—	—
Anthony J. de Nicola	—	—
Clyde A. Heintzelman	—	—
Michael E. Leitner	—	—
R. Gerald McCarley	—	—
Thomas E. McInerney	—	—
J. Thomas Mullis	—	—
Sara L. Plunkett	—	—
Douglas A. Shumate	2,457	1.3
Sanjay Swani	—	—
Andrew M. Walker	—	—
Larry F. Williams	—	—
All directors and executive officers as a group (17 persons)	2,457	1.3

Series B Preferred Stock

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class (%)
John Almeida, Jr.	46	*
John W. Braukman, III	—	—
Steven C. Chang	—	—
Randall E. Curran	—	—
John J. DeLucca	—	—
Anthony J. de Nicola	557,826	99.5
Clyde A. Heintzelman	—	—
Michael E. Leitner	—	—
R. Gerald McCarley	—	—
Thomas E. McInerney	557,826	99.5
J. Thomas Mullis	—	—
Sara L. Plunkett	—	—
Douglas A. Shumate	—	—
Sanjay Swani	557,826	99.5
Andrew M. Walker	—	—
Larry F. Williams	—	—
All directors and executive officers as a group (17 persons)	557,872	99.5

*	Less than one percent.

The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days after such date. Consequently, the denominator for calculating beneficial ownership percentages may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, ITC^DeltaCom believes that the beneficial owners of the securities listed above have sole voting and investment power with respect to the shares shown.

The shares of common stock shown as beneficially owned by John Almeida, Jr. include 1,502 shares of common stock issuable upon the conversion of Series B preferred stock held of record by Mr. Almeida, 396 shares of common stock issuable upon the exercise of Series B warrants held of record by Mr. Almeida, 2,000 shares of common stock issuable upon the exercise of Series C warrants held of record by Mr. Almeida, 3,334 shares of common stock that Mr. Almeida has the right to purchase within 60 days of July 1, 2005 pursuant to the exercise of stock options and 667 shares of common stock subject to restricted stock units that have vested or will vest within 60 days of July 1, 2005. Mr. Almeida is a general partner of Welsh, Carson, Anderson & Stowe.

The shares of common stock shown as beneficially owned by John J. DeLucca consist of 6,667 shares of common stock that Mr. DeLucca has the right to purchase within 60 days of July 1, 2005 pursuant to the exercise of stock options and 667 shares of common stock subject to restricted stock units that have vested or will vest within 60 days of July 1, 2005.

The information concerning Anthony J. de Nicola is based upon our records and an amended statement on Schedule 13D/A filed by the Welsh, Carson, Anderson & Stowe Group with the SEC on November 18, 2004. The shares of common stock shown as beneficially owned by Mr. de Nicola include 3,334 shares of common stock that Mr. de Nicola has the right to purchase within 60 days of July 1, 2005 pursuant to the exercise of stock options and 667 shares of common stock subject to restricted stock units that have vested or will vest within 60 days of July 1, 2005. In addition, Mr. de Nicola reports that he shares voting and investment power with respect to all of the shares of common stock and Series B preferred stock shown, other than with respect to the foregoing shares of common stock subject to stock options and restricted stock units, with Welsh, Carson,

Anderson & Stowe VIII, L.P., WCAS VIII Associates, LLC, WCAS Capital Partners III, L.P., WCAS CP III Associates, L.L.C., Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Thomas E. McInerney, Robert A. Minicucci, Paul B. Queally, Jonathan M. Rather, D. Scott Mackesy, John D. Clark, James R. Matthews and Sanjay Swani. Mr. de Nicola is a managing member of WCAS VIII Associates, L.L.C., the sole general partner of Welsh, Carson, Anderson & Stowe VIII, L.P., and a managing member of WCAS CP III Associates, L.L.C., the sole general partner of WCAS Capital Partners III, L.P. For additional information concerning the nature of Mr. de Nicola’s beneficial ownership of the common stock and Series B preferred stock, see the information above under “Principal Stockholders” with respect to the security ownership of the Welsh, Carson, Anderson & Stowe Group.

The shares of common stock shown as beneficially owned by R. Gerald McCarley include 6,667 shares of common stock that Mr. McCarley has the right to purchase within 60 days of July 1, 2005 pursuant to the exercise of stock options and 667 shares of common stock subject to restricted stock units that have vested or will vest within 60 days of July 1, 2005.

The information concerning Thomas E. McInerney is based upon our records and an amended statement on Schedule 13D/A filed by the Welsh, Carson, Anderson & Stowe Group with the SEC on November 18, 2004. The shares of common stock shown as beneficially owned by Mr. McInerney include 3,334 shares of common stock that Mr. McInerney has the right to purchase within 60 days of July 1, 2005 pursuant to the exercise of stock options and 667 shares of common stock subject to restricted stock units that have vested or will vest within 60 days of July 1, 2005. In addition, Mr. McInerney reports that he shares voting and investment power with respect to all of the shares of common stock and Series B preferred stock shown, other than with respect to the foregoing shares of common stock subject to stock option and restricted stock units, with Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS VIII Associates, LLC, WCAS Capital Partners III, L.P., WCAS CP III Associates, L.L.C., Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Anthony J. de Nicola, Robert A. Minicucci, Paul B. Queally, Jonathan M. Rather, D. Scott Mackesy, John D. Clark, James R. Matthews and Sanjay Swani. Mr. McInerney is a managing member of WCAS VIII Associates, LLC, the sole general partner of Welsh, Carson, Anderson & Stowe VIII, L.P., and a managing member of WCAS CP III Associates, L.L.C., the sole general partner of WCAS Capital Partners III., L.P. For additional information concerning the nature of Mr. McInerney’s beneficial ownership of the common stock and Series B preferred stock, see the information above under “Principal Stockholders” with respect to the security ownership of the Welsh, Carson, Anderson & Stowe Group.

The shares of common stock shown as beneficially owned by J. Thomas Mullis include 56,250 shares that Mr. Mullis has the right to purchase within 60 days of July 1, 2005 pursuant to the exercise of stock options and 37,333 shares of common stock subject to restricted stock units that have vested. The shares of common stock shown as beneficially owned by Mr. Mullis for which he shares voting and investment power include 15,223 shares credited as of August 3, 2005 to Mr. Mullis’s participant account in our 401(k) retirement savings plan, which are voted by the plan’s trustees.

The shares of common stock shown as beneficially owned by Douglas A. Shumate include 42,997 shares of common stock issuable upon the conversion of the Series A preferred stock held of record by Mr. Shumate, 6,759 shares of common stock issuable upon the exercise of Series A warrants held of record by Mr. Shumate and 75,000 shares that Mr. Shumate has the right to purchase within 60 days of July 1, 2005 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by Sara L. Plunkett include 50,000 shares that Ms. Plunkett has the right to purchase within 60 days of July 1, 2005 pursuant to the exercise of stock options and 2,250 shares of common stock subject to restricted stock units that have vested.

The information concerning Sanjay Swani is based upon our records and an amended statement on Schedule 13D/A filed by the Welsh, Carson, Anderson & Stowe Group with the SEC on November 18, 2004. The shares of common stock shown as beneficially owned by Mr. Swani include 3,334 shares of common stock that Mr. Swani has the right to purchase within 60 days of July 1, 2005 pursuant to the exercise of stock options and 667 shares of common stock subject to restricted stock units that have vested or will vest within 60 days of July 1, 2005. In addition, Mr. Swani reports that he shares voting and investment power with respect to all of the shares of common stock and Series B preferred stock shown, other than with respect to the foregoing shares of common stock subject to stock option and restricted stock units, with Welsh, Carson, Anderson & Stowe VIII, L.P., WCAS VIII Associates, LLC, WCAS Capital Partners III, L.P., WCAS CP III Associates, L.L.C., Patrick J. Welsh, Russell L. Carson, Bruce K. Anderson, Thomas E. McInerney, Robert A. Minicucci, Paul B. Queally, Jonathan M. Rather, D. Scott Mackesy, John D. Clark, James R. Matthews and Anthony J. de Nicola. Mr. Swani is a managing member of WCAS VIII Associates, LLC, the sole general partner of Welsh, Carson, Anderson & Stowe VIII, L.P., and a managing member of WCAS CP III Associates, L.L.C., the sole general partner of WCAS Capital Partners III, L.P. For additional information concerning the nature of Mr. Swani’s beneficial ownership of the common stock and Series B preferred stock, see the information above under “Principal Stockholders” with respect to the security ownership of the Welsh, Carson, Anderson & Stowe Group.

The shares of common stock shown as beneficially owned by Andrew M. Walker include 112,500 shares of common stock that Mr. Walker has the right to purchase within 60 days of July 1, 2005 pursuant to the exercise of stock options and one share held of record by Mr. Walker’s wife, for which Mr. Walker shares voting and investment power.

The shares of common stock shown as beneficially owned by Larry F. Williams include 225,000 shares of common stock that Mr. Williams has the right to purchase within 60 days of July 1, 2005 pursuant to the exercise of stock options.

The shares of common stock shown as beneficially owned by all directors and executive officers as a group include the following: a total of 43,585 shares of common stock subject to restricted stock units that have vested or will vest within 60 days of July 1, 2005; a total of 545,420 shares of common stock that all directors and executive officers as a group have the right to purchase within 60 days of July 1, 2005 pursuant to the exercise of stock options; a total of 15,223 shares of common stock credited as of August 3, 2005 to the participant accounts of the executive officers in our 401(k) retirement savings plan, which are voted by the plan’s trustees; a total of 18,595,699 shares of common stock that all directors and executive officers as a group have the right to acquire within 60 days of July 1, 2005 pursuant to the conversion of Series B preferred stock; a total of 42,997 shares of common stock that all directors and executive officers as a group have the right to acquire within 60 days of July 1, 2005 pursuant to the conversion of Series A preferred stock; 6,759 shares of common stock that all directors and executive officers as a group have the right to purchase within 60 days of July 1, 2005 pursuant to the exercise of Series A warrants; 2,735,754 shares of common stock that all directors and executive officers as a group have the right to purchase within 60 days of July 1, 2005 pursuant to the exercise of Series B warrants; and 19,881,000 shares of common stock that all directors and executive officers as a group have the right to purchase within 60 days of July 1, 2005 pursuant to the exercise of Series C warrants.

CAUTIONARY STATEMENTS REGARDING

FORWARD-LOOKING STATEMENTS

This information statement, including the information it incorporates by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts, plans, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement. Forward-looking statements often include words or phrases such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “estimates,” “intends,” “plans,” or “projects” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance and achievements of ITC^DeltaCom to be materially different from any future results, performance or achievements expresses or implied by such forward-looking statements. Such factors include, but are not limited to, those discussed in this information statement, including the information it incorporates by reference. These factors do not include all factors that might affect ITC^DeltaCom’s business and financial condition. ITC^DeltaCom cautions you not to place undue reliance on these forward-looking statements, which reflect its management’s view only as of the date of this information statement. ITC^DeltaCom does not intend, and undertakes no obligation to update any forward-looking statement, except to the extent required by law.

OTHER INFORMATION

This information statement is accompanied by ITC^DeltaCom’s annual report to stockholders on Form 10-K for the year ended December 31, 2004, as amended by Amendment No. 1 on Form 10-K/A, excluding the exhibits to such Form 10-K. The following portions of the annual report are incorporated by reference into this information statement and are considered a part of this document:

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Item 7A. Quantitative and Qualitative Disclosures About Market Risk

•	Item 8. Financial Statements and Supplementary Data

•	Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

This information statement also is accompanied by ITC^DeltaCom’s quarterly report to stockholders on Form 10-Q for the quarterly period ended June 30, 2005, excluding the exhibits to such Form 10-Q. The following portions of the quarterly report are incorporated by reference into this information statement and are considered a part of this document:

•	Item 1. Financial Statements

•	Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Item 3. Quantitative and Qualitative Disclosures About Market Risk

Stockholders are urged to read carefully the foregoing portions of the annual and quarterly reports. ITC^DeltaCom will deliver a copy of any exhibit to the Form 10-K or Form 10-Q to any stockholder who furnishes a written request for the exhibit to ITC^DeltaCom’s Secretary at 7037 Old Madison Pike, Huntsville, Alabama 35806. A complete list of such exhibits to the annual report is set forth on pages 98 through 104 of the Form 10-K and a complete list of the exhibits to the quarterly report is set forth on page 24 of the Form 10-Q. ITC^DeltaCom reserves the right to charge any such stockholder a fee not to exceed ITC^DeltaCom’s reasonable expenses for delivering such exhibits.

By Order of the Board of Directors,

J. Thomas Mullis
Secretary

Date:                     , 2005

ANNEX A

RECOMMENDATION OF ALVAREZ & MARSAL SECURITIES, LLC

[Letterhead of Alvarez & Marsal Securities, LLC]

March 28, 2005

Special Committee of the Board of Directors

ITC^DeltaCom, Inc.

You have asked our recommendation, with respect to the holders of the common stock of ITC^DeltaCom, Inc. (the “Company”) other than Welsh, Carson, Anderson & Stowe Group (the “Welsh Carson Group”1 and the common stockholders other than Welsh, Carson, the “Public Common Stockholders”), as to whether you should recommend to the full Board of Directors of the Company that the Company proceed with the financing (the “Financing”) proposed to be effectuated by the Company pursuant to the terms of the proposed draft Term Sheet on page 12 of the presentation titled ITC^DeltaCom, Materials Prepared for the Independent Directors, dated March 21, 2005 (the “Term Sheet”). We understand that the Financing is conditioned upon approval thereof by a majority of the lenders under each of the First and Second Lien Facilities (as those terms are used in the Term Sheet), by the Company’s Board of Directors, and by the holders of a majority of the Company’s common stock.

In arriving at our recommendation, we have, among other things, (i) reviewed the proposed Term Sheet; (ii) reviewed certain business and financial information relating to the Company provided to, or discussed with, us by the Company and its advisors; (iii) reviewed certain internal financial information and other data relating to the business and financial prospects and the capital structure of the Company, including estimates and financial forecasts for the fiscal years 2005 and 2006 prepared by management of the Company and provided to us by the Company; (iv) engaged in discussions with members of the senior management of the Company and its advisors concerning the business and financial prospects of the Company; and (v) conducted such other financial studies, analyses and investigations, and considered such other information, as we deemed necessary or appropriate. In conducting our analysis, we have been advised by the Company that, if the Financing is not consummated, the Company will face significant challenges that are likely to lead to a bankruptcy filing by or against the Company which would likely eliminate the value available to the Public Common Stockholders.

In connection with our review, we have relied upon the accuracy and completeness of all of the financial and other information that was provided to us by the Company and its management and advisors, that was available to us from public sources and that was otherwise reviewed by us. We have not been asked to and have not undertaken any independent verification of any of such information and we do not assume any responsibility or liability for the accuracy or completeness thereof. In addition, we have relied upon the assurances of management of the Company and its advisors that they are not aware of any facts that would make the information provided by them, in light of the circumstances made, inaccurate or misleading. We have not been requested to make, and have not made, any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company. With respect to the Company’s financial projections, we have assumed that they have been reasonably prepared based on the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. We have also assumed that the agreements to be entered into with respect to the Financing, when executed, will conform in all material respects to the Term Sheet, and that the Financing will be consummated in accordance with the terms of such Term Sheet, without waiver, amendment or modification of any material term, condition or agreement therein and that, in the course of obtaining any necessary regulatory, self regulatory organization and third party approvals and consents for the Financing, no modification, delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the contemplated benefits to the Company of

Annex A-1

[1]	As defined in the Company’s Report on Form 8-K dated (date of earliest event reported) October 6, 2003.

the Financing. Our recommendation is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. It should be understood that subsequent developments may affect the views expressed in this recommendation and that we disclaim any undertaking or obligation to advise any person of any change in any matter affecting this recommendation which may come or be brought to our attention after the date of this recommendation.

Our recommendation does not address the relative merits of the Financing compared to other business strategies that might have been available to the Company under the circumstances, nor does it address the underlying business decision of the Company. We were not requested to solicit third party indications of interest in acquiring all or any part of the Company or in providing alternative financings to the Company, although we understand that the Company has made efforts to obtain alternative financing. In connection with our services with respect to this recommendation, we will receive a portion of our fee with respect to this recommendation upon the making of our recommendation,

It is understood that this letter and the recommendation expressed herein are solely for the information and use of the Special Committee formed by the Company’s Board of Directors to consider the Financing. This recommendation may not be disclosed, quoted, summarized or referred, in whole or in part, to any third party, or used or relied upon for any other purpose, without our prior written consent.

Based upon and subject to the foregoing, we believe that the Financing is advisable under the circumstances and it is our recommendation that the Special Committee recommend, with respect to the Public Stockholders, that the Company consummate the Financing.

Very truly yours,

/s/ Alvarez & Marsal Securities, LLC

Annex A-2

ANNEX B

OPINION OF BNY CAPITAL MARKETS, INC.

[Letterhead of BNY Capital Markets, Inc.]

May 27, 2005

Special Committee of the Board of Directors

ITC^DeltaCom, Inc.

1791 O.G. Skinner Drive

West Point, GA 31833

Members of the Special Committee of the Board of Directors:

We understand that ITC^DeltaCom, Inc. (the “Company”) is contemplating entering into an agreement with Tennenbaum Capital Partners, LLC (“TCP”), to raise $239.0 million of first lien and third lien financing for its wholly owned subsidiary, Interstate FiberNet, Inc. (the “Borrower”) (as more fully detailed herein, the “Proposed Financing”). The Proposed Financing includes: (i) a $209.0 million senior secured loan (the “First Lien Loan”) to be funded by one or more entities managed by TCP or identified by and arranged through TCP, (ii) a $30.0 million purchase of senior secured notes (the “Third Lien Notes”), by TCP, which include warrants (the “Third Lien Warrants”) to purchase nine million shares of convertible preferred stock (the “Convertible Preferred Stock”) of the Company with an initial exercise price of $0.01, with each share of preferred stock (a) having a liquidation preference equal to the sum of $1.00 per share, (b) following the effectiveness of stockholder approval of the issuance of sufficient shares of common stock, being convertible into one-and-one-third shares of common stock of the Company, and (c) being similar in form and substance to the outstanding classes of convertible preferred stock held by Welsh Carson, including a contemplated dividend of 8.0% and (iii) the WC Conversion (defined below).

We further understand that Welsh, Carson, Anderson & Stowe and/or its affiliates (collectively, “Welsh Carson”), an existing shareholder of the Company, (i) previously made a $20.0 million subordinated secured loan to the Company which remains outstanding as of the date hereof (the “WC Loan”) and (ii) currently holds warrants to purchase 20.0 million shares of Company common stock (the “WC Warrants”). As noted above, in conjunction with the Proposed Financing and upon funding of the Third Lien Notes, Welsh Carson shall convert the WC Loan into Third Lien Notes, but will retain the WC Warrants and not receive any Third Lien Warrants (the “WC Conversion”). The terms and conditions of the Proposed Financing are more fully set forth in TCP’s executed commitment letter dated as of May 17, 2005 (the “Commitment Letter”).

You have requested our opinion as to the fairness, from a financial point of view, of the economic terms of the Proposed Financing to the Stockholders of the Company (as defined below) as of the date hereof. We express no opinion with respect to any other aspect of the Proposed Financing.

In connection with rendering our opinion, we have reviewed and analyzed the Commitment Letter and certain information relating to the Company, including: certain publicly available business and financial information relating to the Company, certain internal financial statements and related information of the Company prepared by the management of the Company, and other financial information concerning the business and operations of the Company provided to us by the management of the Company, including, but not limited to, financial and operating budgets, analyses and forecasts of the Company. We have also discussed with members of the senior management of the Company the past and current business operations, financial condition and future prospects of the Company, as well as other matters believed to be relevant to our analysis. We considered Miller Buckfire Ying & Co., LLC’s (“MBY”) capital raising process, the financial terms of recent competitive local exchange carrier / integrated communications provider (“CLEC/ICP”) financings, debt capitalization structures for selected CLEC/ICP’s, as well as other valuation methodologies, including but not limited to companies selected for comparative public company analysis, comparative recent industry merger and

Annex B-1

acquisition transactions, discounted cash flow analyses, and the Black Scholes model. Further, we considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that we deemed relevant to our analysis, including the historical stock prices and trading volumes for the common stock of the Company.

With respect to the transaction process conducted by MBY, we have assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information supplied, summarized or otherwise made available to, discussed with, or reviewed by or for us including the completeness of the process. In connection with the Proposed Financing, we have not been authorized to solicit, nor have we solicited, third party indications of interest with respect to financing alternatives or alternative transaction structures and did not otherwise participate in the transaction process. Our opinion does not address the Company’s underlying business decision to effect the Proposed Financing.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or discussed with us by the Company or its advisors or that was otherwise publicly available, and have assumed that there have been no material changes in the Company’s business operations, financial condition or prospects since the respective dates of such information. This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects. We have not independently verified this information, nor have we had such information independently verified and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. Our analyses were based, among other things, on certain financial projections prepared and delivered to us by the Company’s officers (the “Financial Projections”). With respect to the Financial Projections, we note that projecting future results of any company is inherently subject to uncertainty. We express no opinion as to the Financial Projections or the assumptions upon which they are based. In addition, in rendering this opinion, upon advice of the Company, we have assumed that the Financial Projections and any assumptions derived therefrom have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future competitive, operating and regulatory environments and related future financial performance of the Company.

We have not conducted a physical inspection of any of the assets, properties or facilities of the Company, nor have we made or obtained any independent evaluation or appraisals of any such assets, properties or facilities or of any of the Company’s liabilities. In addition, in preparing our opinion, we have not taken into account any federal, state, local or other tax consequences of the Proposed Financing.

We have made no independent investigation of any legal or accounting matters affecting the Company, and we have assumed the correctness of all legal and accounting advice given to the Company and the Special Committee of the Board of Directors (the “Special Committee”), including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Proposed Financing.

We have further assumed with your consent that the Proposed Financing will be consummated in accordance with the terms described in the Commitment Letter, and that the Convertible Preferred Stock will be similar in form and substance to the outstanding classes of preferred stock held by Welsh Carson, including a contemplated dividend of 8.0%, without any material limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise. For purposes of rendering our opinion we have assumed in all respects material to our analysis that each party will perform all of the covenants and agreements required to be performed by it in respect of the Commitment Letter and that all conditions to the consummation of the Proposed Financing will be satisfied without waiver thereof. We have further assumed, with your permission, that in the course of obtaining the necessary regulatory, third party and shareholder approvals, consents and releases for the Proposed Financing, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the Company.

Annex B-2

The opinion expressed herein is based on market, economic and other conditions and circumstances involving the Company and its industry as they exist today and which, by necessity, can only be evaluated by us on the date hereof and we assume no responsibility to update or revise our opinion based upon events or circumstances occurring after the date hereof.

It is understood and agreed that our opinion has been prepared only for the benefit of the Special Committee for use in its consideration of the Proposed Financing and that this opinion shall not be used for any other purpose. Our opinion may not be disseminated, quoted, referred to, reproduced or disclosed to any person at any time or in any manner, except that this opinion may be included in its entirety, if required, in an information statement filed by the Company in respect of the Proposed Financing with the Securities and Exchange Commission, provided that this opinion is reproduced in such filing in full and any description or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel.

This opinion does not constitute a recommendation to any person, including any shareholder of the Company, as to how such person should vote or act with respect to the Proposed Financing or any matter related thereto. We do not express any opinion as to the price or range of prices at which the shares of the Company’s common stock or any other security may trade subsequent to the announcement of the Proposed Financing or as to the price or range of prices at which the shares of common stock or other security may trade subsequent to the consummation of the Proposed Financing.

BNY Capital Markets, Inc. (“BNY”) is a nationally recognized investment banking firm which is regularly engaged in the evaluation of capital structures, valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. The Company retained us pursuant to an engagement agreement dated April 21, 2005 (the “Engagement Letter”) to act as the exclusive financial advisor to the Special Committee in evaluating the fairness of the Proposed Financing from a financial point of view. We have received fees from the Company in connection with the services we have provided pursuant to the Engagement Letter, including fees that were contingent upon the execution of the Commitment Letter, and have received a separate fee from the Company in connection with rendering our opinion. In addition, the Company has agreed to reimburse our expenses and to indemnify us for certain liabilities arising out of our engagement. BNY has provided financial advisory services to the Company in the past with respect to other transactions and received fees in connection therewith and will receive fees in the future in connection with services we will provide in connection with the closing of the Proposed Financing.

BNY is a wholly owned subsidiary of The Bank of New York Company, Inc. (the “Bank”). In the ordinary course of business, members of The Bank of New York group of companies may from time to time trade in the securities of the Company or its affiliates for their own account, accounts under their management and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. In addition, a fund jointly managed by the Bank’s investment management affiliate and an independent advisory firm, on behalf of third-party investors, committed, in 2000, an aggregate of $4.0 million in Welsh, Carson, Anderson & Stowe Fund IX (“Welsh Fund IX”), a fund with aggregate commitments of approximately $2.8 billion. We are informed that Welsh Fund IX does not own any equity or debt securities of ITC and does not otherwise have any interest in the Proposed Financing.

For the purposes of this letter, “Stockholders” means all holders of the common stock, par value $0.01 per share, of the Company other than Welsh, Carson, Anderson & Stowe and/or its affiliates.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the economic terms of the Proposed Financing are fair, from a financial point of view, to the Stockholders of the Company.

Very truly yours,

/s/ BNY CAPITAL MARKETS, INC.

Annex B-3

ANNEX C

OPINION OF BNY CAPITAL MARKETS, INC.

[Letterhead of BNY Capital Markets, Inc.]

July 20, 2005

Special Committee of the Board of Directors

ITC^DeltaCom, Inc.

1791 O.G. Skinner Drive

West Point, GA 31833

Members of the Special Committee of the Board of Directors:

We understand that ITC^DeltaCom, Inc. (the “Company”) is contemplating entering into an agreement with Tennenbaum Capital Partners, LLC (“TCP”), to raise $239.0 million of first lien and third lien financing for its wholly owned subsidiary, Interstate FiberNet, Inc. (the “Borrower”) (as more fully detailed herein, the “Proposed Financing”). The Proposed Financing includes: (i) a $209.0 million senior secured loan (the “First Lien Loan”) to be funded by one or more entities managed by TCP or identified by and arranged through TCP, (ii) a $30.0 million purchase of senior secured notes (the “Third Lien Notes”), by TCP, which include warrants (the “Third Lien Warrants”) to purchase nine million shares of convertible preferred stock (the “Convertible Preferred Stock”) of the Company with an initial exercise price of $0.01, with each share of preferred stock (a) having a liquidation preference equal to the sum of $1.00 per share, (b) following the effectiveness of stockholder approval of the issuance of sufficient shares of common stock, being convertible into one-and-one-third shares of common stock of the Company, and (c) being similar in form and substance to the outstanding classes of convertible preferred stock held by Welsh Carson, including a dividend of 8.0% and (iii) the WC Conversion (defined below).

We further understand that Welsh, Carson, Anderson & Stowe and/or its affiliates (collectively, “Welsh Carson”), an existing shareholder of the Company, (i) previously made a $20.0 million subordinated secured loan to the Company which remains outstanding as of the date hereof (the “WC Loan”) and (ii) currently holds warrants to purchase 20.0 million shares of Company common stock (the “WC Warrants”). As noted above, in conjunction with the Proposed Financing and upon funding of the Third Lien Notes, Welsh Carson shall convert the WC Loan into Third Lien Notes, but will retain the WC Warrants and not receive any Third Lien Warrants (the “WC Conversion”). The terms and conditions of the Proposed Financing are more fully set forth in TCP’s executed commitment letter dated as of May 17, 2005 (the “Commitment Letter”) and draft note purchase agreement dated July 18, 2005, draft warrant agreement for the third lien warrants dated July 12, 2005, draft registration rights agreement dated July 18, 2005, draft intercreditor and subordination agreement dated July 18, 2005, draft second amended certificate of designation for the series A convertible redeemable preferred stock dated July 18, 2005, draft amended certificate of designation for the series B convertible redeemable preferred stock dated July 18, 2005, draft certificate of designation for the series C convertible redeemable preferred stock dated July 15, 2005, and draft securities purchase agreement dated July 18, 2005 (the “Proposed Financing Documents”), which, for purposes of this opinion, we have assumed to be identical in all material respects to the documents to be executed.

You have asked us to confirm as of the date hereof our opinion rendered to you on May 27, 2005, as to the fairness, from a financial point of view, of the economic terms of the Proposed Financing to the Stockholders of the Company (as defined below). We express no opinion with respect to any other aspect of the Proposed Financing.

In connection with rendering our opinion, we have reviewed and analyzed the Commitment Letter, the Proposed Financing Documents and certain information relating to the Company, including: certain publicly available business and financial information relating to the Company, certain internal financial statements and related information of the Company prepared by the management of the Company (including the June 2005

Annex C-1

Forecast Overview reflecting management’s revised financial projections), and other financial information concerning the business and operations of the Company provided to us by the management of the Company, including, but not limited to, financial and operating budgets, analyses and forecasts of the Company. We have also discussed with members of the senior management of the Company the past and current business operations, financial condition and future prospects of the Company, as well as other matters believed to be relevant to our analysis. We considered Miller Buckfire Ying & Co., LLC’s (“MBY”) capital raising process, the financial terms of recent competitive local exchange carrier / integrated communications provider (“CLEC/ICP”) financings, debt capitalization structures for selected CLEC/ICP’s, as well as other valuation methodologies, including but not limited to companies selected for comparative public company analysis, comparative recent industry merger and acquisition transactions, discounted cash flow analyses, and the Black Scholes model. Further, we considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that we deemed relevant to our analysis, including the historical stock prices and trading volumes for the common stock of the Company.

With respect to the transaction process conducted by MBY, we have assumed and relied upon, without assuming any responsibility for independent verification of, the accuracy and completeness of the information supplied, summarized or otherwise made available to, discussed with, or reviewed by or for us including the completeness of the process. In connection with the Proposed Financing, we have not been authorized to solicit, nor have we solicited, third party indications of interest with respect to financing alternatives or alternative transaction structures and did not otherwise participate in the transaction process. Our opinion does not address the Company’s underlying business decision to effect the Proposed Financing.

In conducting our review and confirming our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to or discussed with us by the Company or its advisors or that was otherwise publicly available, and have assumed that there have been no material changes in the Company’s business operations, financial condition or prospects since the respective dates of such information. This opinion is expressly conditioned upon such information (whether written or oral) being complete, accurate and fair in all respects. We have not independently verified this information, nor have we had such information independently verified and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. Our analyses were based, among other things, on certain financial projections prepared and delivered to us by the Company’s officers (the “Financial Projections”). With respect to the Financial Projections, we note that projecting future results of any company is inherently subject to uncertainty. We express no opinion as to the Financial Projections or the assumptions upon which they are based. In addition, in confirming our opinion, upon advice of the Company, we have assumed that the Financial Projections and any assumptions derived therefrom have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future competitive, operating and regulatory environments and related future financial performance of the Company.

We have not conducted a physical inspection of any of the assets, properties or facilities of the Company, nor have we made or obtained any independent evaluation or appraisals of any such assets, properties or facilities or of any of the Company’s liabilities. In addition, in confirming our opinion, we have not taken into account any federal, state, local or other tax consequences of the Proposed Financing.

We have made no independent investigation of any legal or accounting matters affecting the Company, and we have assumed the correctness of all legal and accounting advice given to the Company and the Special Committee of the Board of Directors (the “Special Committee”), including, without limitation, advice as to the legal, accounting and tax consequences of the terms of, and transactions contemplated by, the Proposed Financing.

We have further assumed with your consent that the Proposed Financing will be consummated in accordance with the terms described in the Commitment Letter and the Proposed Financing Documents, and that

Annex C-2

the Convertible Preferred Stock will be similar in form and substance to the outstanding classes of preferred stock held by Welsh Carson, including a dividend of 8.0%, without any material limitations, restrictions, conditions, amendments or modifications, regulatory or otherwise. For purposes of confirming our opinion we have assumed in all respects material to our analysis that each party will perform all of the covenants and agreements required to be performed by it in respect of the Commitment Letter and the Proposed Financing Documents and that all conditions to the consummation of the Proposed Financing will be satisfied without waiver thereof. We have further assumed, with your permission, that in the course of obtaining the necessary regulatory, third party and shareholder approvals, consents and releases for the Proposed Financing, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the Company.

The confirmation expressed herein is based on market, economic and other conditions and circumstances involving the Company and its industry as they exist today and which, by necessity, can only be evaluated by us on the date hereof and we assume no responsibility to confirm, update or revise our opinion based upon events or circumstances occurring after the date hereof.

It is understood and agreed that this confirmation has been prepared only for the benefit of the Special Committee for use in its consideration of the Proposed Financing and that this confirmation shall not be used for any other purpose. This confirmation, may not be disseminated, quoted, referred to, reproduced or disclosed to any person at any time or in any manner, except that this confirmation may be included in its entirety, if required, in an information statement filed by the Company in respect of the Proposed Financing with the Securities and Exchange Commission, provided that this confirmation is reproduced in such filing in full and any description or reference to us or summary of this confirmation, the underlying opinion, and the related analyses in such filing is in a form acceptable to us and our counsel.

This confirmation does not constitute a recommendation to any person, including any shareholder of the Company, as to how such person should vote or act with respect to the Proposed Financing or any matter related thereto. We do not express any opinion as to the price or range of prices at which the shares of the Company’s common stock or any other security may trade subsequent to the announcement of the Proposed Financing or as to the price or range of prices at which the shares of common stock or other security may trade subsequent to the consummation of the Proposed Financing.

BNY Capital Markets, Inc. (“BNY”) is a nationally recognized investment banking firm which is regularly engaged in the evaluation of capital structures, valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements, financial restructurings and other financial services. the Company retained us pursuant to an engagement agreement dated April 21, 2005 (as amended, the “Engagement Letter”) to act as the exclusive financial advisor to the Special Committee in evaluating the fairness of the Proposed Financing from a financial point of view. We have received fees from the Company in connection with the services we have provided pursuant to the Engagement Letter, including fees that were contingent upon the execution of the Commitment Letter, and have received a separate fee from the Company in connection with rendering our opinion. We will receive a separate fee in connection with this confirmation. In addition, the Company has agreed to reimburse our expenses and to indemnify us for certain liabilities arising out of our engagement. BNY has provided financial advisory services to the Company in the past with respect to other transactions and received fees in connection therewith and may receive fees in the future in connection with the performance of future services.

BNY is a wholly owned subsidiary of The Bank of New York Company, Inc. (the “Bank”). In the ordinary course of business, members of The Bank of New York group of companies may from time to time trade in the securities of the Company or its affiliates for their own account, accounts under their management and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities. In addition, a fund jointly managed by the Bank’s investment management affiliate and an independent advisory

Annex C-3

firm, on behalf of third-party investors, committed, in 2000, an aggregate of $4.0 million in Welsh, Carson, Anderson & Stowe Fund IX (“Welsh Fund IX”), a fund with aggregate commitments of approximately $2.8 billion. We are informed that Welsh Fund IX does not own any equity or debt securities of ITC and does not otherwise have any interest in the Proposed Financing.

For the purposes of this letter, “Stockholders” means all holders of the common stock, par value $0.01 per share, of the Company other than Welsh, Carson, Anderson & Stowe and/or its affiliates.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the economic terms of the Proposed Financing are fair, from a financial point of view, to the Stockholders of the Company.

Very truly yours,

/s/ BNY CAPITAL MARKETS, INC.

Annex C-4

ANNEX D

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS DATED MARCH 29, 2005

ITC^DeltaCom, Inc.

Consent in Lieu of

Meeting of Stockholders

The undersigned stockholders of ITC^DeltaCom, Inc., a Delaware corporation (the “Corporation”), holding of record as of the date hereof (i) a majority of the outstanding Common Stock, par value $.01 per share, of the Corporation (the “Common Stock”), and (ii) a majority of the outstanding preferred stock, par value $.01 per share, of the Corporation designated as the 8% Series B Convertible Redeemable Preferred Stock, hereby consent to and adopt, pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the following resolutions:

WHEREAS, pursuant to the Warrant Agreement dated as of the date hereof between the Corporation and Mellon Investor Services LLC, as Warrant Agent (the “Warrant Agreement”), the Corporation proposes to issue and deliver 20,000,000 warrants (each, a “Warrant”) to purchase an equal number of shares of the Common Stock;

NOW, THEREFORE, IT IS:

RESOLVED, that the issuance by the Corporation of the Warrants pursuant to the Warrant Agreement, in substantially the form attached hereto as Exhibit A, be, and hereby is, authorized and approved, and upon issuance of the Warrants in accordance with the Warrant Agreement, such Warrants shall be duly and validly issued, fully paid and non-assessable and the issuance thereof shall not be subject to any preemptive or similar rights; and

RESOLVED, that the issuance by the Corporation pursuant to the Warrants of (i) up to 20,000,000 shares of Common Stock to be issued upon exercise of the Warrants and (ii) such indeterminate number of shares of Common Stock as may be issued pursuant to certain antidilution provisions of the Warrants in accordance with their terms, be, and hereby is, authorized and approved, an upon issuance thereof in accordance with the Warrants such shares of Common Stock shall be duly and validly issued, fully paid and non-assessable and the issuance thereof shall not be subject to any preemptive or similar rights, and there is hereby reserved on the books of the Corporation for issuance such number of authorized but unissued shares of Common Stock.

The action taken by this consent shall have the same force and effect as if taken at a meeting of stockholders of the Corporation, duly called and constituted pursuant to the General Corporation Law of the State of Delaware. This consent may be signed (including by facsimile transmission) in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Annex D-1

ANNEX E

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS DATED JULY 25, 2005

ITC^DeltaCom, Inc.

Consent in Lieu of

Meeting of Stockholders

The undersigned stockholders of ITC^DeltaCom, Inc., a Delaware corporation (the “Corporation”), being, together with Cede & Co. as nominee of the Depository Trust Company, the holders of record as of July 25, 2005 of (i) a majority of the outstanding Common Stock, par value $.01 per share, of the Corporation (the “Common Stock”) and (ii) a majority of the outstanding preferred stock, par value $0.01 per share, of the Corporation designated as the 8% Series B Convertible Redeemable Preferred Stock, which collectively represent a majority in voting power of the Corporation’s capital stock as of such date, hereby consent to and adopt the following resolutions pursuant to Section 228(a) of the General Corporation Law of the State of Delaware:

WHEREAS, pursuant to a Warrant Agreement, executed in July 2005, between the Corporation and Mellon Investor Services LLC, as Warrant Agent (as amended from time to time, the “Warrant Agreement”), the Corporation proposes to issue and deliver up to 16,175,000 warrants (collectively, the “Warrants”) to purchase (i) shares of the preferred stock, par value $0.01 per share, of the Corporation designated as the 8% Series C Convertible Redeemable Preferred Stock (the “Series C Preferred Stock”) and (ii) shares of the common stock, par value $0.01 per share, of the Corporation (the “Common Stock”);

WHEREAS, the Corporation shall initially issue 9,000,000 Warrants to certain holders of secured notes of the Corporation (the “Initial Warrant Holders”);

WHEREAS, the Board of Directors of the Corporation (the “Board of Directors”) has declared it to be advisable and in the best interests of the Corporation and its stockholders to amend the Corporation’s Restated Certificate of Incorporation to increase the total authorized number of shares of the preferred stock, par value $0.01 per share, of the Corporation (the “Preferred Stock”) from 10,000,000 shares to 50,000,000 shares and the total authorized number of shares of the Corporation’s capital stock, par value $0.01 per share, from 360,000,000 shares to 400,000,000 shares; and

WHEREAS, the Board of Directors has adopted and approved such proposed amendment to the Corporation’s Restated Certificate of Incorporation;

NOW, THEREFORE, IT IS:

RESOLVED, that the issuance by the Corporation of the Warrants pursuant to the Warrant Agreement be, and hereby is, authorized and approved;

RESOLVED FURTHER, that the issuance by the Corporation, including to the Initial Warrant Holders and to any and all subsequent holders of the Warrants and the Series C Preferred Stock, of (i) shares of Series C Preferred Stock upon the exercise or conversion of the Warrants in such number as shall be issuable pursuant to the Warrants in accordance with their terms, (ii) shares of Common Stock upon the exercise or conversion of the Warrants in such number as shall be issuable pursuant to the Warrants in accordance with their terms, (iii) such indeterminate number of additional shares of Series C Preferred Stock and additional shares of Common Stock as shall be issuable pursuant to certain antidilution provisions of the Warrants in accordance with their terms and (iv) such number of additional shares of Series C Preferred Stock as may be issued as payment of payment-in-kind dividends on outstanding shares of Series C Preferred Stock in accordance with and pursuant to the Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 8% Series C Convertible Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (as amended from time to time, the “Series C Certificate of Designation”) be, and hereby is, authorized and approved;

Annex E-1

RESOLVED FURTHER, that the issuance by the Corporation, including to the Initial Warrant Holders and any and all other holders of the Series C Preferred Stock, of shares of Common Stock issuable from time to time upon the conversion of the Series C Preferred Stock in the manner prescribed in the Series C Certificate of Designation be, and hereby is, authorized and approved;

RESOLVED FURTHER, that the Restated Certificate of Incorporation of the Corporation shall be amended to increase the total authorized number of shares of the Corporation’s Preferred Stock, par value $0.01 per share, from 10,000,000 shares to 50,000,000 shares and the total authorized number of shares of the Corporation’s capital stock, par value $0.01 share, from 360,000,000 shares to 400,000,000 shares (the “Amendment”);

RESOLVED FURTHER, that the Certificate of Amendment of Restated Certificate of Incorporation of ITC^DeltaCom, Inc. in substantially the form attached hereto as Exhibit A, which incorporates the Amendment, be, and hereby is, adopted and approved;

RESOLVED FURTHER, that the Corporation be, and hereby is, authorized to effectuate the Amendment by filing with the Secretary of State of the State of Delaware, at such time (if at all) as the Board of Directors shall determine in its discretion, a Certificate of Amendment of Restated Certificate of Incorporation of ITC^DeltaCom, Inc. in substantially the form attached hereto as Exhibit A;

RESOLVED FURTHER, that the Board of Directors shall have the power and authority to abandon the Amendment in its discretion at any time after the effectiveness of this consent; and

RESOLVED FURTHER, that the resolutions set forth in the consent of stockholders of the Corporation dated March 29, 2005 and adopted pursuant to Section 228(a) of the General Corporation Law of the State of Delaware be, and hereby are, confirmed, ratified and adopted in all respects as if such resolutions were set forth in this consent.

The actions taken by this consent shall have the same force and effect as if taken at a meeting of stockholders of the Corporation, duly called and constituted pursuant to the General Corporation Law of the State of Delaware. This consent may be signed (including by facsimile transmission) in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Annex E-2

EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

ITC^DELTACOM, INC.

ITC^DeltaCom, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

The Certificate of Incorporation of the Corporation is hereby amended by deleting Article 4 thereof in its entirety and inserting the following in lieu thereof:

ARTICLE 4

CAPITAL STOCK

The Corporation shall have the authority to issue a total of four hundred million (400,000,000) shares of capital stock, each with a par value of $0.01 consisting of three hundred fifty million (350,000,000) shares of Common Stock (“Common Stock”) and fifty million (50,000,000) shares of Preferred Stock (“Preferred Stock”). The Corporation shall not issue any class of non-voting capital stock. Notwithstanding the provisions of Section 242(b)(2) of the Delaware General Corporation Law, the number of authorized shares of Common Stock and Preferred Stock may, without a class or series vote, be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by the affirmative vote of the holders of a majority in voting power of the outstanding shares entitled to vote, voting together as a single class.

The foregoing amendment was duly adopted in accordance with the provisions of Sections 242 and 228 (by written consent of a majority in voting power of the Corporation’s stockholders) of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, ITC^DeltaCom, Inc. has caused this Certificate to be executed by [Name], its [Office], on this      day of                     , 2005.

ITC^DELTACOM

By:
[Name]
[Office]

Annex E-3